As filed with the Securities and Exchange Commission on August 27, 1996
                                                      Registration No. 333-5841
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                -----------------
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                -----------------
                                KLEINERT'S, INC.
             (exact name of registrant as specified in its charter)



              Pennsylvania                                  13-0921860
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)


                                      2341
                          (Primary Standard Industrial
                           Classification Code Number)
                            120 West Germantown Pike
                                    Suite 100
                      Plymouth Meeting, Pennsylvania 19462
                                 (610) 828-7261
    (Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

                                Joseph J. Connors
                            Executive Vice President
                            120 West Germantown Pike
                                    Suite 100
                      Plymouth Meeting, Pennsylvania 19462
                                 (610) 828-7261
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 With copies to:

     Steven N. Haas, Esquire                Michael M. Sherman, Esquire
     Cozen and O'Connor                     Wolf, Block, Schorr and Solis-Cohen
     1900 Market Street                     Twelfth Floor - Packard Building
     Philadelphia, Pennsylvania 19103       Fifteenth and Chestnut Streets
                                            Philadelphia, Pennsylvania  19102

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and the effective date of the proposed merger (the "Merger") of Scott Mills, Inc. with a subsidiary of the registrant, as described in the Agreement and Plan of Merger, dated as of June 10, 1996, attached as Annex A to the Proxy
Statement-Prospectus forming a part of this registration statement.
     If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                   CALCULATION OF REGISTRATION FEE
==================================================================================================================================
                                                                 Proposed               Proposed
                                                                  Maximum                Maximum
    Title of Each Class of         Amount to be Registered       Offering               Aggregate              Amount of
Securities to be Registered(1)                                Price Per Share         Offering Price         Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value..... 72,100(2)                  $.33(3)                 $23,793.00(3)            $383.00(3)(4)
==================================================================================================================================

(1) This registration statement relates to securities of the registrant issuable to holders of Scott Mills, Inc. common stock in connection with the Merger.
(2) Based on the maximum number of shares of common stock of Scott Mills, Inc. that will be outstanding immediately prior to the Merger (3,367,598 shares). By this Amendment No. 2, the Registrant hereby registers an additional 16,100 shares of common stock which may also be issued in connection with the Merger.
(3) Pursuant to Rule 457(f)(1), the registration fee was computed on the basis of the market value of the Scott Mills, Inc. common stock to be exchanged in the Merger, computed in accordance with Rule 457(c). On June 6, 1996, the average of the bid and asked prices per share of such stock quoted on the Nasdaq SmallCap Market was $.33.
(4)  Previously paid with this Registration Statement.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

                                KLEINERT'S, INC.

                              CROSS-REFERENCE SHEET
                                     BETWEEN
                  ITEMS IN FORM S-4 AND LOCATION IN PROSPECTUS

    Form S-4 Item Number and Caption             Location in Prospectus
    --------------------------------             ----------------------

                      A. INFORMATION ABOUT THE TRANSACTION

1. Forepart of Registration Statement
     and Outside Front Cover of
     Prospectus.........................Facing Page; Cross-Reference Sheet;
                                        Outside Front Cover Page of Prospectus

2. Inside Front and Outside Back Cover
     Pages of Prospectus................Inside Front and Outside Back Cover
                                        Pages of Prospectus

3. Risk Factors, Ratio of Earnings to
     Fixed Charges and Other
     Information........................Summary; The Merger, Incorporation of
                                        Documents by Reference

4. Terms of the
     Transaction........................Summary; The Annual Meeting; The Merger;
                                        The Merger Agreement; Comparative Per
                                        Share Data

5. Pro Forma Financial
     Information........................Summary; Unaudited Pro Forma Combined
                                        Selected Financial Information,
                                        Unaudited Pro Forma Combined Condensed
                                        Financial Statements; Footnotes to
                                        Unaudited Pro Forma Combined Condensed
                                        Financial Statements

6. Material Contacts with the Company
     Being Acquired.....................Summary; The Merger; The Merger
                                        Agreement

7. Additional Information Required for
     Reoffering by Persons and Parties
     Deemed to be Underwriters..........                 *

8. Interests of Named Experts and
     Counsel............................Legal Matters; Experts


9. Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities........................                 *

                       B. INFORMATION ABOUT THE REGISTRANT

10. Information with Respect to S-3
     Registrants........................Available Information; Incorporation of
                                        Documents by Reference; Summary; The
                                        Merger; Comparative Per Share Data;
                                        Comparative Stock Price Information;
                                        Beneficial Ownership of Kleinert's
                                        Common Stock; Kleinert's Management's
                                        Discussion and Analysis of Financial
                                        Condition and Results of Operations;
                                        Information Concerning Kleinert's

11. Incorporation of Certain
     Information by Reference...........                 *

12. Information with Respect to S-2 or
     S-3 Registrants....................                 *

- -----------
* Not applicable or answer negative upon the date of filing of this registration statement.

    Form S-4 Item Number and Caption             Location in Prospectus
    --------------------------------             ----------------------

13. Incorporation of Certain Information
     by Reference.......................                 *

14. Information with Respect to
     Registrants Other Than S-2 or S-3
     Registrants........................                 *

                 C. INFORMATION ABOUT THE COMPANY BEING ACQUIRED

15. Information with Respect to S-3
     Companies..........................                 *

16. Information with Respect to S-2 or
     S-3 Companies......................                 *
*

17. Information with Respect to
     Companies Other than S-2 or S-3
     Companies..........................Summary; The Merger; Comparative Per
                                        Share Data; Comparative Stock Price
                                        Information; Scott Mills Selected
                                        Financial Data; Scott Mills Management's
                                        Discussion and Analysis of Financial
                                        Condition and Resulting Operations;
                                        Information Concerning Scott Mills

                      D. VOTING AND MANAGEMENT INFORMATION

18. Information if Proxies, Consents or
     Authorizations Are to be
     Solicited..........................Summary; The Annual Meeting; The Merger;
                                        Election of Directors; Report of Scott
                                        Mills Board of Directors on Executive
                                        Corporations; Beneficial Ownership of
                                        Scott Mills Common Stock

19. Information if Proxies, Consents or
Authorizations Are Not to be Solicited
or in an Exchange Offer.................                 *

- ------------
* Not applicable or answer negative upon the date of filing of this registration statement.


                               SCOTT MILLS, INC.
                      120 West Germantown Pike, Suite 100
                     Plymouth Meeting, Pennsylvania 19462

                                -----------------
                            NOTICE OF ANNUAL MEETING
                                OF SHAREHOLDERS
                                -----------------


               The Annual Meeting of the shareholders (the "Annual Meeting") of Scott Mills, Inc. (the "Company") will be held at ______, Philadelphia, Pennsylvania, on September 27, 1996 at 10:00 o'clock a.m., local Philadelphia time, for the following purposes:

               1. To consider and vote upon a proposal to approve and adopt: (i)

the Agreement and Plan of Merger dated as of June 10, 1996 (the "Merger Agreement"), among the Company, Kleinert's, Inc., a Pennsylvania corporation, and Kleinert's, Inc. of Alabama, an Alabama corporation and wholly-owned subsidiary of Kleinert's, Inc.; and (ii) the Merger contemplated thereby (the "Merger") pursuant to which an aggregate of approximately 56,000 shares of Common Stock of Kleinert's, Inc. will be issued and approximately $__________ in cash will be paid in exchange for all issued and outstanding shares of Common Stock of Scott Mills, Inc.


               2. To elect four directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

               3. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.


              The Board of Directors has fixed the close of business on September 5, 1996 as the record date for the Annual Meeting. Only shareholders of record on that date are entitled to notice of and to vote at the Annual Meeting and any adjournment and postponement thereof. A complete list of shareholders entitled to vote at the Annual Meeting shall be open for examination by any shareholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting at the Company's principal executive offices, 120 West Germantown Pike, Suite 100, Plymouth Meeting, Pennsylvania 19462.

The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting. Duly executed but unmarked proxies will be voted "FOR" the Merger Agreement and the Merger and "FOR" the nominees for election as director of the Company.


              THE BOARD OF DIRECTORS HAS APPROVED THE MERGER AGREEMENT AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. THE BOARD ALSO RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE BOARD'S NOMINEES FOR ELECTION AS DIRECTOR.

              YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING, BUT WHETHER OR NOT YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND RETURN THE ACCOMPANYING PROXY. THE RETURN OF THE ENCLOSED PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE; NO POSTAGE IS REQUIRED IF MAILED IN THE CONTINENTAL UNITED STATES.

                               By Order of the Board of Directors


                               E. Gerald Riesenbach,
                               Secretary


                               Plymouth Meeting, Pennsylvania
                               September __, 1996



                                -----------------
             THE MERGER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE
                 SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
                 COMMISSION PASSED UPON THE FAIRNESS OR MERITS
                    OF SUCH MERGER NOR UPON THE ACCURACY OR
                     ADEQUACY OF THE INFORMATION CONTAINED
                      IN THE ACCOMPANYING PROXY STATEMENT.
                       ANY REPRESENTATION TO THE CONTRARY
                                  IS UNLAWFUL.
                                -----------------





                   SUBJECT TO COMPLETION DATED AUGUST 27, 1996

                           PROXY STATEMENT/PROSPECTUS

                        ---------------------------------

                                 PROXY STATEMENT
                                SCOTT MILLS, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

                       -----------------------------------

                                   PROSPECTUS
                                KLEINERT'S, INC.
                          Common Stock, $1.00 Par Value

                      -------------------------------------


                  This Proxy Statement/Prospectus is being furnished to holders of Common Stock, par value $1.00 per share ("Scott Mills Common Stock"), of Scott Mills, Inc., a Pennsylvania corporation (the "Company" or "Scott Mills"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's 1996 Annual Meeting of Shareholders to be held on the date, and at the time and place set forth in the foregoing notice, and at any adjournment or postponement thereof (the "Meeting").

                  At the Meeting, shareholders will be asked to consider and vote upon those proposals set forth in the foregoing notice, including the proposal to approve and adopt the Agreement and Plan of Merger dated as of June 10, 1996 (the "Merger Agreement") among the Company, Kleinert's, Inc., a Pennsylvania corporation ("Kleinert's"), and Kleinert's, Inc. of Alabama, an Alabama corporation and a wholly-owned subsidiary of Kleinert's ("Kleinert's Alabama"), and the Merger contemplated thereby (the "Merger"). A copy of the Merger Agreement is attached hereto as Annex "A".

                  Under the terms of the Merger Agreement, and subject to the satisfaction of the conditions set forth therein, the Company will merge with and into Kleinert's Alabama and, as a result, the separate corporate existence of the Company shall cease and Kleinert's Alabama will be the surviving corporation. Upon consummation of the Merger, each outstanding share of Scott Mills Common Stock will be converted into the right to receive (a) $0.03 in cash and (b) such fraction of a share of the Common Stock, par value $1.00 per share, of Kleinert's ("Kleinert's Common Stock") as shall have a value of $0.27 based upon the Average Price of the Kleinert's Common Stock (together with the cash payment, the "Per Share Merger Consideration"). The "Average Price" shall be the average of the closing sale price for the Kleinert's Common Stock as reported on the Nasdaq National Market for the five consecutive trading days immediately preceding the date on which occurs the Effective Time (as defined in the Merger Agreement). In lieu of fractional shares of Kleinert's Common Stock to which a holder of Scott Mills Common Stock would otherwise be entitled if such holder does not receive whole shares of Kleinert's Common Stock as part of the Merger Consideration in exchange for such holder's shares of Scott Mills Common Stock, the holder will be paid in cash based upon the Average Price, and no certificates or scrip representing fractional shares of Kleinert's Common Stock will be issued. See "The Merger." A holder of Scott Mills Common Stock who is not satisfied that he will receive fair value for his shares of Scott Mills Common Stock may dissent and seek an appraisal of the value of his Scott Mills Common Stock in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"). Each holder of Scott Mills Common Stock who completes a proxy or otherwise votes in favor of the Merger Agreement and the Merger waives any right to dissent or be paid any additional consideration, if any, resulting from an appraisal. See "Dissenters' Rights of Appraisal."


                  In addition to the Merger Agreement and the Merger, the holders of Scott Mills Common Stock are being asked to consider and vote upon the election of directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified. In the event the Merger is approved and consummated, such persons shall resign as directors of the Company effective upon the Effective Time.

                  This Proxy Statement/Prospectus also constitutes a prospectus of Kleinert's with respect to the shares of Kleinert's Common Stock to be issued in the Merger in exchange for the Scott Mills Common Stock. All information contained in this Proxy Statement/Prospectus relating to Kleinert's has been provided by Kleinert's, and all information contained in this Proxy Statement/Prospectus relating to Scott Mills has been supplied by Scott Mills.

                  The Board of Directors of Scott Mills has approved the Merger Agreement and the Merger and recommends that shareholders vote FOR for adoption and approval of the Merger Agreement and Merger.


              This Proxy Statement/Prospectus and the accompanying form of Proxy is first being mailed to shareholders of Scott Mills on or about September __, 1996. ------------------------


                  THE SECURITIES TO BE ISSUED PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------


       The date of this Proxy Statement/Prospectus is September __, 1996.



INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                TABLE OF CONTENTS


AVAILABLE INFORMATION .....................................................    4

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ...........................    5

SUMMARY ...................................................................    6
The Companies .............................................................    6
The Meeting ...............................................................    7
The Merger ................................................................    8

COMPARATIVE PER SHARE DATA ................................................   13

THE ANNUAL MEETING ........................................................   14
Solicitation of Proxies ...................................................   15
Revocation of Proxies .....................................................   16
Voting Securities; Record Date; Quorum ....................................   16

KLEINERT'S SELECTED FINANCIAL INFORMATION .................................   17

SCOTT MILLS SELECTED FINANCIAL INFORMATION ................................   18

UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION ...............   19

THE MERGER ................................................................   20
Purpose and Structure of the Merger .......................................   20
Background of the Merger ..................................................   20
Reasons for the Merger; Recommendation of the Board of Directors ..........   22

THE MERGER AGREEMENT ......................................................   24
Effective Time ............................................................   25
Exchange of Certificates in the Merger ....................................   25
Representations and Warranties ............................................   26
Conduct of Business Pending the Merger ....................................   26
Conditions to the Merger ..................................................   28
Termination ...............................................................   30
Effect of Termination .....................................................   31
Indemnification of Directors and Officers .................................   31

INTERESTS OF CERTAIN PERSONS IN THE MERGER ................................   31

ACCOUNTING TREATMENT OF THE MERGER ........................................   32

REGULATORY APPROVALS ......................................................   33

DISSENTERS' RIGHTS OF APPRAISAL ...........................................   33

CERTAIN FEDERAL INCOME TAX CONSEQUENCES ...................................   35

FEDERAL SECURITIES LAW CONSEQUENCES .......................................   37

COMPARATIVE STOCK PRICE INFORMATION .......................................   38

KLEINERT'S DIVIDEND POLICY ................................................   39

SCOTT MILLS DIVIDEND POLICY ...............................................   39

KLEINERT'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS ......................................   40

SCOTT MILLS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
 CONDITION AND RESULTS OF OPERATIONS ......................................   45

INFORMATION CONCERNING KLEINERT'S .........................................   51

INFORMATION CONCERNING SCOTT MILLS ........................................   58

BENEFICIAL OWNERSHIP OF SCOTT MILLS COMMON STOCK ..........................   63

DESCRIPTION OF KLEINERT'S CAPITAL STOCK ...................................   65

BENEFICIAL OWNERSHIP OF KLEINERT'S COMMON STOCK ...........................   66

ELECTION OF DIRECTORS .....................................................   68

REPORT OF THE SCOTT MILLS BOARD OF DIRECTORS ON EXECUTIVE
 COMPENSATION .............................................................   73

STOCK PERFORMANCE GRAPH ...................................................   75

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 ......   75

RELATIONSHIP WITH INDEPENDENT AUDITORS ....................................   76

PROPOSALS OF SECURITY HOLDERS .............................................   76

LEGAL MATTERS .............................................................   76

EXPERTS ...................................................................   76

INDEX TO FINANCIAL STATEMENTS .............................................   77

                  No persons have been authorized to give any information or to make any representations other than those contained in this Proxy Statement/Prospectus in connection with the solicitation of proxies or the offering of securities made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by Scott Mills, Kleinert's or any other person. This Proxy Statement/Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is not lawful to make any such offer or solicitation in such jurisdiction. Neither the delivery of this Proxy Statement/Prospectus nor any distribution of securities made hereunder shall under any circumstances create an implication that there has been no change in the affairs of Scott Mills or Kleinert's since the date hereof or that the information herein is correct as of any time subsequent to its date.

                              --------------------

                              AVAILABLE INFORMATION

                  Each of Kleinert's and Scott Mills is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by Kleinert's and Scott Mills with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Seven World Trade Center, Suite 1300, New York, New York, 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 6061-2511. Copies of such material also can be obtained from the Public Reference Section of the Commission, at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Kleinert's Common Stock is listed on the Nasdaq National Market and such reports, proxy statements and other information concerning Kleinert's are made available for inspection at the offices of the National Association of Securities Dealers, Inc., 1735 "K" Street, N.W., Washington, D.C. 20006.

                  Kleinert's has filed with the Commission a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Kleinert's Common Stock to be offered hereby pursuant to the Merger Agreement. This Proxy Statement/Prospectus constitutes a part of the Registration Statement. As permitted by the rules and regulations of the Commission, this Proxy Statement/Prospectus does not contain all of the information set forth in the Registration Statement. Such additional information may be obtained from the Commission's principal office in Washington, D.C. Statements contained in this Proxy Statement/Prospectus or in any document incorporated by reference in this Proxy Statement/Prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or such other document.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents, which have been filed by Kleinert's with the Commission pursuant to the Exchange Act, are incorporated by reference in this Proxy Statement/Prospectus:


                  1. Kleinert's Annual Report on Form 10-K, as amended by Amendment No. 1 on Form 10-K/A, for the fiscal year ended December 2, 1995;

                  2. Kleinert's Quarterly Report on Form 10-Q, as amended by Amendment No. 1 on Form 10-Q/A, for the quarterly period ended March 2, 1996;

                  3. Kleinert's Quarterly Report on Form 10-Q, as amended by Amendment No. 1 on Form 10-Q/A, for the quarterly period ended June 1, 1996; and

                  4. Kleinert's Current Report on Form 8-K filed on January 4, 1996.


                  All documents and reports subsequently filed by Kleinert's pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement/Prospectus and prior to the date of the Meeting shall be deemed to be incorporated by reference in the Proxy Statement/Prospectus and to be a part hereof from the date of filing of such documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement/Prospectus to the extent that a statement contained herein or, with respect to Kleinert's, in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded, except as so modified or superseded, shall not be deemed to constitute a part of this Proxy Statement/Prospectus.


                  This Proxy Statement/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. Such documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference) are available to any person, including any beneficial owner, to which this Proxy Statement/Prospectus is delivered, on written or oral request, without charge, in the case of documents relating to either Kleinert's or Scott Mills, directed to 120 West Germantown Pike, Suite 100, Plymouth Meeting, Pennsylvania 19462, telephone: (610-828-7261). To ensure timely delivery of these documents, any request should be made by September __, 1996.

                                     SUMMARY

                  The following is a summary of certain information contained elsewhere in this Proxy Statement/Prospectus. Reference is made to, and this Summary is qualified in its entirety by, the more detailed information contained, or incorporated by reference, in this Proxy Statement/Prospectus and annexes hereto. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given such terms elsewhere in this Proxy Statement/Prospectus. Shareholders are urged to read this Proxy Statement/Prospectus in its entirety.

                                  The Companies

Kleinert's, Inc.                  Kleinert's, Inc. (together with its
                                  subsidiaries, "Kleinert's") is engaged in the design, manufacture and sale of infants' and children's sleepwear and playwear and children's T-shirts. Kleinert's also manufactures, distributes and sells certain items of personal apparel. Until November
                                  1993, the operations of Scott Mills were conducted as an operating division of Kleinert's. See "The Merger -- Background of the Merger." The principal executive offices of Kleinert's are located at 120 West
                                  Germantown Pike, Suite 100, Plymouth Meeting,
                                  Pennsylvania 19462, and the telephone number is 610-828-7261.


Scott Mills, Inc.                 Scott Mills (together with its wholly-owned
                                  subsidiary, Scott Mills, Inc. of North
                                  Carolina, "Scott Mills" or the "Company") was engaged until September 12, 1995 in the knitting, dyeing and finishing of knit fabrics for the children's and women's apparel market.
                                  On September 12, 1995, Scott Mills announced that, in light of poor operating results and as part of an effort to control operating costs, it had decided to concentrate its business solely on its knitting operations and subcontract its dyeing and finishing. Since that date, it has sold substantially all of its dyeing and finishing assets and has concentrated solely on knitting operations.
                                  For the fiscal year ended December 2, 1995 and the six months ended June 1, 1996, Kleinert's accounted for approximately 46% and 89%, respectively, of Scott Mills' net sales. See "Scott Mills Management's
                                  Discussion and Analysis of Financial
                                  Condition and Results of Operations" and "Certain Relationships and Related
                                  Transactions." The principal executive
                                  offices of Scott Mills are located at 120
                                  West Germantown Pike, Suite 100, Plymouth
                                  Meeting, Pennsylvania 19462, and the
                                  telephone number is 610-828-7261.

                                  The Meeting


Date, Time and Place of Meeting   The Annual Meeting of Shareholders of Scott
                                  Mills will be held at 10:00 a.m., local time, at ________________ on September 27, 1996.




Record Date; Shares               Holders of record of Scott Mills Common Stock
Entitled to Vote                  at the close of business on September 5, 1996
                                  are entitled to notice of and to vote at the Meeting.



Purpose of the Meeting            Holders of Scott Mills Common Stock are being
                                  asked to consider and vote upon: (i) a
                                  proposal to approve and adopt the Merger
                                  Agreement and the Merger and (ii) the election of four directors (if the Merger is consummated, such directors will tender their resignations as directors). See "The Annual
                                  Meeting - Introduction; Purpose of the
                                  Meeting."


Votes Required; Security          The affirmative vote of the holders of a
Ownership of Management and       majority of the issued and outstanding shares
Certain Other Persons             of Scott Mills Common Stock voting in person
                                  or by proxy at the Meeting is required to approve and adopt the Merger Agreement and the Merger. As of the record date for the Meeting, there were issued and outstanding 3,367,598 shares of Scott Mills Common Stock, of which approximately 48.0% were beneficially owned by directors and executive officers of the Company as a group and of which approximately
                                  43.8% were beneficially owned by directors and executive officers of Kleinert's as a group.
                                  Except for Wesley Edwards, a director of the Company who is entitled to vote less than 1.0% of the issued and outstanding shares of Scott
                                  Mills Common Stock at the record date, and who has not indicated his intention with respect to the Merger proposal, each of the Company's officers and directors has indicated his present intention to vote for the Merger. See
                                  "The Annual Meeting - Voting Securities;
                                  Record Dates; Quorum", "The Merger - Interests of Certain Persons in the Merger" and "Beneficial Ownership of Scott Mills Common
                                  Stock."

                                  The Merger

Effect of the Merger              At the Effective Time, Scott Mills will merge
                                  with and into Kleinert's Alabama, the separate corporate existence of Scott Mills will cease and Kleinert's Alabama will be the surviving corporation in the Merger. Each outstanding share of Scott Mills Common Stock will be converted into the right to receive the Per
                                  Share Merger Consideration and each
                                  outstanding Scott Mills Option will be
                                  converted into the right to receive the Per
                                  Share Merger Consideration for each share of Scott Mills Common Stock issuable upon exercise of the Scott Mills Option, less the exercise price per share thereof. The Average
                                  Price of the Kleinert's Common Stock will be the average closing price of the Kleinert's
                                  Common Stock during the five trading days immediately preceding the date on which the Effective Time occurs. Only whole shares of Kleinert's Common Stock will be issued in the Merger. In lieu of fractional shares to which a holder of Scott Mills Common Stock or Scott
                                  Mills Options would otherwise be entitled, holders of Scott Mills Shares or Scott Mills
                                  Options will be paid in cash based upon the Average Price.


                                  Based upon the capitalization of each of Kleinert's and Scott Mills on the record date for the Meeting, and assuming the Average Price of the Kleinert's Common Stock is the same as the closing price for such stock on that date, the holders of Scott Mills Common Stock and Scott Mills Options would receive, as a result of their holdings, approximately 56,000 shares of Kleinert's Common Stock, or approximately 2.0% of the Kleinert's Common Stock to be outstanding immediately following consummation of the Merger.

Reason for the Merger             The Board of Directors of Scott Mills believes
                                  that the Merger presents an opportunity for Scott Mills' shareholders to benefit from a larger, financially stronger company and the growth of Kleinert's business. The Board of Directors of Scott Mills believes that the Merger is an appropriate course for Scott
                                  Mills shareholders insofar as the financial success and, therefore, shareholder value of Scott Mills is already substantially dependent upon Kleinert's as Scott Mills' largest customer. See "The Merger - Reasons for the
                                  Merger; Recommendation of the Board of
                                  Directors." and "Scott Mills Management's
                                  Discussion and Analysis of Financial Condition and Results of Operations."


Recommendation of the Board       The Board of Directors of Scott Mills has
of Directors                      approved, by affirmative vote of all of the
                                  Directors other than Wesley Edwards, the Merger Agreement and the Merger and recommends that Scott Mills shareholders vote "FOR" the Merger Agreement and the Merger. It is expected that all of the Directors (other than Wesley Edwards, who has not indicated his intention) and executive officers of Scott
                                  Mills who own Scott Mills Common Stock will vote for the Merger Agreement and the Merger.
                                  See "The Merger - Reasons for the Merger;
                                  Recommendation of the Board of Directors."

No Opinion of Financial Advisor   The Board of Directors concluded not to engage
                                  a financial advisor to render an opinion as to the fairness to the Scott Mills shareholders of the Merger Consideration to be received in the Merger. See "The Merger - Reasons for the
                                  Merger; Recommendation of the Board of
                                  Directors."

Interests of Certain Persons      Except for one director and one officer, all
in the Merger                     of the directors and executive officers of
                                  Scott Mills are also directors and/or
                                  executive officers of Kleinert's. Accordingly, notwithstanding their resignations as officers and directors of Scott Mills at the Effective
                                  Time, the current Board and management of Scott Mills, by virtue of their positions with Kleinert's, will be able to continue to direct the management and affairs of the Surviving
                                  Corporation. Additionally, Nathan Greenberg and E. Gerald Riesenbach, directors of Kleinert's, and certain other shareholders of Kleinert's, none of whom beneficially owns in excess of 5.0% of the issued and outstanding shares of Kleinert's Common Stock or Scott
                                  Mills Common Stock, have made loans to Scott
                                  Mills which Kleinert's will assume by
                                  operation of law in the Merger. In the absence of the Merger, it is uncertain whether such loans could be repaid in full by Scott Mills when the loans matured. If the notes are converted following the Merger, holders shall be entitled to receive the Per Share Merger
                                  Consideration which they would have received if the notes were converted into Scott Mills
                                  Common Stock prior to the Effective Time.
                                  Pursuant to the Merger Agreement, all Scott
                                  Mills Options will be converted in the Merger into the right to receive the Per Share Merger
                                  Consideration, less the exercise price, for each share of Scott Mills Common Stock issuable upon exercise of such Scott Mills
                                  Options. Thus, holders of Scott Mills Options, including certain directors and officers of Scott Mills and Kleinert's, will be entitled to receive in exchange for their Scott Mills
                                  Options an aggregate of $475 in cash and 134 shares of Kleinert's Common Stock.
                                  Approximately 43.8% of the issued and
                                  outstanding Scott Mills Common Stock is
                                  beneficially owned by the executive officers and directors of Kleinert's as a group. See
                                  "The Merger -- Interests of Certain Persons in the Merger," "Beneficial Ownership of Scott
                                  Mills Common Stock" and "Election of Directors
                                  - Certain Relationships and Related
                                  Transactions."

Effective Time of the Merger     The Effective Time of the Merger is the date
                                 and time the Articles of Merger are filed with the Department of State of the State of Alabama in accordance with the applicable provisions of the Alabama Business Corporation
                                 Act (the "Alabama Law"). It is expected that the Effective Time will occur shortly after the Meeting and after all necessary filings incident to the Merger, including filings with the Department of State of the Commonwealth of Pennsylvania pursuant to the Pennsylvania Law, and all other conditions as set forth in the Merger Agreement have been satisfied or waived. See "The Merger - The Merger
                                 Agreement."

Exchange of Scott Mills          As soon as reasonably practicable after the
Common Stock Certificates        Effective Time, instructions with regard to
                                 the surrender of Scott Mills Common Stock certificates, together with a letter of transmittal to be used for this purpose, will be forwarded to Scott Mills shareholders for use in exchanging their Scott Mills Common
                                 Stock for the Merger Consideration. Scott Mills shareholders should not surrender their stock certificates for exchange until such instructions and the letter of transmittal are received.

Conditions to the Merger;        The obligations of Scott Mills and Kleinert's
Termination of the Merger        to consummate the Merger are subject to
Agreement                        certain conditions, including, but not limited
                                 to: (a) approval by the Scott Mills
                                 shareholders; (b) the absence of legal
                                 challenges to the Merger; and (c) the accuracy of the representations and warranties made by the other parties and compliance by the other parties with applicable covenants.

                                 The Merger Agreement is subject to termination by either Scott Mills or Kleinert's if the Merger is not consummated by December 10, 1996 or prior to such time upon the occurrence of certain events, regardless of whether the Merger has been approved by the Scott Mills shareholders. See "The Merger - The Merger Agreement."

Regulatory Filings or Approvals   Except for compliance with applicable federal
                                  and state securities laws, neither Scott Mills nor Kleinert's is aware of any governmental or regulatory requirements relating to the consummation of the Merger. See "Regulatory
                                  Approvals."

Appraisal Rights                  Under the Pennsylvania Law, holders of Scott
                                  Mills Common Stock who, prior to the Meeting, properly demand dissenters' rights and vote against or abstain from voting with respect to the Merger Agreement and the Merger have the right, if the Merger is consummated, to require the Surviving Corporation to purchase their shares of Scott Mills Common Stock for "fair value." To exercise such dissenters' rights, such shareholders must comply with all applicable procedural requirements. Kleinert's shareholders are not entitled to dissenters' rights under the Pennsylvania Law. See
                                  "Dissenters' Rights of Appraisal."

Certain Federal Income Tax        Kleinert's and Scott Mills intend that the
Consequences                      Merger qualify as a "reorganization" within
                                  the meaning of section 368 of the Internal
                                  Revenue Code of 1986, as amended (the "Code").
                                  Cozen and O'Connor, Philadelphia,
                                  Pennsylvania, has rendered a tax opinion, dated as of the Effective Time of the Merger, that for federal income tax purposes, (i) the Merger will constitute a "reorganization,"
                                  (ii) no gain or loss will be recognized by a Scott Mills shareholder on the receipt of Kleinert's Common Stock in exchange for Scott
                                  Mills Common Stock as part of the Merger
                                  Consideraton pursuant to the Merger; and (iii) if the exchange of Scott Mills Common Stock for Kleinert's Common Stock and cash results in a gain, the gain will be recognized to the extent of the cash received and, under certain circumstances, such gain will be treated as ordinary dividend income, but if such exchange results in a loss, the loss will not be recognized. The tax opinion is subject to various assumptions and qualifications and is not binding on the Internal Revenue Service.
                                  See "The Merger - Certain Federal Income Tax
                                  Consequences."

Accounting Treatment              Kleinert's will account for the Merger as a
                                  purchase and, accordingly, the acquired assets and liabilities will be recorded at their fair values at the Effective Time. See "Accounting
                                  Treatment of the Merger."

                           COMPARATIVE PER SHARE DATA


         Set forth below is certain information regarding book value per common share and income (loss) per common share from continuing operations of Kleinert's and Scott Mills on an historical basis at and for the periods indicated and on a pro forma basis assuming the Merger had been consummated at June 1, 1996 for purposes of book value per share and at December 4, 1994 for purposes of income (loss) per share from continuing operations. Neither Kleinert's nor Scott Mills has declared or paid any cash dividends for the periods indicated. See "Kleinert's Dividend Policy." Pro forma book value per share is based upon outstanding shares of Kleinert's Common Stock as adjusted to give effect to the issuance of such shares in the Merger. The information set forth below should be read in conjunction with both the historical consolidated financial statements of Kleinert's, including the notes thereto, and of Scott Mills, including the notes thereto, in each case included elsewhere herein, and to the unaudited pro forma combined condensed financial statements, including the notes thereto, appearing elsewhere herein.




                              At or for the fiscal year                        At or for the six months
                               ended December 2, 1995                             ended June 1, 1996
                    --------------------------------------------     --------------------------------------------
                                                     Combined                        Combined
                    Kleinert's     Scott Mills     Pro Forma (1)     Kleinert's     Scott Mills     Pro Forma (1)
                    ----------     -----------     -------------     ----------     -----------     -------------


Book value per
share(2)               $7.23         $ (.98)            N/A             $7.25          $(1.04)          $7.36

Income (loss)
per share from
continuing
operations             $1.15         $(1.44)          $ .33             $ .28          $ (.06)          $ .24



- ---------------
(1) Assumes that 56,000 shares of Kleinert's Common Stock are issued in the Merger.
(2) Computed by dividing shareholders' equity by shares outstanding at the dates indicated.

                               THE ANNUAL MEETING

Introduction; Purpose of the Meeting


                  This Proxy Statement/Prospectus is being furnished to holders of Scott Mills Common Stock in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company's 1996 Annual Meeting of Shareholders to be held on September 27, 1996 at 10:00 a.m. local time at ------------------------.


                  At the Meeting, shareholders will be asked to consider and vote upon the proposal to approve and adopt the Merger Agreement and the Merger contemplated thereby. In addition to the Merger Agreement and the Merger, the holders of Scott Mills Common Stock are being asked to consider and vote upon the election of directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified (in the event the Merger is consummated, however, such persons will resign as directors of Scott Mills effective at the Effective Time).



                  Under the terms of the Merger Agreement, and subject to the satisfaction of the conditions set forth therein, the Company will merge with and into Kleinert's Alabama as a result of which the separate corporate existence of the Company shall cease and Kleinert's Alabama will be the surviving corporation. Upon consummation of the Merger, each outstanding share of Scott Mills Common Stock will be converted into the right to receive (a) $.03 in cash and (b) such fraction of a share of Kleinert's Common Stock as shall have a value of $0.27 based upon the Average Price of the Kleinert's Common Stock (together, the "Per Share Merger Consideration"). The "Average Price" shall be the average of the closing sale price for the Kleinert's Common Stock for the five consecutive trading days immediately preceding the date on which the Effective Time occurs as reported on the Nasdaq National Market. Based upon the closing sale price of the Kleinert's Common Stock on ____________, 1996 as reported on the Nasdaq National Market, it is anticipated that approximately 56,000 shares of Kleinert's Common Stock and approximately $____ in cash will be paid in the Merger in exchange for shares of Scott Mills Common Stock and Scott Mills Options. Kleinert's shall use funds available under its existing lines of credit to pay the cash portion of the Merger Consideration. See "Unaudited Combined Condensed Financial Statements of Kleinert's, Inc. and Scott Mills, Inc." In light of the relatively thin trading market for the Kleinert's Common Stock and the lack of volatility in its market price, it is not expected that deviations in the Average Price from the date of this Proxy Statement/Prospectus to the Effective Time will materially increase or decrease the number of shares of Kleinert's Common Stock expected to be issued in the Merger. See "The Merger Agreement -- Merger Consideration" and "Comparative Stock Price Information." Regardless of fluctuations, if any, in the Average Price, however, the value of the fractional interest of Kleinert's Common Stock to be issued as part of the Per Share Merger Consideration will always be $0.27. In lieu of fractional shares of Kleinert's Common Stock to which a holder of Scott Mills Common Stock would otherwise be entitled if such holder does not receive whole shares of Kleinert's Common Stock as part of the Merger Consideration in exchange for all of such holder's shares of Scott Mills Common Stock, the holder will be paid in cash based upon the Average Price, and no certificates or scrip representing fractional shares of Kleinert's Common Stock will be issued. See "The Merger." A holder of Scott Mills Common Stock who is not satisfied that he will receive fair value for his shares of Scott Mills Common Stock may dissent and seek an appraisal of the value of his Scott Mills Common Stock in accordance with the provisions of the Pennsylvania Law which, among other things, requires that the shareholder vote against or otherwise abstain from voting with respect to the Merger and Merger Agreement. Each holder of Scott Mills Common Stock who completes a proxy or otherwise votes in favor of the Merger Agreement and the Merger waives any right to be paid any additional consideration, if any, resulting from an appraisal. See "Dissenters' Rights of Appraisal."





                  This Proxy Statement/Prospectus also constitutes a prospectus of Kleinert's with respect to the shares of Kleinert's Common Stock to be issued in the Merger in exchange for the Scott Mills Common Stock.

Solicitation of Proxies

                  The enclosed proxy is being solicited by the Board for use in connection with the Meeting and any postponement or adjournment thereof. All shares of Scott Mills Common Stock represented at the Meeting by properly executed proxies received prior to or at the Meeting or any postponement or adjournment thereof and not revoked in the manner described below will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, the proxies will be voted in favor of the proposal to approve and adopt the Merger Agreement and the Merger and for the nominees of the Board for election as director, and, at the discretion of the proxy holder, as to any other matter which may properly come before the Meeting.

                  The Board knows of no matter that will be presented for consideration at the Meeting other than those matters set forth in the Notice of Annual Meeting. If any other matters are properly presented for action at the Meeting or any postponement or adjournment thereof, the persons named in the enclosed proxy will have authority to vote on such matters in their sole discretion.

                  If a quorum for the Meeting is not obtained or, as to any one or more proposals, if fewer shares are voted in favor of the proposal than the number of shares required for such approval, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the meeting (except for any proxies which have theretofore effectively been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting. Any proxies voted against the Merger may not be voted at the Meeting in favor of adjournment of the Meeting.

                  Proxies marked "Abstain" are included in determining a quorum, but broker proxies which have not voted on a particular proposal are not included in determining a quorum with respect to that proposal. Abstentions and broker non-votes are not treated as votes cast in the election of directors, and thus are not the equivalent of votes against a nominee. An abstention will be counted as present at the Meeting and is the equivalent of a vote against matters other than the election of directors (i.e., to take affirmative action, the number of affirmative votes must exceed the combined number of "no" votes and abstentions). Broker non-votes on any matter other than the election of directors will not be counted as shares present at the Meeting nor will they affect the vote with respect to that matter.

                  Scott Mills will bear the costs of the solicitation of its proxies in connection with the Meeting, including the costs of preparing, assembling and mailing proxy materials and the handling and tabulations of proxies received. In addition to solicitation of proxies by mail, proxies in connection with the Meeting may be solicited by directors of Scott Mills, at no additional compensation, by telephone, telegram, personal interviews or otherwise. Arrangements also have been made with brokerage firms, custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of shares held of record by such persons or firms or their nominees, and in connection therewith, such firms will be reimbursed for their reasonable out-of-pocket expenses in forwarding such materials.

                  Neither Scott Mills nor any person acting on its behalf has retained any other person to make solicitations or recommendations to shareholders with respect to approval of the Merger or any other proposal submitted to the shareholders for consideration at the Meeting.

Revocation of Proxies

                  Proxies may be revoked by those persons executing the proxies at any time before the authority granted thereby is exercised by (a) delivering to the Secretary of the Company at or before the Meeting a written notice of revocation bearing a later date than the proxy, (b) duly executing a subsequently dated proxy relating to the same shares and delivering it to the Secretary of the Company at or before the Meeting or (c) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute revocation of a proxy). Any written notice revoking a proxy should be delivered at or prior to the Annual Meeting to the attention of the Corporate Secretary, 120 W. Germantown Pike, Suite 100, Plymouth Meeting, Pennsylvania, 19462.

Voting Securities; Record Date; Quorum


                  Only shareholders of record of Scott Mills Common Stock at the close of business on September 5, 1996 shall be entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. At that date, there were 3,367,598 shares issued and outstanding. Each share entitled the holder thereof of record to one vote, exercisable in person or by properly executed proxy, on all matters which properly come before the Meeting or any adjournment or postponement thereof. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the shares outstanding on the record date will constitute a quorum for purposes of the Meeting. Approval of each of the proposals presented for consideration at the Meeting, including the proposal to adopt and approve the Merger Agreement and the Merger, requires the affirmative vote of a majority of the shares voting in person or by proxy at the Meeting. There is no cumulative voting in the election of directors.

                    KLEINERT'S SELECTED FINANCIAL INFORMATION


                  The selected historical consolidated financial information as of December 2, 1995, December 3, 1994, November 27, 1993, November 28, 1992 and November 30, 1991, and for the fiscal years then ended, is derived from the audited consolidated financial statements of Kleinert's. Reference is made to the historical audited consolidated financial statements as of December 2, 1995 and for each of the three fiscal years then ended appearing elsewhere herein. The unaudited selected historical consolidated financial information as of June 1, 1996, and for the six months ended June 1, 1996 and June 3, 1995, has been derived from the unaudited consolidated condensed financial statements appearing elsewhere herein. The unaudited consolidated condensed financial statements have been prepared on a basis consistent with the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition and results of operations for the periods presented. The results for the six months ended June 1, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended November 30, 1996. The historical data should be read in conjunction with the "Kleinert's Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. All of the data set forth below are qualified by reference to and should be read in conjunction with the Unaudited Pro Forma Combined Condensed Financial Statements and footnotes thereto included elsewhere herein.






                                                                   At or for the                                   At or for the
                                                                 fiscal year ended                                 six months ended
                                        ----------------------------------------------------------------           ----------------
                                            Dec. 2,      Dec. 3,     Nov. 27,      Nov. 28,      Nov. 30,       June 1,      June 3,
                                             1995        1994(1)       1993          1992          1991          1996         1995
                                           --------     --------     --------      --------      --------      --------     --------
                                                             (Dollar amounts in thousands, except per share data)

Operating Results:

Net sales                                  $ 75,121     $ 69,262     $ 61,428      $ 58,542      $ 50,391      $ 23,011     $ 17,845
                                           ========     ========     ========      ========      ========      ========     ========


Income from
continuing operations
before cumulative
effect of change in
accounting for
income taxes                               $  4,331     $  3,872     $  3,325      $  3,124      $  1,992      $  1,049     $    922
                                           ========     ========     ========      ========      ========      ========     ========
Loss from
discontinued
operations, net of tax
effect                                     $   --       $   --       $ (1,263)     $ (2,599)     $   (456)     $   --       $   --
                                           ========     ========     ========      ========      ========      ========     ========
Cumulative effect of
change in accounting
for income taxes                           $   --       $    210     $   --        $   --        $   --        $   --       $   --
                                           ========     ========     ========      ========      ========      ========     ========

Per share:

Income from
continuing operations
before cumulative
effect of change in
accounting for
income taxes                               $   1.15     $   1.04     $    .93      $    .90      $    .61      $    .28     $    .25
                                           ========     ========     ========      ========      ========      ========     ========

Loss from
discontinued
operations, net
of tax effect                              $   --       $   --       $   (.35)     $   (.75)     $   (.14)     $   --       $   --
                                           ========     ========     ========      ========      ========      ========     ========

Cumulative effect of
change in accounting
for income taxes                           $   --       $    .06     $   --        $   --        $   --        $   --        $   --
                                           ========     ========     ========      ========      ========      ========     ========

Total assets                               $ 48,222     $ 40,462     $ 41,907      $ 42,472      $ 45,753      $ 62,770     $ 51,251
                                           ========     ========     ========      ========      ========      ========     ========


Long-term debt                             $  3,429     $  4,624     $  5,469      $  6,643      $  9,616      $  7,629     $  4,124
                                           ========     ========     ========      ========      ========      ========     ========


- ----------
(1)  Includes 53 weeks of operations.

                   SCOTT MILLS SELECTED FINANCIAL INFORMATION


                  The selected historical consolidated financial information as of December 2, 1995, December 3, 1994, November 27, 1993, November 28, 1992 and November 30, 1991, and for the fiscal years then ended, is derived from the audited consolidated financial statements of Scott Mills. Reference is made to the historical audited consolidated financial statements as of December 2, 1995 and for each of the three fiscal years then ended appearing elsewhere herein. The unaudited selected historical consolidated financial information as of June 1, 1996, and for the six months ended June 1, 1996 and June 3, 1995, have been derived from the unaudited consolidated condensed financial statements of Scott Mills appearing elsewhere herein. The unaudited consolidated condensed financial statements have been prepared on a basis consistent with the audited consolidated financial statements and, in the opinion of management, include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial condition and results of operation for the periods presented. The results for the six months ended June 1, 1996 are not necessarily indicative of the results that may be expected for the fiscal year ended November 30, 1996. The historical data should be read in conjunction with the "Scott Mills Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. All of the data set forth below are qualified by reference to and should be read in conjunction with the historical consolidated financial statements and notes thereto, and the Unaudited Pro Forma Combined Condensed Financial Statements and footnotes thereto, included elsewhere herein.







                                                                At or for the                             At or for the
                                                              fiscal year ended                         six months ended
                                     ------------------------------------------------------------   ----------------------
                                      Dec. 2,      Dec. 3,     Nov. 27,     Nov. 28,      Nov. 30,    June 1,      June 3,
                                       1995        1994(1)       1993         1992         1991         1996        1995
                                     --------     --------     --------     --------     --------     --------    --------
                                                      (Dollar amounts in thousands, except per share data)
Operating Results:

Net sales                            $ 14,796     $ 17,355     $ 14,298     $ 13,054     $ 16,599     $  4,118    $  9,885
                                     ========     ========     ========     ========     ========     ========    ========

Net income (loss)                    $ (4,858)    $ (2,688)    $ (3,025)    $ (3,383)    $   (694)    $   (187)   $ (1,217)
                                     ========     ========     ========     ========     ========     ========    ========
Net income (loss)
per share of
common stock                         $  (1.44)    $  (0.80)    $   (.88)(2)     --  (3)      --  (3)  $   (.06)   $   (.36)
                                     ========     ========     ========     ========     ========     ========    ========
Total assets                         $  2,900     $  9,340     $  6,669     $  6,155     $  6,775     $  2,769    $  9,463
                                     ========     ========     ========     ========     ========     ========    ========
Long-term debt, less
current portion                      $  1,210     $  3,351     $  1,553     $  1,203     $  1,540     $  1,031    $  3,560
                                     ========     ========     ========     ========     ========     ========    ========



- ------------------
(1)   Includes 53 weeks of operations.
(2) Represents 1993 pro-forma loss per share (unaudited), based on the number of common shares outstanding at November 27, 1993, the date the assets and liabilities of the Scott Mills division were transferred to Scott Mills, Inc.
(3) Historical loss per share data for fiscal years 1992 and 1991 have been omitted because, as an operating division of Kleinert's, Scott Mills had no corporate capital structure prior to its incorporation in 1993.

           UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION


                  The unaudited pro forma combined selected financial information has been derived from, or prepared on a basis consistent with, the unaudited pro forma combined condensed financial statements included herein. This information is presented for illustrative purposes only and, therefore, is not necessarily indicative of the operating results or financial position that would have occurred or that might be achieved if the Merger had occurred at an earlier date, nor is it necessarily indicative of operating results or financial position that may occur in the future. Further, the unaudited pro forma combined condensed financial statements include the transaction costs of the Merger, but excludes the potential cost savings that may be achieved and Merger related expenses that are expected to be incurred in connection with the integration of Kleinert's and Scott Mills' business operations.







                                Kleinert's, Inc.
           Unaudited Pro Forma Combined Selected Financial Information




                                                 At or for the         At or for the
                                              six months ended    fiscal year ended
                                                  June 1, 1996         Dec. 2, 1995
                                             ------------------    -----------------
                                        (Dollar amounts in thousands except per share data)

Operating Results:
     Net Sales                                    $23,444                $83,076
                                                  =======                =======

Income before income taxes                        $ 1,414                $ 1,777
                                                  =======                =======
Net income                                        $   895                $ 1,265
                                                  =======                =======
Per share:
  Net income before income taxes                  $   .24                $   .33
                                                  =======                =======

Total assets                                      $67,083                    N/A
                                                  =======

Long-term debt, less current portion              $ 8,160                    N/A
                                                  =======


                                   THE MERGER

Purpose and Structure of the Merger

                  The purpose of the Merger is for Kleinert's, through Kleinert's Alabama, to acquire the entire equity interest of Scott Mills. To that end, each share of Scott Mills Common Stock issued and outstanding at the Effective Time shall be converted into the right to receive the Per Share Merger Consideration. The number of shares of Kleinert's Common Stock to be issued in the Merger will depend upon the determination of the Average Price which, in turn, will be dependent upon fluctuations in the market price for the Kleinert's Common Stock during the five trading days immediately preceding the date on which the Effective Time occurs. Based on the market price of the Kleinert's Common Stock as of June 10, 1996, approximately 56,000 shares of Kleinert's Common Stock will be issued in the Merger.

                  As a result of the Merger, Scott Mills will merge with and into Kleinert's Alabama, the separate corporate existence of Scott Mills will cease and Kleinert's Alabama will be the Surviving Corporation. The Articles of Incorporation and By-Laws of Kleinert's Alabama in effect at the Effective Time will be the Articles of Incorporation and By-Laws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the Alabama Law.

Background of the Merger

                  Prior to February 1993, the business and operations of Scott Mills had been operated as the textile division of Kleinert's Alabama for more than twenty years. At that time, Kleinert's was engaged both in the apparel business and, through its textile division, in the business of knitting, dyeing and finishing fabrics. During the five fiscal years immediately preceding fiscal year 1994, the apparel business had generated a majority of Kleinert's consolidated revenues and substantially all of its earnings.

                  As losses continued to mount in its textile division, and notwithstanding various measures undertaken by Kleinert's to improve the financial condition and operating performance of the textile division (including Kleinert's making significant capital investments), Kleinert's concluded that it was in the best interests of its shareholders to concentrate on its apparel business and, consequently, decided in February 1993 to discontinue operating its textile business.

                  Following a detailed examination of available options for its textile division, including a possible sale of the division's assets to a buyer with the financial resources necessary to revive its sales and operations (which did not materialize), Kleinert's concluded to transfer the ownership of the textile division to its shareholders. Kleinert's also concluded that sales by its textile division to other third parties were adversely impacted by Kleinert's ownership of the textile operation because many of the textile divisions' other potential customers were competitors of Kleinert's in the children's apparel business. As a separate entity, Kleinert's believed that Scott Mills would be in a better position to build customer support and loyalty, and that it would be managed on a day-to-day basis by individuals who would be focused exclusively on textile operations.

                  Consequently, in November 1993, the assets of the textile division (other than its accounts receivable), subject to certain liabilities, were transferred to Scott Mills, Inc., a then wholly-owned subsidiary of Kleinert's Alabama. In connection with the transfer of assets, Kleinert's contributed approximately $1,300,000 to Scott Mills, an amount which Kleinert's had anticipated was sufficient to meet Scott Mills' cash requirements for its 1994 fiscal year. Wesley Edwards, then principal operating officer of the textile division, became President of Scott Mills, Inc. Mr. Edwards was neither an officer nor director of Kleinert's.

                  On March 15, 1994, Kleinert's distributed to its shareholders of record on November 27, 1993 all of the shares of Scott Mills Common Stock owned by it on the basis of one share of Scott Mills Common Stock for each share of Kleinert's Common Stock held of record. Since the distribution date, Scott Mills has operated as a separate publicly held entity.

                  Integral to the Kleinert's decision to spin-off Scott Mills into a separate entity was the engagement of new management at Scott Mills, led by Mr. Edwards, who developed a business plan which pursued two strategies. The primary strategy was to concentrate Scott Mills' marketing efforts on performing commission dyeing and finishing for apparel manufacturers located within 100 miles of the Company's Gastonia, North Carolina facility. The Company's second principal strategy was to capitalize on its ability to produce a broad range of knit fabrics by developing relationships with large apparel manufacturers that need different types of knit fabrics throughout the year.

                  Scott Mills borrowed $3,500,000 to purchase the equipment necessary to accomplish the dyeing and finishing strategy and to add to its knitting capacity.



                  Although Scott Mills was able to generate new sales in these product areas, it was unable to operate profitably and incurred a net loss of approximately $2,700,000 for its 1994 fiscal year. With losses continuing into 1995 without a clear plan for improvement, the Board of Scott Mills terminated Mr. Edwards as the President and, after a thorough review of its operating possibilities and unsuccessful attempts to sell or otherwise dispose of the business or parts of it, it concluded in the fall of 1995 to concentrate its business solely on knitting operations and subcontract all of its dyeing and finishing operations. The result was the closing of the dyeing and finishing facility, a reduction in workforce and the sale of dyeing and finishing equipment. The Company provided a charge of approximately $2,000,000 in fiscal year 1995 for the writedown to estimated net realizable value of assets and for other costs associated with the cessation of dyeing and finishing operations. On November 27, 1995 the Company sold substantially all of its dyeing and finishing assets, free and clear of all liabilities, to Dyersburg Fabrics, Inc., an unaffiliated third party, for a cash purchase price of $2,750,000, which was used by Scott Mills to repay debt to Congress Talcott Corporation, the Company's factor, and other lenders including General Electric Capital Corporation and Deutsche Financial Services. See "Scott Mills Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                  The remaining assets of Scott Mills consist primarily of inventory, accounts receivable and property, plant and equipment which are used actively in the knitting of fabric for Kleinert's and other customers. For many years, Scott Mills has provided Kleinert's with a reliable source of polyester and acrylic fabrics which are used in a substantial number of Kleinert's products. Kleinert's close working relationship with Scott Mills and its large volume of purchases from Scott Mills permitted Kleinert's to rely on the availability of Scott Mills' products to help maintain its competitive edge in servicing its retail customers. Continuing to have the availability of the knitting capacity to meet its internal requirements will improve Kleinert's ability to provide retail customers with timely deliveries. While Kleinert's will continue to be a major customer of Scott Mills, Scott Mills has demonstrated, in the first six months of fiscal year 1996, that it will continue to be able to sell knitting services to other customers.



                  As a result of the Merger, Kleinert's expects to be able to take advantage of Scott Mills' accumulated tax loss carryforward in the amount of approximately $6,400,000. It is anticipated that a portion of this tax loss carryforward can be used in the current fiscal year and the balance in the following fiscal year, and if the net operating loss carryforward is fully utilized, it will result in a tax saving to Kleinert's of approximately $2,500,000. At June 1, 1996, Scott Mills is indebted to Kleinert's in the amount of approximately $2,488,000 for loans and other advances. See "Election of Directors -- Certain Relationships and Related Transactions."

                  On April 17, 1996, the Scott Mills Board of Directors met and considered a possible merger with Kleinert's. The Board reviewed the financial position of the Company and determined that it did not have sufficient working capital to operate independently and that, while the knitting operations were marginally profitable, it would take a substantial amount of time to generate the profits necessary to repay the current payables. Without additional financing, which the Board did not believe would be readily available, the Board could not ascertain whether or for how long the Company would be able to continue to operate independently. Accordingly, the Board agreed to consider an offer from Kleinert's and met again on April 18, 1996 to consider an offer from Kleinert's to merge Scott Mills into Kleinert's. The negotiation and execution of the Merger Agreement followed. The Per Share Merger Consideration of $.30 reflected the determination of the Kleinert's Board of Directors of the fair value of the Scott Mills Common Stock. The composition of the Per Share Merger Consideration between cash and shares of Kleinert's Common Stock was determined solely by Kleinert's Board of Directors and was not subject to negotiation by Scott Mills.



Reasons for the Merger; Recommendation of the Board of Directors

                  The Scott Mills Board of Directors has determined that the Merger is fair to, and in the best interests of, Scott Mills and its shareholders and has approved the Merger Agreement. The Scott Mills Board of Directors recommends that the Scott Mills shareholders vote FOR the Merger Agreement and the Merger.

                  In reaching its conclusion that the Merger is in the best interests of Scott Mills and its shareholders, the Scott Mills Board of Directors considered a variety of factors including, among other things, the following:

                  1. The current financial condition and cash position of Scott Mills is such that, without the infusion of additional equity or debt financing, there is substantial doubt about the Company's ability to continue as a going concern for any sustained period, or to generate meaningful profits. Scott Mills has been relatively unsuccessful in obtaining external financing from any third party other than from Kleinert's and certain of its officers, directors and shareholders. It is unlikely that any of these sources are prepared to make additional capital investments in the Company at this time.

                  2. The success of Scott Mills, and consequently, increased shareholder value, will continue to be substantially dependent upon Kleinert's remaining Scott Mills' largest customer, regardless of whether Scott Mills were to continue as a separate entity. The Board recognizes that on an historical basis, there had been a synergy between Scott Mills and Kleinert's. The Board has concluded that by again combining these two companies, this synergy will create a stronger, more financially secure enterprise which will provide the Scott Mills shareholders who receive Kleinert's Common Stock in the Merger with the greater potential to maximize value for their shares.

                  3. Since the Spin-Off, the Scott Mills shares have been thinly traded and are relatively illiquid. The Board believes that the Scott Mills shareholders will best be able to maximize their share value through owning equity in a larger, more diversified company. The Kleinert's shares, although also thinly traded, currently trade on the Nasdaq National Market and enjoy greater visibility among the investment community.

                  4. Prior to the Spin-Off, Kleinert's attempted, without success, to find a buyer for Scott Mills when it was an operating division of Kleinert's. The Board believes that Kleinert's engaged in an exhaustive search for a suitable buyer at that time. The Board also unsuccessfully explored the possible sale of Scott Mills in late 1995, and has concluded that it is unlikely that an alternate buyer for Scott Mills can be found. Consequently, the Board has concluded that the Merger may be the best available alternative in the foreseeable future to enable Scott Mills shareholders to preserve, and potentially enhance, their capital investment.

                  5. The Board's ability to maximize the consideration for the Scott Mills shares is enhanced by finding a buyer which can utilize its significant tax net operating loss carryforward. See "Selected Financial Data." In the event of a "change of control" as defined under applicable Internal Revenue Code regulations, a buyer's ability to utilize the tax loss carryforward would be limited. Due to its unique position in relation to Scott Mills in that a substantial number of Scott Mills shareholders are also Kleinert's shareholders,

Kleinert's believes that following the Merger, it will be able to utilize the tax loss carryforward, although there can be no assurance that the Internal Revenue Service will not seek to challenge the availability or utilization by Kleinert's of the tax loss carryforward on grounds other than a "change in control." Accordingly, the consideration to be received from Kleinert's for the Scott Mills shares reflects, in the Board's view, a premium over the net asset value or going concern value for Scott Mills because of the potential benefit to Kleinert's of the tax loss carryforward. The Board does not believe that it would have been able to obtain similar consideration from a third party which could only avail itself of the tax loss carryforward on a more limited basis.

                  6. The Board also considered its somewhat unique familiarity with the business, operations, properties, assets, financial condition and prospects of Kleinert's in relation to Scott Mills and to the industry in general.


                  The Scott Mills Board also considered certain negative factors, including the potential and actual conflicts of interest between the directors and officers of Scott Mills and Kleinert's (which conflicts will be eliminated if the Merger is consummated) and the lack of a fairness opinion from an independent financial advisor. See "Interests of Certain Persons in the Merger."


                  In view of the variety of factors considered by the Scott Mills Board in connection with its evaluation of the Merger, the Scott Mills Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its conclusion.



                  All of the directors of Scott Mills other than Wesley Edwards approved the Merger Agreement and the Merger. Mr. Edwards, who is the former chief operating officer of the Company and who is entitled to vote less than 1.0% of the issued and outstanding shares of Scott Mills Common Stock, did not participate in the Board meeting associated with the Merger. On May 31, 1995, Mr. Edwards' employment with the Company was terminated and since that date, he has failed to attend or otherwise participate in any meetings of the Scott Mills Board of Directors. On September 13, 1995, Mr. Edwards commenced legal proceedings against the Company alleging, among other things, that the Company breached its obligations under Mr. Edwards' employment agreement by wrongfully terminating his employment with the Company. The consummation of the Merger is not contingent on the ultimate outcome of these legal proceedings, and neither the Company nor Kleinert's believes that the ultimate outcome of the legal proceedings will have a material adverse effect on Kleinert's assuming the Merger is consummated. See "Information Concerning Scott Mills - Legal Proceedings."





                  In light of the specific circumstances surrounding the Merger, including, but not limited to, the extreme familiarity of the Scott Mills Board with Kleinert's, the relative commonality of Scott Mills shareholders and Kleinert's shareholders, the current financial situation faced by Scott Mills and the lack of any reasonable or foreseeable near-term alternative to the Merger, the Scott Mills Board did not find it financially prudent to engage an independent financial advisor to render an opinion for the benefit of the Board and the Scott Mills shareholders as to the fairness from a financial point of view of the Merger Consideration to be received by the Scott Mills shareholders in exchange for their shares. The Board believes that the expense which would have been incurred to engage a financial advisor for this purpose would have been an inappropriate use of Scott Mills' extremely limited cash resources without a likely commensurate benefit to be achieved for the Scott Mills shareholders in the form of an appreciable increase, if any, in the consideration to be received for their shares.

                              THE MERGER AGREEMENT

                  The following summary of the Merger Agreement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached hereto as Annex A and incorporated herein by reference.

                  The Merger Agreement provides that, following approval of the Merger Agreement and the Merger by the shareholders of Scott Mills, and the satisfaction or waiver of the other conditions to the Merger, Scott Mills will merge with and into Kleinert's Alabama and Kleinert's Alabama will be the Surviving Corporation in the Merger. The Articles of Incorporation and By-Laws of Kleinert's Alabama immediately prior to the Effective Time will become the Articles of Incorporation and By-Laws of the Surviving Corporation immediately following the Effective Time.

Effective Time

                  The Merger shall become effective at the Effective Time, which is the date and time the Articles of Merger are filed with the Department of State of the State of Alabama in accordance with the applicable provisions of the Alabama Law, as amended. It is expected that the Effective Time will occur shortly after the Annual Meeting and after all necessary filings incident to the Merger as required by the applicable provisions of the Pennsylvania Law have been made.



Merger Consideration


                  Upon consummation of the Merger, each outstanding share of Scott Mills Common Stock will be converted into the right to receive (a) $0.03 in cash and (b) such fraction of a share of Kleinert's Common Stock as shall have a value of $0.27 based upon the Average Price of the Kleinert's Common Stock (together, the "Per Share Merger Consideration"). The "Average Price" shall be the average of the closing sale price for the Kleinert's Common Stock for the five consecutive trading days immediately preceding the date on which occurs the Effective Time as reported on the Nasdaq National Market. In lieu of fractional shares of Kleinert's Common Stock to which a holder of Common Stock would otherwise be entitled, the holder will be paid in cash based upon the Average Price, and no certificates or scrip representing fractional shares of Kleinert's Common Stock will be issued. Based upon the closing sale price of the Kleinert's Common Stock on ________, 1996, as reported on the Nasdaq National Market, it is anticipated that approximately 56,000 shares of Kleinert's Common Stock (representing approximately 2.0% of the Kleinert's Common Stock to be issued and outstanding giving effect to the Merger) will be issued and approximately $______ in cash will be paid in the Merger in exchange for Scott Mills Common Stock and Scott Mills Options. In light of the relatively thin trading market for the Kleinert's Common Stock and the lack of volatility in its market price, it is not expected that deviations in the Average Price from the date of this Proxy Statement/Prospectus to the Effective Time will materially increase or decrease the number of shares of Kleinert's Common Stock to be issued in the Merger.


                  The following table sets forth the fractional interest of a share of Kleinert's Common Stock which would be issued as part of the Per Share Merger Consideration in exchange for each share of Scott Mills Common Stock and the total number of shares of Kleinert's Common Stock which would be issued as part of the total Merger Consideration in the Merger based upon a range of Average Prices between $14.00 and $17.00. Regardless of fluctuations, if any, in the Average Price, however, the value of the fractional interest of Kleinert's Common Stock to be issued as part of the Per Share Merger Consideration will always be $0.27.




==========================================================================================================================
          Average Price           Fraction of Kleinert's                              Total Number of
                                  Common Stock to be issued                           Shares of Kleinert's
                                  for one share of Scott Mills                        Common Stock To Be
                                  Common Stock                                        Issued in Merger
==========================================================================================================================
            $14.00                2.14%                                               72,067
            $14.50                1.86%                                               62,637
            $15.00                1.80%                                               60,616
            $15.50                1.74%                                               58,596
            $16.00                1.68%                                               56,576
            $16.50                1.63%                                               54,892
            $17.00                1.59%                                               53,544
==========================================================================================================================

                  Kleinert's and Scott Mills have agreed that if, as a result of fluctuations in the Average Price between the date of this Proxy Statement/ Prospectus and the Effective Time, the fractional interest of a share of Kleinert's Common Stock to comprise a portion of the Per Share Merger Consideration would be less than one-half or greater than twice the fractional interest which would be issued based on the Average Price determined as of the date of this Proxy Statement/Prospectus, Scott Mills and Kleinert's will amend this Proxy Statement/Prospectus and Scott Mills will resolicit proxies in connection with the Merger Agreement and the Merger.


Exchange of Certificates in the Merger


                  As soon as reasonably practicable after the Effective Time, an exchange agent selected by Kleinert's (the "Exchange Agent") shall mail to each holder of record of certificates which, immediately prior to the Effective Time, represented outstanding shares of Scott Mills Common Stock (the "Certificates"), a transmittal letter and instructions to be used in effecting the surrender of the Certificates in exchange for (i) a certificate representing the number of whole shares of Kleinert's Common Stock which such holder has the right to receive pursuant to the Merger; (ii) the cash portion of the Per Share Merger Consideration to which such holder has a right to receive pursuant to the Merger; and (iii) cash for fractional shares of Kleinert's Common Stock to which such holder would otherwise be entitled. Scott Mills shareholders are requested not to surrender their certificates for exchange until the transmittal letter and instructions are received by them. After the Effective Time and until surrendered as provided above, Certificates shall be deemed to represent only the right to receive the Per

Share Merger Consideration for each number of whole shares of Scott Mills Common Stock formally represented by such Certificates in the Merger, and a cash payment in lieu of any fractional shares of Kleinert's Common Stock. The holders of Certificates shall not be entitled to receive dividends or any other distributions from Kleinert's until such Certificates are so surrendered.

Representations and Warranties

                  The Merger Agreement contains various customary representations and warranties relating to the parties to the Merger Agreement, including, among others: (a) their respective organization, capital structure and ownership and similar corporate matters; (b) due authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (c) absence of conflicts in connection with the Merger Agreement and the Merger arising under their respective charters and by-laws, and required consents and approvals; (d) reports and other documents filed with the Commission and other regulatory agencies and the accuracy of the information contained therein; (e) absence of any default under any employee benefit plan;
(f) representations pertaining to audited and unaudited financial statements and related financial information; (g) representations relating to real estate, personal property and contracts; (h) representations pertaining to absence of liabilities; (i) absence of any litigation which is reasonably likely to adversely affect the business of the parties; (j) compliance with applicable environmental laws, regulations and orders; (k) absence of certain material adverse events, changes or effects; (l) representations relating to insurance, taxes, labor relations, litigation and compliance with laws; and (m) absence of any material adverse change in the business, assets, results of operations or financial condition of Scott Mills and Kleinert's since March 2, 1996.

Conduct of Business Pending the Merger

                  Pursuant to the Merger Agreement, Scott Mills has agreed, among other things, that, until the Effective Time and without the prior consent of Kleinert's or except as expressly set forth in the Merger Agreement, neither Scott Mills nor its Subsidiary will:

         (a) issue, sell, pledge, dispose of or encumber any of its assets (including, without limitation, any indebtedness owed to it or any claims held by it) with a book or fair market value in each case in excess of $10,000 and, in the aggregate, in excess of $30,000;

         (b) dispose of any asset (other than inventory in the ordinary course of business or those previously used in the dyeing and finishing operations) with a book or fair market value in each case in excess of $10,000 and in the aggregate in excess of $500,000;

         (c) voluntarily permit any assets to become subject to any lien, whether or not in the ordinary course of business;

         (d) amend or propose to amend its charter or by-laws or similar organizational documents;

         (e)  split, combine or reclassify any shares of its capital stock;

         (f) declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

         (g) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock other than pursuant to options specifically referred to in the Merger Agreement;

         (h) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

         (i) except directly in connection with the Merger, issue, sell, pledge or dispose of, or authorize, propose or agree to the issuance, sale, pledge or disposition of, any shares, or any options, warrants or rights of any kind to acquire any shares, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for its shares outstanding on the date of the Merger Agreement;

         (j) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or, except in the ordinary course, purchase of any property or assets of any other individual or entity;

         (k) incur any indebtedness for borrowed money or issue any debt securities, except short-term indebtedness incurred in the ordinary course of business and consistent with past practice and which in the aggregate does not exceed $10,000;

         (l) voluntarily incur any other material liability or obligation (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice and which in aggregate does not exceed $10,000;

         (m) authorize or effect any change in its capitalization or any release or relinquishment of any material contract right;

         (n) waive, release, grant or transfer any rights of material value or modify or change in any material respect any agreement or arrangement or any lease, other than in the ordinary course of business and consistent with past practice;

         (o) authorize or commit to any of the actions prohibited hereby, or enter into or modify any contract, agreement, commitment or arrangement to do any of the actions prohibited hereby;

         (p) adopt or amend any Employee Benefit Plan (as defined in the Merger Agreement) or increase in any manner the compensation or fringe benefits of any employee, or pay any benefit not required by any existing plan or arrangement other than as provided for in the Merger Agreement;

         (q) make any material Tax (as defined in the Merger Agreement) election or settle or compromise any material Federal, state, local or foreign Tax liability;

         (r) continue to maintain all usual business books and records in accordance with past practices and not change its method of accounting;

         (s) use its best efforts to keep available the services of its employees and to preserve the existing relationship with the clients, suppliers and others with whom it deals;

         (t) keep the premises occupied by it and all of the equipment and other tangible personal property in good order and repair and perform all necessary repairs and maintenance;

         (u) comply with and not amend, modify or terminate any Corporation Agreements (as defined in the Merger Agreement) and comply with all applicable laws, rules and regulations; and

         (v) maintain in full force and effect all of the insurance policies currently in force and make no diminution of any insurance coverage.

Conditions to the Merger

         The respective obligations of Kleinert's, Kleinert's Alabama and Scott Mills to effect the Merger are subject to the fulfillment of the following conditions, any of which may be waived by the party or parties on whose behalf the conditions are made:

         (a) The Merger Agreement and the Merger shall have been approved and adopted by the requisite number of shareholders of Scott Mills as provided by the Pennsylvania Law;

         (b)   No claim shall have arisen in respect of the Merger;

         (c) The representations and warranties of the parties set forth in the Merger Agreement shall have been true and correct in all material respects at and as of the Effective

Time as if made at and as of such time, except as affected by transactions contemplated or permitted by the Merger Agreement and except to the extent that any such representation or warranty was made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date;

         (d) Each of Kleinert's, Kleinert's Alabama and Scott Mills shall have performed each covenant, agreement, obligation and condition to be performed by it under the Merger Agreement on or prior to the Effective Time;

         (e) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect at Closing (as defined in the Merger Agreement) which would prevent the consummation of the Merger;

         (f) Each of Kleinert's and Scott Mills shall have received evidence, in form and substance reasonably satisfactory to its counsel, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to contracts and leases associated with the business of the other as are necessary in connection with the consummation of the transactions contemplated by the Merger Agreement have been obtained;

         (g) No order of any court or any governmental, regulatory or administrative agency or commission shall be in effect which restrains, prohibits or adversely affects the transactions contemplated by the Merger Agreement, and there shall not have been threatened, nor shall there be pending, any action or proceeding (i) by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by the Merger Agreement or seeking monetary relief by reason of the consummation of such transactions, or (ii) except with respect to litigation commenced by Wesley Edwards against Scott Mills and disclosed in the Merger Agreement, by any present or former owner of any capital stock or equity interest in Kleinert's or Scott Mills (whether through a derivative action or otherwise) against Kleinert's, Kleinert's Alabama, Scott Mills, any of their respective subsidiaries or any of their respective officers, directors or stockholders; and

         (h) Each of the directors and executive officers of Scott Mills shall have executed a release releasing Kleinert's and Scott Mills from and against any and all claims and actions by reason of their serving as a director, officer or employee of Scott Mills prior to the Effective Time, which release will be effective at the Effective Time, and will be in form and substance satisfactory to counsel to Kleinert's.

Termination

         The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether prior to or after approval by the shareholders of Scott Mills:

         (a) By mutual written consent of the Boards of Directors of Kleinert's and Scott Mills; or

         (b) By either Kleinert's or Scott Mills, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or shall have taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

         (c) By either Kleinert's or Scott Mills, if the Effective Time shall not have occurred on or before 180 days following the date of the Merger Agreement, unless the absence of such occurrence shall have been due to the failure of the party seeking to terminate the Merger Agreement to perform in all material respects each of its obligations under the Merger Agreement required to be performed by it prior to the Effective Time; or

         (d) By either Kleinert's or Scott Mills, if the Merger Agreement and the Merger shall have failed to been approved and adopted by the requisite vote of shareholders of Scott Mills; or

         (e) By Kleinert's, if Scott Mills shall have failed to perform in any material respect its obligations under the Merger Agreement or if there shall have been a material breach of a warranty or a material misrepresentation by Scott Mills given thereunder; or

         (f) By Scott Mills, if Kleinert's or Kleinert's Alabama shall have failed to perform in all material respects their respective obligations under the Merger Agreement or if there shall have been a material breach of a warranty or a material misrepresentation by Kleinert's or Kleinert's Alabama given under the Merger Agreement; or

         (g) By Kleinert's or Scott Mills, if there shall have occurred a material adverse change in the business, assets, properties, results of operations, financial condition or prospects of the other between March 2, 1996 and the date of termination of the Merger Agreement.

Effect of Termination

         In the event the Merger Agreement is terminated and the Merger abandoned, the Merger Agreement will become void and there will be no liability on the part of the parties thereto.

Indemnification of Directors and Officers.

         Kleinert's has agreed to cause the Articles of Incorporation and By-Laws of Kleinert's Alabama to contain provisions with respect to indemnification in the manner set forth in the Articles of Incorporation and By-Laws of Scott Mills as of the Effective Time (to the extent not inconsistent with the Alabama Law) and to not amend, repeal or otherwise modify the indemnification provisions for a period of six years following the Effective Date which would adversely affect the rights of any individuals who immediately prior to the Effective Time were directors or officers of Scott Mills. Additionally, Kleinert's and Kleinert's Alabama have jointly and severally agreed to indemnify and hold harmless the present and former officers and directors of Scott Mills in connection with liabilities arising from any claim based in whole or in part on the fact that such person was a director or officer of Scott Mills and arising out of actions or omissions occurring at or prior to the Effective Time, in each case to the fullest extent permitted under applicable Alabama law.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Scott Mills pursuant to the foregoing provisions, Scott Mills has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


         Additionally, Kleinert's has agreed to maintain in effect for a period of two years following the Effective Time the directors' and officers' liability insurance in effect on behalf of the officers and directors of Scott Mills immediately prior to the Effective Time; provided, however, that Kleinert's shall be obligated to pay only up to 200% of the annual premium with respect to such policy during each year the policy is continued and, to the extent the coverage cannot be maintained at such level, to purchase as much coverage as possible at that amount of premium. At August 13, 1996, Scott Mills maintained a $1,000,000 directors' and officers' liability insurance policy and paid an annual premium of approximately $65,000 therefor.


                   INTERESTS OF CERTAIN PERSONS IN THE MERGER


         Certain of the officers and directors of Scott Mills have interests in the Merger in addition to their interests as shareholders of Scott Mills generally. The following summarizes these conflicts, which may be in conflict, at least in certain instances, with the interests of the Scott Mills shareholders, all of which will be eliminated if the Merger is consummated.

         Messrs. Jack Brier, William Foreman and E. Gerald Riesenbach, constituting the directors of Scott Mills other than Joseph Connors and Wesley Edwards, are directors of Kleinert's, and Joseph Connors is Executive Vice President of Kleinert's. Each of such persons will remain as directors and/or officers of Kleinert's following the Merger. Accordingly, notwithstanding the Merger and the resignation of the officers and directors of Scott Mills at the Effective Time, the officers and directors of Scott Mills who are also officers and directors of Kleinert's will retain their positions with Kleinert's and, after the Effective Time, will be able to continue to direct the policies and operations of the Surviving Corporation. None of the officers and directors of Kleinert's or Scott Mills is a party to any employment, termination, consulting or other agreement other than Jack Brier, the Chairman of Kleinert's and Scott Mills, who has an employment agreement with Kleinert's. See "Kleinert's Executive Compensation."



         Additionally, Wesley Edwards, a director of Scott Mills, Nathan Greenberg, a director of Kleinert's, and E. Gerald Riesenbach, a director of both Kleinert's and Scott Mills, together with certain other shareholders of Kleinert's who are also shareholders of Scott Mills, and none of whom owns in excess of 5.0% of the issued and outstanding shares of Kleinert's Common Stock or Scott Mills Common Stock, loaned an aggregate of $500,000 to Scott Mills in December 1994. See "Election of Directors -- Certain Relationships and Related Transactions." The loans, which mature in December 1999, bear interest at a per annum rate of 8.5%. By reason of the Merger, Kleinert's will assume the obligation to repay these loans in full, together with accrued interest thereon. Absent the Merger, there can be no assurance that Scott Mills would be able to meet its obligations to repay these loans in full when due. If the notes are converted following the Merger, holders shall be entitled to receive the Per Share Merger Consideration which they would have received if the notes were converted into Scott Mills Common Stock prior to the Effective Time.



         Approximately 43.8% of the issued and outstanding common stock of Scott Mills is beneficially owned by officers and directors of Kleinert's as follows:
(Jack Brier -- 368,347 shares (10.3%); William Forman -- 262,500 shares (7.6%);
E. Gerald Riesenbach -- 820,000 shares (24.1%); and Joseph J. Connors -- 61,100 shares (1.8%). See "Beneficial Ownership of Scott Mills Common Stock."

         Pursuant to the Merger Agreement, each Scott Mills Option will be converted in the Merger into the right to receive the Per Share Merger Consideration into which each Scott Mills Option is exercisable, less the exercise price thereof. Certain directors and officers of Scott Mills who hold Scott Mills Options with exercise prices less than the value of the Per Share Merger Consideration will receive Per Share Merger Consideration for their Scott Mills Options. Scott Mills Options to purchase an aggregate of 430,000 shares of Scott Mills Common Stock were granted at exercise prices ranging from $.0625 to $2.00 per share. All of the Scott Mills Options, other than those to purchase 20,000 shares at an exercise price of $.0625 per share, are exercisable at a price per share in excess of the Per Share Merger Consideration and, therefore, will be cancelled for no consideration in the Merger. It is anticipated that based upon the closing sale price of the Kleinert's Common Stock of $____ on August __, 1996, holders of the Scott Mills Options to purchase the 20,000 shares of Scott Mills Common Stock would be entitled to receive 134 shares of Kleinert's Common Stock and approximately $475 in cash in exchange for their Scott Mills Option in the Merger. See "Beneficial Ownership of Scott Mills Common Stock."


         The Merger Agreement provides that, from and after the Effective Time, Kleinert's and Kleinert's Alabama will jointly and severally indemnify, defend and hold harmless each person who was or at any time prior to the date of the Merger Agreement or who becomes prior to the Effective Time an officer, director or employee of Scott Mills against losses, claims, damages, costs, expenses and similar amounts paid in settlement with the approval of Kleinert's. Kleinert's also has agreed to maintain, for a period of two years following the Effective Time, the directors' and officers' liability insurance maintained by Scott Mills immediately prior to the Effective Time. See "The Merger Agreement -- Indemnification of Directors and Officers."


                       ACCOUNTING TREATMENT OF THE MERGER

         The Merger will be accounted for by Kleinert's under the purchase method of accounting in accordance with generally accepted accounting principles. Therefore, the aggregate Merger Consideration paid by Kleinert's will be allocated to Scott Mills' assets based on their fair market values, and the results of operations of Scott Mills will be included in the consolidated results of operations of Kleinert's only for the period subsequent to the Effective Time.

                              REGULATORY APPROVALS

         Neither Kleinert's nor Scott Mills is aware of any governmental or regulatory requirements, filings or approvals relating to the consummation of the Merger other than compliance with applicable federal and state securities laws.

                         DISSENTERS' RIGHTS OF APPRAISAL

         Under applicable provisions of the Pennsylvania Law, holders of Scott Mills Common Stock will have the right to dissent and obtain payment of the fair value of their shares by complying with the provisions of Subchapter D of Chapter 15 of the Pennsylvania Business Corporation Law ("Subchapter D"). Accompanying this Proxy Statement/Prospectus as Annex B is a copy of the text of the applicable provisions of the Pennsylvania Law that prescribe the procedures for the exercise of dissenters' rights and for determining the value of their shares. Shareholders of Scott Mills who seek to exercise dissenters' rights must carefully follow the procedure described in such statutory provisions. The following summary of such provisions is qualified in its entirety by reference to such statutory provisions.

         Any Scott Mills shareholder who wishes to dissent and obtain payment of the fair value of his shares (i) must file with Scott Mills prior to the Meeting a written notice of intention to demand that he be paid the fair value for his shares if the Merger is effectuated, (ii) must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the Effective Date, and (iii) must refrain from voting his shares in approval of the Merger. A dissenter who fails to follow these procedures in any respect shall not acquire any right to payment of the fair value of his shares. Neither a proxy nor a vote against the proposed Merger shall constitute the required written notice nor shall the failure to vote constitute a waiver by such holder of his dissenters' rights. A record holder of shares of a business corporation may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of common stock beneficially owned by any person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders. A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters' rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of Subchapter D if he submits to Scott Mills not later than the time of the assertion of dissenters' rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of common stock owned by the owner, whether or not the shares so owned by him are registered in his name.

         If the Merger is approved by the required vote at the Meeting, Scott Mills shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the Merger. The notice shall (i) state where and when a demand for payment must be sent and certificates representing Scott Mills Common Stock must be deposited in order to obtain payment, (ii) supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares, and (iii) be accompanied by a copy of Subchapter D. A shareholder who fails to timely demand payment or fails to timely deposit certificates as required by such notice shall not have any right to receive payment of the fair value of his shares. The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the Merger. Within 60 days after the date set for demanding payment and depositing certificates, if the Merger has not been effectuated Scott Mills shall return any certificates that have been deposited. Scott Mills may thereafter send a new notice setting a new date for demanding payment and depositing certificates.

         Promptly after effectuation of the Merger, or upon timely receipt of demand for payment if the Merger has already been effectuated, Kleinert's Alabama as successor to Scott Mills shall either remit to dissenters who have made demand and deposited certificates the amount that Kleinert's Alabama estimates to be the fair value of the shares, or give written notice that no remittance will be made. The remittance or notice shall be accompanied by (i) the closing balance sheet and statement of income of Scott Mills for a fiscal year ending not more than 18 months before the date of remittance or notice together with the latest available interim statements, (ii) a statement of Kleinert's Alabama estimate of the fair value of the shares and (iii) a notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of Subchapter D. If Kleinert's Alabama does not remit the amount of its estimate of the fair value of the shares as provided above, it shall return any certificates that have been deposited. Kleinert's Alabama may make a notation on any such certificates that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

         If the dissenter believes that the amount stated or remitted by Kleinert's Alabama is less than the fair value of his shares, he may send to Kleinert's Alabama his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency. Where the dissenter does not file his own estimate within 30 days after the mailing by Kleinert's Alabama of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by Kleinert's.

         Within 60 days after the latest of (i) effectuation of the Merger or
(ii) timely receipt of any demands for payment by a dissenter or (iii) timely receipt of any estimate of fair value by the dissenter, if any demands for payment remain unsettled, Scott Mills may file in court an application for relief requesting that the fair value of the shares be determined by the court. All dissenters, wherever residing, whose demands have not been settled, shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof. Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest. If Scott Mills fails to file an application with the court, any dissenter who made a demand and who has not already settled his claim against Scott Mills may do so in the name of Scott Mills at any time within 30 days after the expiration of the 60 day period for filing by Scott Mills. If a dissenter does not file an application within the 30 day period, each dissenter entitled to file an application shall be paid Scott Mills' estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.


                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES



                  It is intended that the Merger qualify for Federal income tax purposes as a reorganization under section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); that no gain or loss be recognized for Federal income tax purposes by Scott Mills, Kleinert's or Kleinert's Alabama; and that the tax treatment to Scott Mills shareholders of the exchange of their stock for shares of Kleinert's Common Stock and cash be as described below. Consummation of the Merger is conditioned on the receipt by Scott Mills and Kleinert's of an opinion from Cozen and O'Connor, dated the Effective Date and summarized below, that: (i) the Merger will qualify as a reorganization under section 368(a) of the Code; (ii) neither of these companies will recognize gain or loss for Federal income tax purposes by reason of the Merger; (iii) no gain or loss will be recognized by a Scott Mills shareholder on the receipt of Kleinert's Common Stock in exchange for Scott Mills Common Stock as part of the Merger Consideration pursuant to the Merger; and (iv) if the exchange of Scott Mills Common Stock for Kleinert's Common Stock and cash results in a gain, the gain will be recognized to the extent of the cash received and, under certain circumstances, such gain will be treated as ordinary dividend income, but if such exchange results in a loss, the loss will not be recognized. The tax opinion will be based in part on representations and assumptions relating to certain facts, circumstances and intentions of the parties to the Merger.


         Pursuant to the Merger Agreement, Scott Mills shareholders will receive both cash and Kleinert's Common Stock in exchange for their Scott Mills Common Stock. Although a Scott Mills shareholder will not recognize gain or loss on the receipt of Kleinert's Common Stock, the receipt of cash will have the following tax consequences. If the exchange of Scott Mills Common Stock for Kleinert's Common Stock and cash results in a gain, the gain will be recognized to the extent of the cash received and such gain may be taxed as ordinary dividend income, as discussed below. If, however, the exchange results in a loss, the loss will not be recognized, and the amount of the disallowed loss will be included in the shareholder's adjusted basis of the Kleinert's Common Stock. The tax consequences of the exchange to a Scott Mills shareholder will also depend in part on whether his Scott Mills shares were acquired at different times and at different prices.

         The determination of whether the cash paid in the Merger to a Scott Mills shareholder has the effect of the distribution of a dividend is made by comparing the proportionate interest of the shareholder in Kleinert's after the Merger (including Kleinert's Common Stock owned immediately prior to the Merger) with the proportionate interest which the shareholder would have had if the consideration for the exchange of his Scott Mills shares had been paid solely in the form of Kleinert's Common Stock and as if Kleinert's had then redeemed the portion of such shareholder's Kleinert's Common Stock which was equal in value to the amount of cash which the shareholder actually received. This hypothetical redemption is tested for dividend equivalence under section 302 of the Code, taking into account the constructive ownership rules of Code section 318. If the cash payment is determined not to be a dividend under the foregoing rules, any gain recognized on the Merger by a Scott Mills shareholder will be capital gain, provided that the Scott Mills shares were held as a capital asset as of the Effective Date, and will be long-term capital gain if such shares had been held for more than one year.


         No fractional shares of Kleinert's Common Stock will be issued in the Merger. Instead, Kleinert's will pay cash in lieu of fractional shares. For federal income tax purposes, Scott Mills shareholders will be treated as having received a fractional share of Kleinert's Common Stock and then as having received cash in redemption by Kleinert's of the fractional share interest. Any gain or loss resulting from the receipt of such cash will be capital gain or loss (assuming the Scott Mills Common Stock was a capital asset in the hands of the shareholder), unless under the facts and circumstances relating to that shareholder the payment is considered essentially equivalent to a dividend.

         A Scott Mills shareholder who perfects appraisal rights and receives solely cash in exchange for his shares should recognize gain or loss from the transaction in an amount equal to the difference between the amount of cash received and his tax basis in the surrendered shares. This gain or loss will be a capital gain or loss, provided that the shares are capital assets in the hands of the shareholder on the Effective Date.

         The tax basis of the shares of Kleinert's Common Stock to be received by Scott Mills shareholders pursuant to the Merger will be the same as the tax basis of the shares of Scott Mills Common Stock exchanged therefor, decreased by the amount of cash received in the Merger, and increased by the amount of gain, if any, recognized in the exchange, including any recognized gain which is treated as a dividend. The holding period of the Kleinert's shares for which shares of Scott Mills are to be exchanged will include the period that such Scott Mills shares were held by the holder, provided that the Scott Mills shares are held as capital assets on the Effective Date.

         Unless an exemption applies, the Exchange Agent will be required to withhold 31% of any cash payments to which a Scott Mills shareholder is entitled in the Merger, unless the shareholder provides his tax identification number (i.e. social security number or employer identification number) and certifies that such number is correct. Each Scott Mills shareholder is required to complete and sign the substitute Form W-9 that will be included as part of the letter of transmittal in order to avoid backup withholding (Form W-8 if the shareholder is a nonresident alien or foreign entity), unless an applicable exemption applies and is substantiated in a manner satisfactory to Kleinert's and the Exchange Agent.

         THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. IT DOES NOT ADDRESS THE STATE, LOCAL OR FOREIGN TAX ASPECTS OF THE MERGER. IN ADDITION, IT DOES NOT DISCUSS THE FEDERAL INCOME TAX CONSIDERATIONS WHICH MAY BE RELEVANT TO CERTAIN PERSONS, INCLUDING HOLDERS OF OPTIONS OR WARRANTS, AND MAY NOT APPLY TO CERTAIN HOLDERS SUBJECT TO SPECIAL TAX RULES, INCLUDING DEALERS IN SECURITIES, FOREIGN HOLDERS AND PERSONS WHO ACQUIRED THEIR SCOTT MILLS SHARES PURSUANT TO THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION. THE DISCUSSION IS BASED ON CURRENTLY EXISTING PROVISIONS OF THE CODE, EXISTING TREASURY REGULATIONS THEREUNDER AND CURRENT ADMINISTRATIVE RULINGS AND COURT DECISIONS, ALL OF WHICH ARE SUBJECT TO CHANGE. ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION.

         AS THE DISCUSSION INDICATES, THE FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO SCOTT MILLS SHAREHOLDERS DEPEND, TO A GREAT EXTENT, ON INDIVIDUAL CIRCUMSTANCES AND, BECAUSE TAX SITUATIONS VARY, EACH SCOTT MILLS SHAREHOLDER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO HIM, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.



                       FEDERAL SECURITIES LAW CONSEQUENCES

         All shares of Kleinert's Common Stock received by Scott Mills shareholders in the Merger will be freely transferrable, except that shares of Scott Mills Common Stock received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Scott Mills prior to or at the Effective Time may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act (or Rule 144 in the case of such persons who become affiliates of Kleinert's) or as otherwise permitted under the Securities Act. Persons who may be deemed to be affiliates of Kleinert's or Scott Mills generally include individuals or entities that control, are controlled by or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party. This joint Proxy Statement/Prospectus does not cover any resales of Kleinert's Common Stock received by persons who may be deemed to be affiliates of Kleinert's or Scott Mills. Certain of these affiliates may enter into a registration rights agreement with Kleinert's pursuant to which they will be granted the right to have the shares of Kleinert's Common Stock received by them in the Merger registered under certain circumstances.

                       COMPARATIVE STOCK PRICE INFORMATION

         Kleinert's Common Stock is traded in the over-the-counter market on the Nasdaq National Market under the symbol "KLRT." The following table sets forth for the periods indicated the high and low closing sale prices as reported by Nasdaq.

                                                          Stock Price Range
                                                          -------------------
                                                           High        Low
                                                          -------     -------
         Fiscal Year 1994
         Nov. 28, 1993 -- Feb. 26, 1994                     $12 1/4     $11
         Feb. 27, 1994 -- May 28, 1994                       12 1/2      11 1/4
         May 29, 1994 -- Sept. 3, 1994                       17 1/2      11 1/2
         Sept. 4, 1994 -- Dec. 3, 1994                       18 3/4      15 1/4

         Fiscal Year 1995
         December 4, 1994 -- Mar. 4, 1995                   $22 1/4     $15 3/4
         Mar. 5, 1995 -- June 3, 1995                        21 1/2      18
         June 4, 1995 -- Sept. 2 1995                        18 3/4      16
         Sept. 3, 1995 -- Dec. 2, 1995                       18          15 1/4



         Fiscal Year 1996
         December 3, 1995 -- March 2, 1996                  $17 1/2     $15 3/4
         March 3, 1996 -- June 1, 1996                       17 1/4      15
         June 2, 1996 -- August 23, 1996                     18 3/8      15 1/2


         Kleinert's Common Stock is thinly traded. The average weekly trading volume in fiscal years 1996, 1995 and 1994 was approximately 9,400, 9,100 and 7,200 shares, respectively. On June 10, 1996, the last trading date immediately preceding the first public announcement of the Merger, the closing sales price for the Kleinert's Common Stock was $16.00. On that date there were in excess of 250 holders of record of the Kleinert's Common Stock.


         Scott Mills' Common Stock is traded in the over-the-counter market under the symbol "SMLL" on the Nasdaq SmallCap Market. The following table sets forth the high and low bid quotations for the Scott Mills Common Stock since May 18, 1994, the first day of trading. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                             Stock Price Range
                                                             -----------------
                                                              High       Low
                                                             ------    -------

         Fiscal Year 1994
         May 18, 1994 -- May 28, 1994                         $1.00     $ .75
         May 29, 1994 -- Sept. 3, 1994                         2.00      1.00
         Sept. 4, 1994 -- Dec. 3, 1994                         1.88       .50

         Fiscal Year 1995
         December 4, 1994 -- Mar. 4, 1995                     $1.00      $.6250
         Mar. 5, 1995 -- June 3, 1995                          1.50       .75
         June 4, 1995 -- Sept. 2, 1995                         1.50       .50
         Sept. 3, 1995 -- Dec. 2, 1995                          .50       .0625



         Fiscal Year 1996
         December 3, 1995 -- March 2, 1996                    $ .0625    $.0625
         March 3, 1996 -- June 1, 1996                          .125      .0625
         June 2, 1996 -- August 23, 1996                        .1875     .125


         Scott Mills' Common Stock is thinly traded. The average trading volume in fiscal years 1996 and 1995 was less than 8,100 shares per week. On June 10, 1996, the last trading date immediately preceding the first public announcement of the Merger, the closing high and low bid quotations for the Scott Mills Common Stock were $.125 and $.125, respectively. It is estimated that on that date there were in excess of 250 holders of record of Scott Mills Common Stock.


                           KLEINERT'S DIVIDEND POLICY

         No cash dividends have been paid with respect to Kleinert's Common Stock during the past five fiscal years. Kleinert's working capital loan agreements provide that no cash dividends may be paid on the Kleinert's Common Stock unless its consolidated net worth exceeds $15,000,000 after the payment of cash dividends. Kleinert's working capital loan agreements also require that Kleinert's maintain certain financial covenants, including those relating to pretax income, working capital, tangible net worth, debt and capital expenditures. Kleinert's was in compliance with all such financial covenants as of March 2, 1996, and expects to remain in compliance giving effect to the consummation of the Merger. Kleinert's does not expect to pay cash dividends in the foreseeable future, but rather, expects to use its cash to expand its operations and become less of a borrower during those portions of its fiscal year when, due to the seasonal nature of its business, Kleinert's requires increased working capital.


                          SCOTT MILLS DIVIDEND POLICY


         Scott Mills has not paid any cash dividends since its inception. Scott Mills intends to retain earnings, if any, to provide funds for the operation of its business and, accordingly, does not plan to pay cash dividends on its Scott Mills Common Stock in the future. Any decision as to the future payment of dividends will depend on the earnings and financial position of Scott Mills and on such other factors as the Board of Directors, in its sole discretion, deems relevant.

                 KLEINERT'S MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Results Of Operations

Fiscal Year 1995 Compared to Fiscal Year 1994 and Fiscal Year 1993

Net Sales. The following table presents, for the periods indicated, Kleinert's net sales by product line and segment. Amounts presented below relate only to continuing operations.

                                                  Fiscal Year Ended
                                      -----------------------------------------
                                                   (000's omitted)

                                          Dec. 2,     Dec. 3,      Nov. 27,
                                           1995        1994         1993
                                         -------      ------      --------

Sleepwear                                $37,015      $34,601      $28,610
Playwear                                  31,432       29,892       29,004
T-shirts                                   5,640        3,604        2,634
                                         -------      -------      -------
   Total Children's Apparel               74,087       68,097       60,248
   Personal Apparel                        1,034        1,165        1,180
                                         -------      -------      -------
        TOTAL                            $75,121      $69,262      $61,428
                                         =======      =======      =======


       Kleinert's business is highly seasonal. The second half of the fiscal year (June through November) typically accounts for greater than 70% of Kleinert's annual sales as retail customers typically build inventory levels prior to the August-September "back to school" period and continue to re-stock throughout the fall for the Christmas holiday shopping season. For example, the fourth quarter typically accounts for greater than 50% of the volume for the second half of the fiscal year. Sales volume during the third fiscal quarter can vary depending upon ordering patterns that generally firm up in the July-August time frame. Although Kleinert's first and second quarter business is generally significantly lower, the Pixie acquisition, described below, is expected to enable Kleinert's to leverage its strong presence within the major retail customers and grow Pixie's line of spring and summer children's wear, resulting in improved first and second quarter business in the future.


       Net sales increased $5,859,000, or 8.4%, in fiscal year 1995 compared to fiscal year 1994. This increase was primarily due to a 7% increase ($2,414,000) in sleepwear, a 5% increase ($1,540,000) in playwear and a 56% increase ($2,036,000) in T-shirt sales. The increases represented an increase in market share since retail selling prices remained relatively constant throughout both years.

       Net sales increased $7,834,000, or 13%, in fiscal year 1994 compared to fiscal year 1993. This increase was primarily due to a 21% increase ($5,991,000) in sleepwear and a 37% increase ($970,000) in T-shirt sales. The increase in net sales represented an increase in market share since retail selling prices remained relatively constant throughout both years.


       A substantial portion of the increased market share during the periods presented has resulted from the successful implementation of sleepwear and playwear programs at some of the largest retail chains in the country. Kleinert's has developed a well earned reputation for quality and on-time delivery. Having been given increased opportunities to work with the successful large retailers in an ever consolidating field, Kleinert's has proven its reputation and received additional business. Kleinert's has supported its product penetration primarily by expanding its design effort both by increasing its staff and adding to its state-of-the-art computer assisted design equipment.

       The year ended December 3, 1994 contained 53 weeks and the years ended December 2, 1995 and November 27, 1993 were 52 week years. Sales during the month of December, during which the last week of the 53 week fiscal year would have been derived, were $1,700,000, $2,100,000, and $1,200,000 in the fiscal years 1995, 1994 and 1993, respectively. Consequently, the impact of the additional week for the year ended December 3, 1994, relative to total sales for the entire fiscal year, was not significant.


         Gross Profit. The following table presents, for the periods indicated, Kleinert's gross profit dollars (net sales less cost of goods sold) and gross profit as a percentage of net sales (profit margin) for each of its segments. Amounts presented below relate only to continuing operations:


                                 (000's omitted)

                           Dec. 2, 1995            Dec. 3, 1994           Nov. 27, 1993
                        --------------------   ---------------------  -----------------------
                          % of Net Sales          % of Net Sales          % of Net Sales
                          --------------          --------------          --------------
Children's Apparel      $13,114        17.7%    $12,039        17.7%    $10,639        17.7%

Personal Apparel            371        35.9%        437        37.5%        393        33.3%
                        -------                 -------                 -------
Total                   $13,485        18.0%    $12,476        18.0%    $11,032        18.0%
                        =======                 =======                 =======



         Gross profit increased $1,009,000 in fiscal year 1995 compared to fiscal year 1994 and the profit margin remained stable at 18.0% when compared to fiscal year 1994. Gross profit increased $1,444,000 in fiscal year 1994 compared to fiscal year 1993 while the profit margin remained stable at 18.0% when compared to fiscal year 1993.


         General corporate expenses which are included in cost of goods sold increased $743,000 to $1,704,000 in fiscal year 1995 compared to $961,000 in fiscal year 1994. The increase was primarily the result of increased salaries, legal expenses and reduced reimbursement from Scott Mills to Kleinert's for certain corporate support services in fiscal year 1995 when compared to fiscal year 1994. See "Certain Relationships and Related Transactions."


       Total overhead included in cost of goods sold also included a large fixed cost component related to Kleinert's Alabama's Elba, Alabama manufacturing facility that has remained relatively constant and has not increased in proportion to the additional sales volume. This has served to stabilize margins in spite of extreme competitive pressure on product pricing and the increase in general corporate expenses noted between fiscal year 1994 and 1995. Kleinert's intends to continue to maintain margins at current levels by controlling fixed costs and seeking to lower variable costs through volume purchasing of raw materials and sourcing of labor as required.


       General corporate expenses which are included in cost of goods sold decreased $563,000 in fiscal year 1994 compared to fiscal year 1993 principally due to the reimbursement by Scott Mills for management time and other expenses spent by Kleinert's on its behalf.

         Depreciation and amortization expense was $676,000, $674,000 and $695,000 in the three fiscal years ended December 2, 1995, December 3, 1994 and November 27, 1993, respectively.

       Selling, General and Administrative Expenses. The following table presents, for the periods indicated, Kleinert's selling, general and administrative expenses, including design, merchandising and related expenses, in dollars and as a percentage of net sales for each of its segments. Amounts presented below relate only to continuing operations:






                                 (000's omitted)

                           Dec. 2, 1995          Dec. 3, 1994          Nov. 27, 1993
                       --------------------   -------------------   --------------------
                          % of Net Sales        % of Net Sales         % of Net Sales
                          --------------        --------------         --------------

Children's Apparel      $4,971         6.7%    $4,967         7.3%    $4,322         7.2%

Personal Apparel           180        17.4%       183        15.7%       303        25.7%
                        ------                 ------                 ------
Total                   $5,151         6.9%    $5,150         7.4%    $4,625         7.5%
                        ======                 ======                 ======



         The percentage of selling, general and administrative expenses to net sales ("expense ratio") decreased to 6.9% in fiscal year 1995 from 7.4% in fiscal year 1994. The decrease represented increased sales volume compared to relatively constant expenses when comparing fiscal year 1995 to fiscal year 1994.

         The expense ratio decreased slightly in fiscal year 1994 when compared to fiscal year 1993 due principally to increased expenses in the children's apparel division which were offset by lower expenses in the personal apparel division. The increased expenses in the children's apparel division were principally due to more designers and higher marketing salaries. The decrease in expenses in the personal apparel segment was due to lower product development costs and administrative expenses.

         Interest Expense. Interest expense in fiscal year 1995 was $1,651,000, a $248,000 increase when compared to fiscal year 1994. The increase was principally due to higher average short-term borrowing levels and higher short-term interest rates. Interest expense in fiscal year 1994 was $1,403,000, a $115,000 increase when compared to fiscal year 1993. The increase was due primarily to higher short-term interest rates partially offset by lower average short-term borrowing levels.

         Discontinued Operations. In February 1993, Kleinert's declared the textile division, Scott Mills, a discontinued operation. In July 1993, Kleinert's decided to spin-off the Scott Mills division to its shareholders. In November 1993, Kleinert's contributed substantially all of its textile division's assets, subject to substantially all of its liabilities, to Scott Mills, Inc., a newly formed corporation, for all of the outstanding shares of the corporation and the Board of Directors declared a distribution of one share of Scott Mills, Inc. common stock for every one share of Kleinert's Common Stock payable to the shareholders of record of Kleinert's Common Stock at the close of business on November 27, 1993. The distribution occurred on

March 15, 1994 and resulted in 100% of the outstanding shares of Scott Mills Common Stock being distributed to Kleinert's shareholders.

         The textile division was classified in Kleinert's consolidated statement of operations as a discontinued operation for fiscal year 1993. Textile sales and losses which were excluded from continuing operations during the period are set forth below:

                                                             Fiscal Year 1993
                                                             ----------------
                                                              (000's omitted)

Textile net sales                                                 $ 9,578
                                                                  =======
Operating loss before income tax benefit                          $ 2,677
Income tax benefit                                                   (922)
                                                                  -------
Net loss                                                            1,755
Less fiscal year 1992 provision for
  additional operating losses through date
  of disposal, net of income tax benefit of $249                     (492)
                                                                  -------
Loss from discontinued operations                                 $ 1,263
                                                                  =======


Income Taxes

       The effective tax rates for fiscal years 1995, 1994 and 1993 relating to continuing operations were 35.2%, 34.6%, and 35.0%, respectively.

Six Months ended June 1, 1996 Compared to Six Months ended June 3, 1995

       Kleinert's apparel business is highly seasonal. Consequently, the sales and operating results for the six months ended June 1, 1996 are not necessarily indicative of the results that may be expected for the entire fiscal year ending November 30, 1996.




                                          Six Months Ended
                             -------------------------------------------
                                           (000's omitted)

                                                               Increase
                             June 1, 1996    June 3, 1995     (Decrease)
                             ------------    ------------     ----------

Net Sales                       $23,011         $17,845         $ 5,166
                                =======         =======         =======

Gross Profits                   $ 5,205         $ 4,529         $   676
                                =======         =======         =======

Selling, general and
administrative expenses         $ 2,798         $ 2,396         $   402
                                =======         =======         =======




       Net sales increased by $5,166,000, or 29%, to $23,011,000 from $17,845,000 for the six months ended June 1, 1996 compared to the six months ended June 3, 1995. Sales of products associated with the business arising from Kleinert's acquisition of the assets of Pixie Playmates, Inc. ("Pixie") and Certified Sewing Services, Inc. ("Certified") and the shares of Certified Apparel Services of Honduras, S.A. ("CASH") on December 16, 1995 (see "Information Concerning Kleinert's") accounted for an approximately 19% increase, and the remaining 10% increase related to Kleinert's continuing business. The increase in Kleinert's sales from continuing business related primarily to knitsets. Test programs and good sales results at very large retail chains during 1995 were successful and have resulted in considerable growth for Kleinert's with these customers. Gross profit increased by $676,000, or 15%, primarily as a result of increased sales volume.

       Selling, general and administrative expenses increased $402,000, or 17%, primarily reflecting expenses associated with the Pixie business.

       It is Kleinert's intention to integrate many systems and functions that are currently being performed independently at Pixie. It is expected that savings generated by this integration will offset any increases in selling, general and administrative expenses that might otherwise occur and thus, will serve to reduce Pixie related expense in the future.

       Interest expense in the first six months of 1996 was $760,000 compared to $685,000 in the first six months of 1995, reflecting increased borrowing levels associated with financing the Pixie acquisition.

       Net income increased 14% to $1,049,000 for the first six months of 1996 compared to $922,000 for the first six months of 1995. Approximately 7% of the increase was attributable to the basic Kleinert's business, while the Pixie acquisition accounted for the balance.


Impact of Inflation and Changing Prices on Sales and Income from Operations

         Although Kleinert's costs for raw materials, labor and equipment are influenced by inflation, management believes that inflation has not had a material impact on Kleinert's operations prior to fiscal year 1994. In fiscal year 1994, Kleinert's experienced an increase in raw material prices which continued into fiscal year 1995. The impact of margins of increased raw material prices was offset primarily by increased sales volume that permitted the absorption of relatively stable fixed costs. Consequently, margins remained stable without a corresponding increase in selling prices. Raw material prices are not expected to change significantly in 1996. Kleinert's does not expect to be able to increase its selling prices to any great extent during fiscal year 1996; therefore, Kleinert's continues to examine all of its costs in an effort to maintain its profit margins.

Liquidity and Capital Resources


       At June 1, 1996, Kleinert's had working capital of $22,981,000 compared to $16,377,000 at June 3, 1995. Net cash used in operating activities increased $1,513,000 from $(5,784,000) in the first six months of fiscal year 1995 to ($7,297,000) in the first six months of fiscal year 1996. This reflected increases in inventory when comparing the first six months of fiscal year 1996 to the comparable 1995 period, principally reflecting approximately $2,000,000 of inventory acquired in the Pixie acquisition, offset by reductions in inventory levels related to improved sales of carryover goods during the first six months of 1996 when compared to the same period of 1995.

       Cash used in investing activities increased $4,271,000 to $(5,174,000) in the first six months of 1996 from $(903,000) in the same period of 1995. The increase was primarily the result of the acquisition of the assets of Pixie and Certified and of the capital stock of CASH for an aggregate cash purchase price of $4,650,000. See "Information Concerning Kleinert's."


       Net cash provided by financing activities increased by $5,428,000 to $12,188,000 in the six months ended June 1, 1996 from $6,760,000 for the comparable period in 1995. The increase was primarily the result of approximately $1,938,000 of proceeds from the sale of common stock upon the exercise of stock options, proceeds from refinancing of existing term debt, and the addition of a $4,650,000 term debt facility to finance the purchase of the Pixie and Certified assets and the shares of CASH. The term loan is in the form of an amended and restated term loan note with the same bank as the original term loan. The total borrowing at June 1, 1996 was $8,049,000 which is payable in quarterly installments of $300,000 through September, 2002 with a final installment of $249,000 due December 2002. The interest rate is based on LIBOR but has been effectively fixed at 7.00% by an interest rate swap agreement with the same bank.

       It is expected that the Pixie acquisition will enhance Kleinert's earnings and, ultimately, its cash flows; however, due to the seasonality of the Company's business, additional working capital requirements are anticipated in periods when production levels exceed sales.

       Kleinert's uses it short-term borrowings to build inventory levels for shipment in the fall season.


       Kleinert's believes that cash flow generated by operations, together with amounts available under its existing credit arrangements, should be sufficient to fund its working capital needs in fiscal year 1996 and for the future.


       Kleinert's has unsecured lines of credit aggregating $42,000,000 of which $18,850,000 was outstanding at June 1, 1996 bearing interest at rates ranging from 6.2% to 7.0%. The following table sets forth certain information concerning this indebtedness:




                                             Principal
Name of Lender                           Amount Outstanding
- --------------                           ------------------


CoreStates Bank, N.A.                       $6,850,000
Brown Brothers, Harriman
  and Co.                                    2,000,000
PNC Bank                                     5,000,000
Republic National Bank
  of New York                                5,000,000



       Kleinert's expects to fund its capital needs primarily from cash flow generated by operations over the next twelve months. Since Kleinert's uses its short-term lines of credit to fund working capital needs, any additional financing related to capital needs is generally provided either by lease financing or other long-term sources. Currently, Kleinert's has no material capital commitments.

Income Taxes

       The provision for income taxes is based upon the effective tax rates expected to be recognized for the full fiscal year 1996. The rate for the first six months of 1996 was 36.3%, which was equal to the rate for the first six months of fiscal year 1995 of 36.3%.

Impact of Recently Issued Accounting Standards


       In March 1995, the Financial Accounting Standards Board issued FASB Statement No. 121 Accounting for the Impairment of Long-Lived Assets to Be disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed. Kleinert's expects the impact of adoption in 1997 will be insignificant.

        In October 1995, the Financial Accounting Standards Board issued FASB Statement No. 123, Accounting for Stock-Based Compensation. The new standard prescribes new accounting and reporting standard which reflect the standards' "fair value method" to estimate expense associated with stock based compensations plans. Companies may elect to continue to use existing accounting rules or adopt the "fair value method" for expense recognition. Companies that elect to continue to use existing accounting rules will be required to provide pro-forma disclosures of what net income and earnings per share would have been had the new "fair value method" been used. Kleinert's will elect to continue to use existing accounting rules. Both statements are effective for fiscal years beginning after December 15, 1995 and, accordingly, will not be required until fiscal year 1997.

                SCOTT MILLS MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         This discussion takes into account sales to Kleinert's at prices which approximate cost for the period prior to November 28, 1993 because Scott Mills was a division of Kleinert's prior to such date. Sales to Kleinert's after November 27, 1993 are at prices approximating market.

Results Of Operations

Fiscal Year 1995 Compared to Fiscal Year 1994 and Fiscal Year 1993

         Net Sales. Fabric sales occur when Scott Mills sells piece goods it owns and manufactures; therefore, it includes the price of the raw material, typically greige goods. Commission sales occur when Scott Mills processes raw material owned by others. Sales to Kleinert's are included in fabric sales.

         The following table presents, for the periods indicated, Scott Mills' net sales by category.




                                                          Fiscal Year Ended
                               ----------------------------------------------------------------------
                                                           (000's omitted)

                               Dec. 2, 1995                 Dec. 3, 1994                Nov. 27, 1993
                               ------------                 ------------                -------------

      Fabric                     $12,615                      $15,540                      $13,711

      Commission                   2,181                        1,815                          587
                                 -------                      -------                      -------

                                 $14,796                      $17,355                      $14,298
                                 =======                      =======                      =======



       Net sales declined 15% or $2,559,000 during fiscal year 1995 compared to fiscal year 1994, reflecting primarily reduced sales levels caused by aligning production capabilities with a more realistic sales plan, Scott Mills' decision to discontinue the dyeing and finishing operations in September 1995 and poor conditions in the retail apparel market in general. Net sales increased $3,057,000 or 21% in fiscal year 1994 compared to fiscal year 1993 due to higher fabric and commission sales. Approximately $1,500,000 of the $1,800,000 increase in fabric sales was the result of higher sales to Kleinert's. Higher commission sales in fiscal year 1994 occurred as Scott Mills implemented its strategy of developing a commission business. As a result of the cessation of the dyeing and finishing operations, commission sales are expected to decrease during fiscal year 1996.


       Scott Mills has relatively few customers due principally to the consequences of the delivery and quality problems which occurred when Scott Mills was engaged in the dyeing and finishing business. However, there continues to be a market for a good primary and secondary source of acrylic, 100% polyester and polycotton fabrics in the children's sleepwear and activewear markets. Scott Mills has engaged a new sales executive and is aggressively pursuing these markets.


       Gross Profit (Loss). Scott Mills announced on September 12, 1995 that, in light of poor operating results and as part of its ongoing effort to control operating costs, it had decided to concentrate its business solely on its knitting operations and subcontract all of its dyeing and finishing. During the fiscal year ended December 2, 1995, Scott Mills recorded a charge to earnings of $2,044,000 to provide for the writedown to estimated net realizable value of assets and for other costs associated with its decision to cease dyeing and finishing operations.

       As part of the provision for closing the dyeing and finishing operation, $1,640,000 of the charge represented the writedown of the assets to their net realizable market value and $404,000 of the charge represented other costs associated with the cessation of the operations, including accruals for severance pay and noncancelable lease costs. On November

27, 1995, Scott Mills sold substantially all of its dyeing and finishing assets, free and clear of all liabilities, to Dyersburg Fabrics, Inc. ("Dyersburg"), an unaffiliated textile manufacturer. The Company received $2,750,000 on the sale and used the proceeds to repay its secured term debt to Congress Talcott Corporation, the Company's factor, and other lenders including General Electric Capital Corporation and Deutsche Financial Services.



       During the same period, significant reductions in overhead expenses were implemented as Scott Mills continued to initiate action to aggressively respond to operating problems previously identified, including those which arose from an overly aggressive sales plan, operating inefficiencies and quality control problems. These measures included decreasing production and costs to levels designed to rebuild customer confidence. Although Scott Mills' measures negatively impact net sales and operating results in the short-term, Scott Mills believes that these measures were necessary in an attempt to improve operating results in the long-term. There can be no assurance, however, that Scott Mills' objectives will be achieved.


       The following table presents, for the periods indicated, Scott Mills' gross profit (loss) in dollars and gross profit (loss) as a percentage of net sales.



                                              Fiscal Year Ended
                            ----------------------------------------------------
                                               (000's omitted)

                             Dec. 2, 1995       Dec. 3, 1994      Nov. 27, 1993
                             ------------       ------------      -------------


Gross Profit (Loss)            $(1,191)             $(989)          $(1,542)

% of Net Sales                   (8.0%)              (5.7%)          (10.8%)


       The percentage of gross profit (loss) to net sales (gross margin) changed from (5.7%) in fiscal year 1994 to (8.0%) in fiscal year 1995. The unfavorable change in the percent of gross loss reflected both the inefficiencies experienced in operations during the first nine months of 1995 that led to the decision to close down the dyehouse operations and to insufficient production pounds in the latter months of the fiscal year to fully absorb fixed overhead costs.

       The percentage of gross profit (loss) to net sales (gross margin) changed from (10.8%) in fiscal year 1993 to (5.7%) in fiscal year 1994. Scott Mills' installation and testing of new equipment lasted from November 1993 to July 1994 and resulted in inefficient operations of the plant during that period.

       General corporate expenses (which represented an allocation of expenses by Kleinert's of corporate costs primarily for management, legal and financial services rendered on behalf of Scott Mills) (See "Certain Relationships and Related Transactions") which were included in cost of goods sold amounted to $208,000 and $300,000 in 1994 and 1993, respectively. A similar allocation for cost of sales was not made in fiscal year 1995.

       Depreciation expense was $980,000, $860,000 and $615,000 in fiscal years 1995, 1994 and 1993, respectively. The majority of the increased depreciation expense during the period from 1993 through 1995 was the result of the purchase or capital lease of dyeing and finishing equipment.

       Selling, General and Administrative Expenses. In fiscal year 1995, the percentage of selling, general and administrative expenses ($919,000) to net sales (the "expense ratio") was 6.2%, a decrease compared to fiscal year 1994, primarily reflecting reductions associated with the closing of dyehouse operations.

       In fiscal year 1994, the expense ratio was 8% (on the basis of selling, general and administrative expenses of $1,338,000), which is similar to the fiscal year 1993 expense ratio (net of royalty expense) of 7.7%.

       In fiscal year 1993, the expense ratio was 9.1%. Of selling, general and administrative expenses of $1,297,000, $198,000 was a royalty expense payable to Kleinert's based on Scott Mills' net sales for the use of the "Scott Mills" trademark. Commencing in fiscal year 1994 Scott Mills had the right to use its trademark without the payment of any royalties, because the trademark was distributed to Scott Mills as part of the spin-off.

       Interest Expense. Interest expense in fiscal year 1995 was $704,000 compared to $397,000 in fiscal year 1994 and $186,000 in fiscal year 1993. The increase was due primarily to higher levels of subordinated term debt, higher loan advances against factored accounts receivable and a full year of interest from term debt related to equipment installed during fiscal year 1994. Interest expense has decreased following the sale of the dyehouse assets and the repayment of the equipment loan.

         Taxes. Scott Mills has a federal income tax loss carryfoward (NOL) of $6,453,000 available for future years as a result of losses incurred in fiscal year 1994 and 1995. These NOLs expire through 2010. There was no income tax benefit recognized in fiscal year 1993, since there was no state or federal loss carryback available. The tax loss related to fiscal year 1993 was not carried forward into fiscal year 1994 and fiscal year 1995 since these losses were fully utilized in the Kleinert's 1993 consolidated return.

Six Months ended June 1, 1996 Compared to the Six Months ended June 3, 1995

         The following table presents, for the periods indicated, the Company's net sales by category.

                                        Six Months Ended
                                     June 1,        June 3,
                                      1996            1995
                                     ------         -------
                                             ($000's)

Fabric                                 $4,076         $8,259

Commission                                 42          1,626
                                    ---------        -------
                                       $4,118         $9,885
                                    ---------        -------

       Net sales decreased 58% or $5,767,000 in the first six months of fiscal year 1996 compared to the first six months of fiscal year 1995. The Company significantly decreased its fabric and commission sales as a result of closing its dyehouse in September 1995. Kleinert's accounted for 89% of the net sales in the first six months of 1996. The Company believes Kleinert's will continue as a major customer although the Company has hired a sales executive to market the Company's products to other children's apparel customers.

       Gross Profit (Loss). The following table presents for the periods indicated, the Company's gross profit (loss) in dollars and as a percentage of net sales.



                                     Six Months Ended
                                   June 1,        June 3,
                                    1996           1995
                                    ----          ------
                                         ($000's)

Gross Profit (Loss)                 $ 124          $(266)

% of Net Sales                        3.0%          (2.7%)

       Gross margins were a positive 3.0% in the first six months of 1996 compared to a negative 2.7% in the first six months in 1995. The manufacturing operation in the first six months of 1996 contained only the knitting operations as compared to knitting, dyeing and finishing operations in 1995. The Company has dramatically reduced its operating costs due to subcontracting its dyeing and finishing business. This has permitted the Company to produce pounds yet still generate a gross profit. The Company experienced a negative gross margin of $10,000 during the second quarter of 1996 primarily as a result of unanticipated price increases for outside dyeing and finishing. The Company was able to place some of this business at competing dyeing and finishing subcontractors at more favorable prices and intends to place substantially more business at the same vendors in the third quarter of 1996, thus bringing costs more in line with profit margins attained in the first quarter of 1996.

       Provision - closing, dyeing and finishing facility. The Company provided an additional $138,000 to reflect anticipated additional losses on the sale of dyehouse assets at lower amounts than originally estimated and to reflect additional equipment moving costs.

       Selling, General and Administrative Expenses. The Company incurred no selling or administrative expenses in the first quarter of 1996. In the second quarter of 1996 selling and administrative expenses and bonus accruals reflect expenses related to a new sales executive hired during the quarter and bonus accruals. The addition of this position is expected to help the Company to increase non-affiliated sales to the children's apparel market. All corporate expenses are included in cost of goods sold.

       Interest Expense. Interest expense decreased 57% to $147,000 in the first six months of 1996 when compared to the first six months of 1995 due to the Company selling its dyehouse assets and significantly reducing its capital lease obligations and paying off its term debt in November 1995.

       Taxes. No income tax benefit is reflected in the first six months of 1996 and the first six months of 1995 since the realization of such benefit could not be reasonably assured.

Impact of Inflation

       Scott Mills' raw material costs experienced increases in the first half of 1996; however, costs trended downward by the end of fiscal year 1996 to below the levels at the beginning of fiscal year 1995 before any price increases. Management believes that, prior to 1994, only utility costs (i.e. water, sewer, natural gas and electric) had an inflationary impact on Scott Mills' operations in the last five years, none of which were material.


Liquidity and Capital Resources

       Steps designed to control operating costs include reductions in personnel, adjusting production levels to more accurate sales forecasts and, as previously described, subcontracting its dyeing and finishing operations.


       Scott Mills is subcontracting its dyeing and finishing business with several unaffiliated vendors, including Dyersburg. The terms of each commission dyer and finisher is on an order-to-order basis.

       Scott Mills also is negotiating with its vendors to defer payment of amounts it currently owes until Scott Mills has the cash resources with which to satisfy its obligations in an orderly fashion. Scott Mills believes that these efforts will result in increased operating efficiencies and assist Scott Mills in meeting its future financial obligations as they become due. In the event these efforts prove unsuccessful and the Merger is not consummated, Scott Mills will be required to seek financing from external sources, including those of the type upon which Scott Mills previously has relied, to meet its obligations as they become due. There can be no assurance, however, that sufficient liquidity will exist to enable Scott Mills to continue as a going concern.

       Expected depreciation in fiscal year 1996 is approximately $230,000. This compares with depreciation expense of $980,000 in fiscal year 1995, $860,000 in fiscal year 1994 and $615,000 in fiscal year 1993. The reduction in anticipated depreciation relates primarily to the closing of the dyehouse and the sale or disposal of dyeing and finishing equipment.


       Scott Mills' indebtedness consists principally of borrowings from Kleinert's and from certain directors and shareholders of Kleinert's and Scott Mills, and certain capital lease obligations, all of which will be assumed by Kleinert's in the Merger.

       Scott Mills executed a working capital agreement with Kleinert's Alabama during fiscal year 1995 pursuant to which Kleinert's Alabama may, at Scott Mills' request, provide short-term borrowings. The borrowings, which are payable upon demand by Kleinert's Alabama, are secured by a lien on all of Scott Mills' assets. Repayments to Kleinert's are made by deductions against invoice billings to Kleinert's by Scott Mills for textiles purchased by Kleinert's. At June 1, 1996, $2,488,000 was outstanding and due Kleinert's Alabama under this agreement.

       On December 4, 1994, Scott Mills borrowed $500,000 from Kleinert's, Inc., of Delaware, a wholly-owned subsidiary of Kleinert's, on a subordinated basis. The loan bears interest at 8.5% per annum, which is paid annually, and is due on December 4, 1999. The loan will be eliminated in consolidation after the consummation of the Merger. Also on December 4, 1994, certain directors and officers of Scott Mills, together with certain other persons affiliated with Scott Mills and Kleinert's, none of whom beneficially owns in excess of 5.0% of the issued and outstanding shares of Kleinert's Common Stock or Scott Mills Common Stock, advanced loans to Scott Mills aggregating $500,000. These loans were evidenced by subordinated five year term notes bearing interest at 8.5% per annum. The notes are convertible into shares of Scott Mills Common Stock at a price of $.50 per share. At June 1, 1996, the entire $500,000 principal balance remained outstanding. Although there is no existing agreement among Scott Mills and these lenders regarding conversion of the notes in connection with the Merger, Scott Mills does not anticipate that any of the notes will be converted into Scott Mills Common Stock prior to the Effective Time.

       In December 1993, Scott Mills entered into a factoring agreement with a lender which agreed to make cash advances of up to 85% of Scott Mills' eligible accounts receivable. In connection therewith, Kleinert's agreed to indemnify the lender against any liability from certain claims resulting from the transfer of assets from the Scott Mills division of Kleinert's to Scott Mills pursuant to the Spin-Off. In November 1995, Scott Mills terminated its factoring arrangement using the proceeds from the sale of the dyeing and finishing assets to Dyersburg.

         At June 1, 1996, Scott Mills also had capital lease obligations aggregating $81,000.


       Impact of Recently Issued Accounting Standards. In March 1995, the Financial Accounting Standards Board issued FASB Statement No. 121 Accounting for the Impairment of Long-Lived Assets to Be disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. Scott Mills expects the impact of adoption in 1997 will be insignificant.

       In October 1995, the Financial Accounting Standards Board issued FASB Statement No. 123, Accounting for Stock-Based Compensation. The new standard prescribes new accounting and reporting standard which reflect the standards' "fair value method" to estimate expense associated with stock based compensations plans. Companies may elect to continue to use existing accounting rules or adopt the "fair value method" for expense recognition. Companies that elect to continue to use existing accounting rules will be required to provide pro-forma disclosures of what net income and earnings per share would have been had the new "fair value method" been used. Scott Mills will elect to continue to use existing accounting rules. Both statements are effective for fiscal years beginning after December 15, 1995 and accordingly will not be required until fiscal year 1997.

                        INFORMATION CONCERNING KLEINERT'S

       Kleinert's is engaged in the design, manufacture and sale of infants' and children's sleepwear and playwear and children's T-shirts. Kleinert's also manufactures, distributes and sells certain items of personal apparel.

       Kleinert's was founded in 1869 under the name of I.B. Kleinert Rubber Company and was reincorporated in Pennsylvania under its current name in 1970. Kleinert's principal executive offices are located at 120 West Germantown Pike, Suite 100, Plymouth Meeting, Pennsylvania 19462 and its telephone number is
(610) 828-7261.

       On December 19, 1995, Kleinert's, through its newly formed wholly-owned subsidiary, Kleinert's, Inc. of Florida, consummated a transaction (the "Transaction") pursuant to which Kleinert's acquired substantially all of the assets of Pixie Playmates, Inc. ("Pixie") and Certified Sewing Services, Inc. ("Certified"), two Florida corporations, and all of the capital stock of Certified Apparel Services of Honduras, Inc., C.A., a Honduran corporation ("CASH"). Pixie, Certified and CASH, all of which are affiliated entities, are engaged in the manufacture and sale of children's apparel.

       In consideration for the assets of Pixie and Certified and the shares of CASH, Kleinert's paid an aggregate purchase price of $4,650,000 in cash, of which $500,000 was retained by Kleinert's until April 1996 upon confirmation of inventory quantities and completion of an audit of CASH. The purchase price was financed by Kleinert's through an additional term debt facility under an existing bank financing agreement.

       To more reasonably reflect the seasonality of operations, Kleinert's fiscal year ends the Saturday nearest November 30. Fiscal year 1995 was a fifty two week year and fiscal year 1994 was fifty three week year.

Apparel

       Children's Apparel. The sleepwear manufactured by Kleinert's consists of blanket sleepers made of 100% polyester fleece in sizes ranging from newborn to girls' and boys' size 14 and knit sets made of interlock, jersey, doubleknit or terrycloth fabric for infants in sizes ranging from newborn to size 24 months. All of Kleinert's sleepwear is made of 100% polyester and complies with the requirements of the Consumer Products Safety Commission relating to flammability standards (see "Marketing"). Sales of sleepwear represented 50% of children's apparel net sales in fiscal year 1995.

       Kleinert's playwear consists primarily of activewear sets and separates in sizes ranging from newborn through girls' and boys' size 14. Activewear sets are two-piece jog sets consisting of pants and a top made of polyester cotton blend, 100% acrylic fleece or interlock fabric. Separates are the same as the jog sets, except separates consist of either the top or the pant. Kleinert's also manufactures and sells T-shirts, primarily for children, made of 100% cotton or polyester cotton blend, and polo shirts, made of cotton blend in sizes ranging from infant through toddler. Sales of playwear including T-shirts/polo shirts represented 50% of children's apparel net sales in fiscal year 1995.

       Kleinert's has screen print and embroidery equipment which is used in the apparel manufacturing process. Kleinert's in-house staff of artists creates designs which are meticulously engineered onto cut parts and then sewn in the manufacturing process. Typically the screen print equipment is used in the manufacture of jog sets and the embroidery equipment is used in the manufacture of Kleinert's sleepwear products.

       Kleinert's apparel products are sold at retail prices generally ranging from $7.00 to $18.00 for sleepwear, from $6.00 to $14.00 for playwear and from $5.00 to $9.00 for T-shirts/polo shirts (see "Marketing").

       Personal Apparel. Kleinert's manufactures and sells dress and garment shields and distributes personal apparel and sanitary items. Dress and garment shields protect clothing from underarm perspiration stains. The retail price of the personal apparel items sold by Kleinert's generally ranges from $4.25 to $15.90. Kleinert's distributes adult incontinence products under the names "Safe 'N Dry" and "Feel and Sure." These products are distributed in conjunction with Hygienics Industries, Inc., in accordance with an exclusive licensing arrangement. Sales of personal apparel items represented less than 5% of Kleinert's consolidated net sales during each of the last three fiscal years.

Manufacturing

       Production. Kleinert's infants' and children's playwear and sleepwear is cut, sewn, inspected, packaged and warehoused at Kleinert's 340,000 square foot Elba, Alabama facility. The Elba facility performs the same functions with respect to T-shirts and polo shirts, except for the sewing and inspection of T-shirts, which are currently performed at Kleinert's 22,000 square foot Greenville, Alabama facility. The 78,000 and 7,000 square foot Kleinert's, Inc. of Florida facilities near Tampa Bay perform essentially the same functions as the Elba facility with respect to woven children's wear products and some knit products. The knit products are cut first at the Elba facility. Kleinert's Honduras facility is primarily engaged in the sewing, inspection and packaging of woven and knit products.

       The apparel manufacturing process begins with purchased fabric, which is then cut into specific garment parts such as sleeves, fronts, backs and collars, and then bundled. The cut parts are sewn in an assembly line format with various adornments, such as screen printing or embroidery added before the cut parts are sewn. Fabric is inspected prior to cutting and each garment is inspected at least twice, once during sewing and once after it is sewn, but before it is warehoused. Quality control tests are also performed after cut parts are printed or embroidered. Samples of each lot of sleepwear are tested to ensure compliance with government flammability standards and samples from all lots of sleepwear, playwear and T-shirts are wash tested for shrinkage and colorfastness.

       In an effort to control more closely its apparel manufacturing process, Kleinert's during the past five years has installed new equipment and upgraded existing equipment at a cost of approximately $2,480,000. Kleinert's has installed a completely integrated screen print system, a "real time" work-in-process system to better monitor and control the manufacturing process and additional embroidery machines. During fiscal year 1994, Kleinert's installed in its Elba, Alabama facility the initial portion of a real-time computer based data collection and information warehouse processing system which has enabled improved monitoring of the movement of finished goods as they are warehoused and processed for shipment. This system provides up-to-the minute information both to management and its retail customers and permits Kleinert's to ship more goods in the ever shrinking shipping window as a result of implementation of "Quick Response" via Electronic Data Interchange ("E.D.I."). The installation of the system was completed during fiscal year 1995, enabling Kleinert's to fully utilize the system's benefits during the fiscal year 1995 fall shipping season.

       Kleinert's Elba facility currently operates one eight-hour shift a day for sewing and two shifts a day (when needed) for cutting, screen print and embroidery, five days a week. The Greenville and Florida facilities currently operate one eight-hour shift a day, five days a week. The Honduras facility operates on five and one-half day weeks.

       During fiscal years 1995 and 1994, Kleinert's spent $5,808,000 and $4,086,000, respectively, for contract sewing of T-shirts, jog sets, basic separates, polo shirts and prams. Kleinert's will continue to use outside contractors to manufacture various products in order to meet peak season deliveries which are in excess of the existing in-house manufacturing capacity of Kleinert's.


       Kleinert's has conducted business with several contract sewers in the past few years depending upon the type of product to be manufactured. The principal contractor has been Precision Textiles Inc. (P.T.I.), which has sewn primarily fleece sets or separates; however, Kleinert's believes that there are readily available alternate sources for contract sewing. Kleinert's has been the primary customer of P.T.I. for the past few years.

       Raw Materials. During fiscal year 1995, approximately 42% of the fabric purchased for Kleinert's children's apparel division was purchased from two vendors, including 14% from Scott Mills and approximately 28% from Dyersburg. Vendors are selected on the basis of quality, price and service; however, Kleinert's fabric needs could be met by other vendors at prices that, in most cases, are competitive. The remaining materials used in the manufacture of children's apparel were purchased from a variety of sources.


         Raw materials for Kleinert's personal apparel products are purchased from a limited number of sources. Kleinert's believes that alternative sources are readily available at competitive prices.

Marketing


       Kleinert's apparel products are sold primarily by an in-house sales staff of seven people which is organized on the basis of specific customers. In addition, there are three independent commissioned sales representatives. The independent commissioned sales representatives account for less than 20% of total children's apparel sales. Sales efforts are principally conducted from Kleinert's New York City showroom.


       Kleinert's sells most of its apparel to national chain stores, mass merchandisers, department stores and specialty stores, such as Target Stores, J.C. Penney, Wal-Mart, K-Mart, Federated, Nordstrom and Mercantile Stores. During fiscal year 1995 sales of apparel were made to less than 800 customers. No single customer accounted for more than 10% of Kleinert's consolidated net sales for fiscal year 1995 other than Target Stores and

J.C. Penney, which accounted for approximately 19% and 14%, respectively, of consolidated net sales during the period.


       In recent years Kleinert's has received awards from its customers in recognition of Kleinert's outstanding quality and service. The awards are indicative of strategic partnerships which Kleinert's has been successful in developing over many years of providing quality service and merchandise, particularly as the number of retailers continues to decrease. The result of Kleinert's emphasis on quality is demonstrated by Kleinert's returns and allowances being less than 3% of gross sales in each of the last three fiscal years. This compares with an industry average exceeding 7% of gross sales.



       The apparel division has quick response programs in place with major customers and communicates with many of its vendors and customers via E.D.I. This E.D.I. system allows customers and vendors to communicate purchase orders, invoices, advance shipping notices and available inventory lists electronically. The real-time, work-in-process and warehouse systems aid Kleinert's in servicing the customer by enabling Kleinert's to monitor on a "real time" basis goods on the sewing floor and in the warehouse, thereby permitting Kleinert's to circumvent production bottlenecks that could cause late deliveries.

       Kleinert's markets its personal apparel products exclusively under the Kleinert's label through chain, variety and drug stores, wholesale distributors, fabric centers and direct mail order.

       Backlog. The backlog of orders for apparel goods was approximately $4,486,000 at February 2, 1996 compared with $8,270,000 at January 27, 1995. The amount of unfilled orders at a particular time is affected by a number of factors including the scheduling of manufacturing and product shipping, which in many instances is dependent on the desires of the customer. The decrease in open orders at February 2, 1996 is due in large part to higher shipping production levels of knitsets and T-shirts when compared to January 27, 1995. Kleinert's anticipates that all orders will be filled during the current fiscal year.

Competition

       The infants' and children's apparel markets are highly competitive and include many manufacturers from around the world in all product lines, including some which are larger and have substantially greater market share and resources than Kleinert's. Kleinert's believes that it competes with other manufacturers in each of its markets on the basis of price, quality, service and availability of products.

       Foreign competition has been a significant factor in the apparel industry. Kleinert's believes that it can best compete with foreign competition by providing superior customer service, responding quickly to changes in customer demand and providing more timely deliveries. Purchasing from domestic manufacturers may permit retailers to reduce their inventory levels and lower the risk that product availability will not match consumer demand.


       Kleinert's experiences only limited competition in the personal apparel market.

Employees

       As of January 1, 1996, Kleinert's had 1,454 full time employees including approximately 1,270 in manufacturing (of which 751 are in Elba, 96 in Greenville, 193 in the Florida plants and 230 in Honduras, 24 in merchandising, design and sales, 101 in clerical/administration and 59 in general management). Historically, the number of employees increases during the summer and fall due to seasonal factors. None of Kleinert's United States employees are party to a collective bargaining agreement and Kleinert's believes its employee relations are satisfactory. The employees in Honduras are under a collective bargaining agreement, as required by Honduras laws. Kleinert's considers its relationship with its employees to be good.

Governmental and Environmental Regulation

       The Company and its operations are subject to federal, state and local laws, as well as Honduran law in the case of Certified Apparel Services of Honduras, Inc., including the Consumer Product Safety Act, the Flammable Fabrics Act, and the rules and regulations promulgated thereunder. The Company believes it is in substantial compliance with all applicable governmental requirements under these laws and regulations.

       The Company and its operations are subject to federal, state and local laws and regulations concerning the protection of the environment. The Company is not currently the subject of any proceedings under these laws and regulations, and believes it is in substantial compliance with all applicable governmental requirements under these laws and regulations.

       The Company does not anticipate that environmental or Occupational Safety Health Act (O.S.H.A.) laws and regulations, or compliance with other federal, state and local laws and regulations, will require substantial expenditures or materially affect its results of operations or financial condition during the foreseeable future unless conditions unknown to the Company are discovered or new or stricter requirements are imposed.

Properties

       Kleinert's conducts its manufacturing operations from two plants in Alabama, one in Elba and one in Greenville, two plants in Florida and one plant in Honduras. Kleinert's principal executive offices are located in Plymouth Meeting, Pennsylvania, a suburb of Philadelphia. Kleinert's sales, marketing, merchandising and design functions are conducted from its offices located in New York, New York. Kleinert's believes that its plants and equipment are well maintained and are sufficient, when combined with production from outside contractors, to meet expected output levels in fiscal year 1996.

         In addition, Kleinert's leases an office in Wilmington, Delaware for its subsidiary, Kleinert's, Inc. of Delaware.

         The following table sets forth a summary of the principal facilities owned or leased by Kleinert's as of January 1, 1996:



                                                                           SQUARE                 BASIS OF
       LOCATION                            PRIMARY USE                      FEET                 OCCUPANCY
       --------                            -----------                    --------               ---------


Elba, Alabama                      Manufacture of children's apparel       340,000                   Owned

Elba, Alabama                      Finished goods warehouse                 11,000           Lease expiring
                                                                                          November 30, 1997

Greenville, Alabama                Sewing of T-shirts and polo shirts       22,000           Lease expiring
                                                                                          February 14, 1997(1)

New York, New York                 Marketing, merchandising and             12,878           Lease expiring
                                   design of infants' and children's                            March, 2001
                                   wear


Plymouth Meeting,                  Executive offices                         3,900           Lease expiring
Pennsylvania                                                                                 October, 1996


Largo, Florida                     Manufacture of children's apparel        78,000           Lease expiring
                                                                                             December, 1998(2)


Safety Harbor, Florida             Manufacture of children's apparel         7,000           Lease expiring
                                                                                                 July, 1997(2)


San Pedro Sula Cuelas,             Manufacture of children's apparel        34,000           Lease expiring
 Honduras, CA                                                                                  August, 1996(2)

San Pedro Sula Cuelas,             Visitors' housing facility                1,400           Lease expiring
Honduras, CA                                                                                      May, 1997


(1) Kleinert's has an option to renew the lease for one additional year, and has an option to purchase this facility, including approximately 5.6 acres of land, for $140,000. Certain portions of the rental payments may be applied against the purchase price.

(2) Kleinert's has options to renew these leases.

Legal Proceedings

         Kleinert's currently is not a party to any material litigation.

                       INFORMATION CONCERNING SCOTT MILLS

         Scott Mills was engaged until September 12, 1995 in the knitting, dyeing and finishing of knit fabrics for the children and women's apparel market. On September 12, 1995, Scott Mills announced that in light of poor operating results and as part of its ongoing effort to control operating costs, it had decided to concentrate its business solely on its knitting operations and subcontract out all of its dyeing and finishing. On November 27, 1995, Scott Mills sold substantially all of its dyeing and finishing assets to an unaffiliated third party. Since September 12, 1995, the Company has been engaged solely in knitting operations. Although the Company has experienced a period of reduced cash flow as a result of these strategic changes, management has undertaken these changes with the expectation that they will eventually lead to improved operating results. There can be no assurance, however, that these objectives will be achieved.

         Scott Mills was incorporated on August 30, 1993 as a wholly-owned subsidiary of Kleinert's Alabama. Prior to November 27, 1993, the business of Scott Mills had been conducted as a division of Kleinert's Alabama. See "The Merger - Background of the Merger" and "Certain Relationships and Related Transactions." As used herein, unless the context otherwise indicates, the term Scott Mills refers to Scott Mills, Inc. and its subsidiary, Scott Mills, Inc., of North Carolina, commencing November 28, 1993, and for periods prior to that date, to a division of Kleinert's Alabama.

         Scott Mills' fiscal year ends on the Saturday nearest November 30. In fiscal year 1995 Scott Mills' fiscal year ended December 2, 1995 and contained fifty-two weeks. The fiscal year ended December 3, 1994 contained fifty-three weeks and the fiscal year ended November 27, 1993, contained fifty-two weeks. The Company's executive offices are located at 120 W. Germantown Pike, Plymouth Meeting, PA 19462, telephone number (610) 828-7261. The textile plant is located at 2223 Plastics Drive, Gastonia, NC 28052.

Products and Customers

         Scott Mills currently knits polyester, cotton/polyester blend, cotton and acrylic fabrics at its Gastonia, North Carolina facility for sale to others, including Kleinert's. Until September 1995, Scott Mills also was engaged in dyeing and finishing fabrics. At that time, it eliminated that portion of its operations and subcontracted that business to third parties. During fiscal year 1995, 54% of Scott Mills' net sales were to parties other than Kleinert's, primarily garment manufacturers, including other children's wear manufacturers. Scott Mills maintains an inventory of greige goods (undyed fabric) in order to respond immediately to production requests. No customer other than Kleinert's accounted for more than 10% of Scott Mills' net sales during fiscal year 1995. Scott Mills is substantially dependent on Kleinert's, and expects that it will continue to be dependent until its fabric sales to other third parties can be further developed. In attempting to broaden its customer base, Scott Mills has focused its efforts in addressing past customer problems, including shipping delays and quality control problems. Scott Mills believes that the steps it has taken to address these concerns will increase customer support for its product.

         Although 100% polyester fabric historically accounted for the majority of Scott Mills' textile sales, Scott Mills has increased its sales of other fabrics, including 100% acrylic, 50% polyester/50% cotton and 100% cotton. These other fabrics have characteristics which appeal to different segments of the apparel market. Scott Mills believes that the ability to provide its customers with several types of fabrics will improve Scott Mills' ability to become a significant source of fabric used for the women's and children's apparel market.

Market Overview and Competition

         The domestic textile industry is highly competitive and no one firm dominates the United States market. In recent years there has been a trend toward consolidation and capacity reduction in the U.S. textile industry.

         A large number of domestic and foreign producers compete with Scott Mills, most of which are larger and have greater financial resources than Scott Mills. Although domestic textile producers currently are Scott Mills' greatest competitors, foreign textile and apparel producers are significantly increasing their penetration of the domestic market. Scott Mills expects foreign producers to further expand their market share at the expense of domestic producers in the years ahead.

         The long-term prospects of Scott Mills will also be affected by the ability of its apparel customers to remain competitive in the face of foreign competition. Textile import decisions by U.S. retailers and apparel manufacturers are influenced by a number of factors, including raw material costs, lead times, political instability and infrastructure deficiencies of newly industrializing countries, fluctuating currency exchange rates, individual government policies and international agreements regarding textile and apparel trade.

Raw Materials and Supplies

         The principal raw materials used by Scott Mills are acrylic, polyester and poly cotton yarns. The raw materials are knitted into five basic constructions -- terrycloth, interlock, jersey, mini jacquard and rib. In addition, Scott Mills makes variations of those basic constructions, including fleece and novelty fabrics.

         Scott Mills believes that the consistent quality of raw materials and services provided by its vendors is very important; therefore, it relies on one principal supplier for each of its principal raw materials rather than relying on a diversified supplier base. While the number of potential suppliers has decreased in recent years, Scott Mills believes there are alternative sources of raw materials should the need arise in the future.

Manufacturing

         Scott Mills' manufacturing process begins with circular knitting machines which knit various types of greige goods (undyed fabric) in a tube producing jersey, interlock, mini jacquard, terrycloth, rib or novelty fabric. After knitting, the fabric is batched into lots for dyeing, which since September 1995 has been subcontracted to third parties. The knitting facility normally operates 24 hours a day, five days a week. Fabric dyeing is a time consuming operation, with cycle times ranging from four to twelve hours depending on the type of fabric and the dye color. The finishing process sets the width and length of the fabric as it is dried. In addition to the normal drying process, fleece fabrics such as acrylic fleece are "napped" -- fed through machines that fluff one side of the fabric using rotating wire brushes. Subcontracting parties also mechanically compact 100% cotton fabric in order to reduce wash shrinkage of garments without using resins. Reducing wash shrinkage is becoming increasingly important to the retail consumer.

         All fabrics are tested for consistency of fabric color in the dye vessels and are tested again on a random basis after the last finishing process. In addition, a piece of every fabric lot produced is sent through a series of quality control tests to ensure compliance with the Consumer Product Safety Act, Flammable Fabrics Act, Textile Fiber Products Identification Act and other rules and regulations promulgated by the Consumer Products Safety Commission.

Marketing

         Sales of Scott Mills' textile products are directed through Scott Mills' in-house management primarily to garment manufacturers, including children's wear manufacturers.

         Backlog. The backlog of orders for the knitting operation was approximately $907,000 at February 2, 1996. The backlog for the knitting, dyeing and finishing operation was $1,644,000 at January 27, 1995. The reduced level of orders reflects improvements in processing customer orders on a timely basis, the elimination of the dyeing and finishing operations and reduced customer purchases reflecting a more accurate mix of Scott Mills' business.

Employees

         As of January 1, 1996, Scott Mills had 43 full-time employees in Gastonia, North Carolina, including 38 engaged in manufacturing, 2 clerical employees, 3 engaged in general management. None of Scott Mills' employees are covered by a collective agreement and Scott Mills believes its employee relations are satisfactory.

Governmental and Environmental Regulation

         Scott Mills and its operations are subject to federal, state and local laws, including the Occupational Safety and Health Act ("OSHA"), the Consumer Product Safety Act, the Flammable Fabrics Act, the Textile Fiber Products Identification Act and the rules and regulations promulgated thereunder. Scott Mills believes it is in substantial compliance with all applicable governmental requirements under these laws and regulations.

         Scott Mills and its operations are subject to federal, state and local laws and regulations concerning the protection of the environment, including those relating to the generation and discharge of waste water, the generation, storage, transportation and disposal of other wastes, and emissions into the air. Scott Mills is not the subject of any proceedings under these laws and regulations and believes it is in substantial compliance with all applicable governmental requirements under these laws and regulations.

         Scott Mills does not anticipate that environmental or OSHA law and regulations, or compliance with other federal, state and local laws and regulations, will require substantial expenditures or materially affect its results of operations or financial condition during the foreseeable future unless conditions unknown to Scott Mills are discovered or new or stricter requirements are imposed.

Properties

         Scott Mills does not own any real property. Scott Mills currently leases a 27,000 square foot facility in Gastonia, North Carolina which it uses for knitting operations and as a warehouse for yarn and finished goods. The lease expires in April 2001, and Scott Mills has an option to purchase the facility during the lease term for approximately $788,000.

         Scott Mills also subleases office space for its executive offices in Plymouth Meeting, Pennsylvania from Kleinert's at an annual rent of $14,400 which is included in the fees Scott Mills pays Kleinert's for certain services. See "Certain Relationships and Related Transactions."

Legal Proceedings

         On September 13, 1995, a complaint was filed against Scott Mills in the Superior Court Division of the General Court of Justice in Gaston, County, North Carolina by Wesley R. Edwards, the Company's former chief operating officer and a director. The complaint alleges, among other things, that Scott Mills breached its obligations under Mr. Edwards' employment agreement by wrongfully terminating his employment with Scott Mills. The complaint seeks damages in the amount of approximately $722,000, consisting of amounts allegedly due Mr. Edwards under his employment agreement as well as amounts to which Mr. Edwards would allegedly be entitled by statute if it is determined that his employment was wrongfully terminated. Scott Mills has filed an answer to the complaint in which it denies Mr. Edwards' allegations and states that Mr. Edwards' employment was terminated for cause. Scott Mills intends to vigorously defend against the allegations.

                BENEFICIAL OWNERSHIP OF SCOTT MILLS COMMON STOCK


       The following table sets forth certain information concerning the holdings of each person who was known to Scott Mills to be the beneficial owner of more than five percent (5%) of Scott Mills Common Stock and all shares beneficially owned by each director, each nominee for director and by all directors and executive officers as a group at the close of business on the record date, September 5, 1996. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his name, except as otherwise noted. The information in the table was furnished by the persons listed.




Title of Class                        Name of Beneficial Owner            Number of Shares              Percent of Class
- --------------                        ------------------------            ----------------              ----------------

Common                                Jack Brier                            368,347(1)                    10.3%
Stock

Common                                Joseph J. Connors                      61,100(2)                     1.8%
Stock

Common                                Wesley Edwards                        100,000(3)                     2.9%
Stock

Common                                William Forman                        262,500(4)                     7.6%
Stock

Common                                E. Gerald Riesenbach                  820,000(5)                    24.1%
Stock

Common                                Estate of Louis Yaeger in
Stock                                 care of the Bank of New York          270,785(6)                     8.0%

Common                                All Directors and Executive
Stock                                 Officers as a Group (five           1,663,647(1)(2)(3)(4)(5)(7)     48.0%
                                      persons)



(1) Includes 50,322 shares of Scott Mills Common Stock owned by Mr. Brier's wife as to which Mr. Brier disclaims any beneficial interest. Also includes immediately exercisable options to purchase 200,000 shares of Scott Mills Common Stock granted under the 1993 Incentive Stock Option Plan, the per share exercise price for which is greater than the current market price for the Scott Mills Common Stock. Does not include 780,000 shares of Scott Mills Common Stock held in trust for the benefit of Mr. Brier's children and as described in Note 5 below. The address of Mr. Brier is c/o Scott Mills, Inc., 120 W. Germantown Pike, Plymouth Meeting, Pennsylvania, 19462.

(2) Includes immediately exercisable options to purchase 40,000 shares of Scott Mills Common Stock granted under the 1993 Incentive Stock Option Plan as to which the per share exercise price for options to purchase 30,000 shares is greater than the current market price for the Scott Mills Common Stock.

(3) Represents shares issuable upon conversion of a convertible subordinated term loan note. See "Election of Directors - Certain Relationships and Related Transactions."

(4) Includes an immediately exercisable option to purchase 100,000 shares of Scott Mills Common Stock granted under the 1993 Incentive Stock Option Plan, the exercise price for which is greater than the current market price for the Scott Mills Common Stock. The address of Mr. Forman is 8302 Old York Road, B66, Elkins Park, Pennsylvania, 19117.

(5) Includes an immediately exercisable option to purchase 40,000 shares of Scott Mills Common Stock granted under the 1993 Incentive Stock Option Plan as to which the per share exercise price for options to purchase 30,000 shares is greater than the current market price for the Scott Mills Common Stock. Also includes 780,000 shares of Scott Mills Common Stock held as trustee under an Indenture of Trust for the Benefit of Jack Brier's Children, as to which shares Mr. Riesenbach disclaims beneficial ownership. Also includes 20,000 shares issuable upon conversion of a convertible subordinated term loan note. See "Election of Directors - Certain Relationships and Related Transactions." The address of Mr. Riesenbach is c/o Cozen and O'Connor, 1900 Market Street, Philadelphia, Pennsylvania, 19103.

(6) The address of the Bank of New York is 48 Wall Street, New York, New York, 10015.

(7) Also includes 1,700 shares issuable upon conversion of a convertible subordinated term loan note held by an officer of Scott Mills. See "Election of Directors - Certain Relationships and Related Transactions."

                    DESCRIPTION OF KLEINERT'S CAPITAL STOCK


       The statements made under this caption include summaries of certain provisions contained in Kleinert's Articles of Incorporation and in the Pennsylvania Law. These statements do not purport to be complete and are qualified in their entirety by reference to such articles, Kleinert's By-laws and the Pennsylvania Law.


Common Stock


       The Company is authorized to issue 10,000,000 shares of Kleinert's Common Stock, $1.00 par value, of which 3,694,931 shares are issued and outstanding as of August 2, 1996.


       Holders of Kleinert's Common Stock are entitled to receive, subject to the rights of any preferred stock then outstanding, dividends when and as declared by the Board of Directors out of funds legally available therefor. See "Kleinert's Dividend Policy." Holders of Kleinert's Common Stock have no preemptive rights to purchase additional shares. Holders of Kleinert's Common Stock are entitled to share on a pro rata basis, subject to the rights of any preferred stock then outstanding, in the assets of Kleinert's legally available for distribution to shareholders in the event of Kleinert's liquidation, dissolution or winding up.

       Holders of Kleinert's Common Stock are entitled to one vote per share with respect to all matters voted upon by shareholders, including the election of directors. Holders of Kleinert's Common Stock do not have cumulative voting rights. The lack of cumulative voting by shareholders means that a significant minority shareholder will not necessarily be able to elect one or more designees to the Board of Directors. Therefore, that provision may be deemed anti-takeover in nature.

       The outstanding shares of Kleinert's Common Stock are fully paid and non-assessable.

       The transfer agent and registrar of Kleinert's Common Stock is American Stock Transfer and Trust Company, New York, New York.

Preferred Stock

       Kleinert's is authorized to issue 2,000,000 shares of preferred stock. Shares of preferred stock may be issued from time to time at the discretion of the Board of Directors without shareholder approval. The Board of Directors may authorize issuances in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each series so authorized. Kleinert's has no present plans to issue any shares of such stock.

       The authorization of 2,000,000 shares of preferred stock, which the Board of Directors may issue without shareholder approval for any corporate purpose, may be considered "anti-takeover" in nature in that such provision may delay, discourage or make more difficult the assumption of control of Kleinert's by another entity or person through a tender offer, merger, proxy contest or other transaction or series of transactions.

Pennsylvania Anti-takeover Laws

       Certain provisions of the Pennsylvania Law, place limitations on mergers and other "business combinations" between a Pennsylvania corporation and an "interested shareholder" under certain circumstances. Such provisions may be deemed to be anti-takeover in nature in that they may deter, discourage or make more difficult the assumption of control of a Pennsylvania corporation, including Kleinert's, by another entity or person.

                 BENEFICIAL OWNERSHIP OF KLEINERT'S COMMON STOCK


       The following table sets forth certain information concerning the holdings of each person who was known to Kleinert's to be the beneficial owner of more than five percent (5%) of Kleinert's Common Stock and all shares beneficially owned by each director, each nominee for director, each executive officer and by all directors and executive officers as a group at the close of business on the record date, September 5, 1996. Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his name, except as otherwise noted. The information in the table was furnished by the persons listed.



Title of Class       Name of Beneficial Owner        Number of Shares    Percent of Class
- --------------       ------------------------        ----------------    ----------------

Common Stock         Jay B. Andrews                     70,833(1)            1.9%

Common Stock         Jack Brier                      1,317,997(2)           34.3%

Common Stock         Kenneth Brier                      81,872(3)(4)         2.20%

Common Stock         Joseph J. Connors                  46,200(5)            1.2%

Common Stock         William Forman                    200,000(6)            5.4%

Common Stock         Nathan Greenberg                   39,000               1.05%

Common Stock         Marvin Grossman                   126,250(7)            3.4%

Common Stock         E. Gerald Riesenbach               10,000                .3%

Common Stock         Estate of Louis Yaeger in         270,785(8)            7.3%
                     care of The Bank of New
                     York

Common Stock         All Directors and Executive     1,892,152(1)-(7)       49.7%
                     Officers as a Group (eight
                     persons)


(1) Represents immediately exercisable options to purchase 70,833 shares of Kleinert's Common Stock granted under the 1991 Incentive Stock Option Plan.

(2) Includes 48,822 shares of Kleinert's Common Stock owned by Mr. Brier's wife as to which Mr. Brier disclaims any beneficial interest. The address of Mr. Brier is c/o Kleinert's, Inc., 120 W. Germantown Pike, Plymouth Meeting, Pennsylvania, 19462.

(3) Includes immediately exercisable options to purchase 25,000 shares of Kleinert's Common Stock granted to Mr. Kenneth Brier under Non-Statutory Stock Option Agreements.

(4) Includes 400 shares of Kleinert's Common Stock owned by Mr. Brier's wife for herself and 900 shares of Kleinert's Common Stock owned by their minor children, as to which Mr. Brier disclaims any beneficial interest.

(5) Includes immediately exercisable options to purchase 25,000 shares of Kleinert's Common Stock granted under the 1991 Incentive Stock Option Plan.

(6) The address of Mr. Forman is 8302 Old York Road,, B66, Elkins Park, Pennsylvania, 19117.

(7) Includes immediately exercisable options to purchase 37,500 shares of Kleinert's Common Stock granted under the 1991 Incentive Stock Option Plan.

(8) The address of The Bank of New York is 48 Wall Street, New York, New York, 10015.

                       KLEINERT'S EXECUTIVE COMPENSATION

    Following the Merger, the Surviving Corporation will be a wholly-owned subsidiary of Kleinert's. Consequently, the directors and officers of Keinert's will direct the management and policies of the Surviving Corporation. The following sets forth information regarding compensation paid to Kleinert's executive officers during the fiscal year ended December 2, 1995.


Summary Compensation Table

   The following table sets forth certain information regarding compensation paid during each of Kleinert's last three fiscal years to Kleinert's
Chief Executive Officer and to each of Kleinert's other executive officers whose salary and bonuses during fiscal year 1995 exceeded $100,000.

                                                                                           Long-Term
                                                                                          Compensation
                                                                                         --------------
                                                        Annual Compensation                 Number of
                                           -------------------------------------------     Securities        All Other
      Name and Principal          Fiscal                                 Other Annual      Underlying      Compensation
           Position                Year     Salary($)     Bonus($)     Compensation(1)     Options (#)         ($)(2)
      -------------------        --------   ---------    ---------     ---------------    -------------    -------------
Jack Brier(3)  ...............     1995      400,000       153,000               --             --            140,000
Chairman of the Board;  ......     1994      300,000       124,000(4)            --             --                 --
Chief Executive Officer  .....     1993      300,000       110,000(4)            --             --                 --

Marvin Grossman  .............     1995      300,000            --           61,381(5)          --             35,000
President of Kleinert's, Inc.      1994      298,000            --           34,353(5)          --                 --
of Alabama  ..................     1993      275,000        25,000           26,727(5)          --                 --

Jay Andrews  .................     1995      300,000        30,000               --             --                 --
Executive Vice President of  .     1994      298,000            --               --             --                 --
Kleinert's, Inc. of Alabama  .     1993      275,000        25,000               --             --                 --

Joseph J. Connors  ...........     1995      200,000        10,000               --             --              8,750
Executive Vice President  ....     1994      190,000            --               --             --                 --
                                   1993      158,333            --               --             --                 --

- ------
(1) Except as set forth in the above table regarding Marvin Grossman, such compensation did not exceed for any named officer the lesser of $50,000 or 10% of such officer's total annual salary and bonus for 1995.

(2) Represents annual pre-retirement death benefits and annual retirement benefits payable under Kleinert's Supplemental Income Plan, which for Mr. Grossman and Mr. Connors are payable under a 15-year certain and life annuity. Mr. Brier's benefit becomes payable at age 73 and is payable over 7 years. Mr. Grossman's benefit becomes vested ratably through 1995. Mr. Connors' benefit becomes vested at age 65.

(3) Mr. Brier also devotes significant time to Scott Mills as its Chairman and Chief Executive Officer. The compensation set forth opposite Mr. Brier's name in the table above reflects compensation paid by Kleinert's.

(4) See "Employment Agreement" below.

(5) Includes the value of commissions paid to Mr. Grossman ($26,492 in 1993, $34,143 in 1994 and $61,381 in 1995).

Fiscal Year End 1995 Option Values

   The following table sets forth certain information relating to the number and value of unexercised options to purchase Kleinert's Common Stock at December 2, 1995. No options were granted to, and no outstanding options were exercised by, the named executive officers during fiscal year 1995.

                                Number of Securities Underlying               Value of Unexercised
                                      Unexercised Options                     In-The-Money Options
                                      at December 2, 1995                      at December 2, 1995
                                  (Exercisable/Unexercisable)            (Exercisable/Unexercisable)(1)
                            -----------------------------------------  ----------------------------------
Jack Brier  .............                  375,000/--                             $4,181,250/--
Marvin Grossman  ........                   37,500/--                                331,875/--
Jay Andrews  ............                   62,500/--                                553,125/--
Joseph J. Connors  ......                   25,000/--                                221,250/--

- ------
(1) Values are calculated by subtracting the exercise price from the fair market value of the Kleinert's Common Stock at December 2, 1995.

Employment Agreement

   In November 1994, Jack Brier, Chairman of Kleinert's Board of Directors and Chief Executive Officer, entered into a three-year employment agreement with Kleinert's pursuant to which Mr. Brier is paid an annual salary of $400,000. Pursuant to his current employment agreement and his prior employment agreement, Mr. Brier also is entitled to receive an incentive bonus equal to 3.1% of Kleinert's pre-tax income in excess of $1,901,000 (representing pre-tax income for fiscal year 1989) for any fiscal year ending during the employment term. In fiscal year 1993, Mr. Brier earned $110,000, which was paid in fiscal year 1994. In fiscal year 1994, Mr. Brier earned $124,000 under this bonus agreement, which was paid in fiscal year 1995. In fiscal year 1995 Mr. Brier earned a bonus of $153,000, which was paid in fiscal year 1996.

Pension Plans

   Kleinert's has a retirement program for substantially all of its employees, including officers and directors who are employees, subject to certain age and service requirements. The retirement program is composed of a formula, which is .8% of annual earnings for each year of service. Normal retirement is at age 65.

   Total projected annual pension benefits at age 65 for Messrs. Brier, Connors, Grossman and Andrews approximate $29,561, $40,224, $23,096, and $28,156, respectively, and estimated credited years of service for each is 13, 39, 21 and 23 years, respectively.



                              ELECTION OF DIRECTORS

       The Company's By-Laws provide that the Board of Directors has the authority to determine the number of the Company's directors, provided that the number not be less than three nor more than eleven. The Board has fixed the number of directors at four, each of whom will be elected at the Meeting to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified. Notwithstanding the foregoing, however, if the Merger Agreement and the Merger are approved at the Meeting and the Merger is consummated, each of the directors of Scott Mills will tender his resignation as a director to become effective at the Effective Time. All of the nominees for director are presently directors of Scott Mills. As stated above, the enclosed proxy will be voted FOR the election as directors of such persons unless a contrary instruction is given.

       Management believes that all of the nominees are willing and able to serve the Company as directors. If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof, other nominees are designated, the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment. The Board of Directors does not have a nominating committee.

       The following is a description of the nominees for election as director and of the executive officers of the Company:



                                          Director
     Name                 Age  Position              Since
     ----                 ---  --------              -----


Jack Brier                70   Chairman              1993

Joseph J. Connors         39   Director              1993

William Forman            63   Director              1993

E. Gerald Riesenbach      57   Director and          1993
                               Secretary

Edwin Gowan*              59   Treasurer and Chief
                               Financial Officer


- -------------------------
* Mr. Gowan is not a nominee for director.

       Jack Brier has been Chairman of the Board and Chief Executive Officer of Scott Mills since its inception in August 1993. Mr. Brier is also Chairman and Chief Executive Officer of Kleinert's, a position he has held for more than five years, and devotes a significant portion of his working time to its operations.

       Joseph J. Connors has been a director since August 1993. Mr. Connors has been Executive Vice President of Kleinert's since 1993 and was Vice President of Finance of Kleinert's from 1986-1993. Mr. Connors also is a director of Mountbatten Surety, Inc., a standard Pennsylvania domiciled surety company.

       William Forman has been a director since August 1993. Mr. Forman is a private investor and has been a director of Kleinert's since 1984.

       E. Gerald Riesenbach has been a director since August 1993. Mr. Riesenbach is a partner of Cozen and O'Connor, the general counsel of Scott Mills since February 1995. Prior to February 1995 and for more than five years, Mr. Riesenbach was a partner of Wolf, Block, Schorr and Solis-Cohen, the general counsel to Scott Mills from August 1993 until February 1995. He also is a director of Kleinert's.

       Edwin Gowan has been the Treasurer and Chief Financial Officer of Scott Mills since June 1994. Prior to joining Scott Mills, Mr. Gowan was Vice President of American Rental Centers, a food catering company, from July 1991 to May 1994.

Committees

       The Board of Directors maintains a Stock Option Committee. During fiscal year 1995, the Stock Option Committee was responsible for establishing and recommending to the Board of Directors those executive officers to whom stock options should be granted and the number of shares of Scott Mills Common Stock to which such options should be subject. Messrs. Connors and Riesenbach served on the Committee, which met once during fiscal year 1995. The Company does not have a standing compensation, nominating or audit committee. If the Merger is not consummated, the Board of Directors intends to establish a joint Compensation and Stock Option Committee, which will have the additional responsibility of establishing salaries and bonuses of executive officers.

Board Meetings

       The Board of Directors held six meetings during fiscal year 1995. Other than Wesley Edwards (see "Information Concerning Scott Mills -- Legal Proceedings"), none of the current directors attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors in which such director served.

Compensation of Directors

       Directors do not receive any cash compensation for their services on the Company's Board of Directors, but are reimbursed for reasonable travel and lodging expenses incurred in attending Board and Committee meetings. Directors are eligible to receive grants of stock options under the Company's 1993 Stock Incentive Plan. Members of the Stock Option Committee receive non-discretionary grants of stock options on an annual basis, the purpose of which is to enable the Stock

Incentive Plan to satisfy the conditions relating to administration of employee stock option plans set forth in Rule 16b-3 promulgated under the Exchange Act. In each of fiscal year 1995 and fiscal year 1996, Messrs. Riesenbach and Connors, the members of the Stock Option Committee, each received non-discretionary grants of stock options to purchase 10,000 shares of Scott Mills Common Stock.

Compensation Committee Interlocks and Insider Participation

       Mr. Brier, Chairman of the Board of the Company, is also Chairman of the Board and Chief Executive Officer of Kleinert's. He is also a member of the Stock Option Committee of Kleinert's.

       Mr. Connors, a member of the Stock Option Committee, is an executive officer of Kleinert's and, in such capacity, oversaw the financial and accounting functions of the Company's predecessor at a time when such predecessor was a division of Kleinert's. See "Certain Relationships and Related Transactions."

       Mr. Riesenbach, a member of the Stock Option Committee, is a partner in the law firm of Cozen and O'Connor, outside general counsel of the Company. He is also a member of the Compensation Committee and Stock Option Committee of Kleinert's.

Scott Mills Executive Compensation

       The following table sets forth information with respect to compensation paid by Scott Mills or its predecessor (see "Certain Relationships and Related Transactions") during each of the last three fiscal years to Scott Mills' Chief Executive Officer. No executive officer received salary and bonus in excess of $100,000 for fiscal year 1995.

Summary Compensation Table



                                     Annual Compensation                  Long-Term Compensation
                                --------------------------------          -----------------------------------
                                                                                             Number of
                                                                          Other Annual       Securities
Name and Principal                                                        Compensation       Underlying      All Other
     Position           Fiscal Year     Salary($)(1)         Bonus($)         ($)            Options (#)     Compensation(2)
- ------------------      -----------     ------------        ---------     ------------       -----------     ---------------


Jack Brier (1)             1995         $ 56,250              --              --                --             $  1,031(2)
Director, Chairman         1994         $106,250              --              --             200,000           $  1,594(2)
of the Board               1993         $150,000              --              --                --                 --



(1) Mr. Brier divides his time between Scott Mills and Kleinert's and receives compensation and benefits from Kleinert's in consideration for his services to such company. See "Certain Relationships and Related Transactions." The compensation set forth in this table is the amount paid to Mr. Brier for services rendered on behalf of Scott Mills and its predecessor.

(2)  Represents employer contributions to the Company's 401(k) Savings Plan.

Fiscal Year End 1995 Option Values

       The following table sets forth certain information relating to the number and value of unexercised options at December 2, 1995. No options were granted to the named person in the Summary Compensation Table above, and no options were exercised by such person, during fiscal year 1995.



                 Number of Securities              Value of Unexercised
                Underlying Unexercised            In-The-Money Options at
              Options at December 2, 1995             December 2, 1995
Name          (Exercisable/Unexercisable)       (Exercisable/Unexercisable) (1)
- ----           -------------------------         -------------------------

Jack Brier            200,000/--                           $-0-


(1) Values are calculated by subtracting the exercise price from the fair market value of the Scott Mills Common Stock at December 2, 1995. Since the price of the Scott Mills Common Stock was less than the exercise price for the options, the options had no value on such date.

Certain Relationships And Related Transactions

Plan of Reorganization - Spin-Off

       On November 27, 1993, pursuant to a certain Plan of Reorganization, Kleinert's transferred substantially all of the assets of its Scott Mills division, subject to certain liabilities, to Scott Mills, which at the time was an indirect wholly-owned subsidiary of Kleinert's.

       On March 15, 1994, Kleinert's distributed, by dividend to its shareholders of record as of November 27, 1993, all of the issued and outstanding common stock of Scott Mills (the "Spin-Off"). The purpose of the Spin-Off was to create two independent companies which would enable Kleinert's to concentrate its resources on its core apparel business, which involves the design, manufacture, marketing and sale of infant's and children's clothing for sale to retailers under both Kleinert's labels and private labels, and would enable Scott Mills to concentrate its resources on the textile manufacturing business.

        In connection with the Spin-Off, Kleinert's contributed $1,300,000 to Scott Mills, which represented the amount which Kleinert's anticipated was sufficient to meet Scott Mills' cash requirements for its 1994 fiscal year. In addition, Kleinert's retained the accounts receivable and agreed to pay the Scott Mills' accounts payable at November 27, 1993. See "The Merger -- Background of the Merger."

Kleinert's Loan and Financing Transaction

         Scott Mills executed a working capital agreement with Kleinert's Alabama during fiscal year 1995 pursuant to which Kleinert's Alabama may, at Scott Mills' request, provide in short-term borrowings. The borrowings, which are payable upon demand by Kleinert's Alabama, are secured by a lien on all of Scott Mills' assets. Repayments to Kleinert's are made by deductions against invoice billings to Kleinert's by Scott Mills for textile fabrics purchased by Kleinert's. At June 1, 1996, $2,488,000 was outstanding and due Kleinert's Alabama under this agreement.

         On December 4, 1994, Scott Mills borrowed $500,000 from Kleinert's, Inc. of Delaware, a wholly-owned subsidiary of Kleinert's, on a subordinated basis. The loan bears interest at 8.5% per annum, which is paid annually, and is due on December 4, 1999. Also on December 4, 1994, Messrs. Edwards, Riesenbach and Gowan, together with certain other persons affiliated with Scott Mills and Kleinert's, (including Nathan Greenberg, a director of Kleinert's, and certain other shareholders of Kleinert's, none of whom beneficially owns in excess of 5.0% of the issued and outstanding shares of Kleinert's Common Stock or Scott Mills Common Stock) advanced loans to Scott Mills aggregating $500,000: (Mr. Edwards - $50,000; Mr. Riesenbach - $10,000; Mr. Gowan - $10,000; Mr. Greenberg
- - $50,000). These loans were evidenced by subordinated five year term notes bearing interest at 8.5% per annum. The notes are convertible into shares of Scott Mills Common Stock at a price of $.50 per share. At June 30, 1996, the entire $500,000 principal balance remained outstanding. Although there is no existing agreement among Scott Mills and these lenders regarding conversion of the notes in connection with the Merger, Scott Mills does not anticipate that any of the notes will be converted into Scott Mills Common Stock prior to the Effective Time. If the notes are converted following the Merger, holders shall be entitled to receive the Per Share Merger Consolidation which they will have received if the notes were converted into Scott Mills Common Stock prior to the Effective Time.



See "The Merger -- Interests of Certain Persons in the Merger."


       In December 1993, Scott Mills entered into a factoring agreement with a lender which agreed to make cash advances of up to 85% of Scott Mills' eligible accounts receivable. In connection therewith, Kleinert's agreed to indemnify the lender against any liability from certain claims resulting from the transfer of assets from the Scott Mills division of Kleinert's to Scott Mills pursuant to the Spin-Off. In November 1995, Scott Mills terminated its factoring arrangement.



Common Officers, Directors and Shareholders

        Certain of the current directors of Scott Mills and its Chairman also serve as officers, directors and/or employees of Kleinert's and receive compensation from Kleinert's for such services. Accordingly, conflicts of interest have arisen (including, for example, in connection with funding provided by Kleinert's to Scott Mills as described above) and are likely in the future to arise with respect to certain corporate opportunities and other matters in light of their relationship with Scott Mills and Kleinert's. These conflicts of interest will be eliminated if the Merger is consummated. If the Merger is not consummated, these conflicts will likely continue to exist and no procedures have been implemented to address these conflicts other than the exercise by the directors of Scott Mills and Kleinert's of their duty of good faith and loyalty to their respective shareholders. See "Interests of Certain Persons in the Merger."







Performance of Management Services


       Kleinert's provides certain third party services on behalf of Scott Mills, including data processing, treasury functions, accounts payable, check processing and management functions. Funds disbursed on behalf of Scott Mills are subsequently reimbursed to Kleinert's. As a consequence, the balance due to Kleinert's fluctuates based on the timing of disbursements on behalf of Scott Mills and the timing of reimbursement by Scott Mills. The balance payable to Kleinert's at June 1, 1996 was $2,488,000 and consisted primarily of the unreimbursed balance of these disbursements, and management expense and interest allocations. This unreimbursed balance due Kleinert's is secured by all assets of Scott Mills. Advances under the working capital agreement are made at Kleinert's discretion.


       Kleinert's charged Scott Mills management fees of $85,000, $293,000 and $415,000 in fiscal years 1995, 1994 and 1993 (while Scott Mills was still a division of Kleinert's), respectively, for services performed by Kleinert's on behalf of Scott Mills, including, financial, legal, accounting, credit and collection, tax administration, risk management and human resources and general management. Such charges were primarily allocated based on Kleinert's estimate of the total cost of such services and the percentage of time or usage of such services by Kleinert's to Scott Mills. Management believes the allocation method was reasonable and the charges for these services are comparable to those which would have been charged to Scott Mills by an unrelated party.

Office Lease

       Scott Mills subleases its executive office space in Plymouth Meeting, Pennsylvania from Kleinert's for an annual rental of $14,400.

Customer Relationships

       Kleinert's was Scott Mills' largest customer during fiscal year 1995 and individually accounted for 46% of Scott Mills' consolidated net sales. During the three months ended March 2, 1996, Kleinert's accounted for approximately 91% of Scott Mills' consolidated net sales. Although Kleinert's expects to continue to purchase from Scott Mills during the remainder of fiscal year 1996 (assuming the Merger is not consummated), there can be no assurance that Kleinert's will continue to purchase from Scott Mills the same amount of piece goods that it has purchased in the past.

                  REPORT OF THE SCOTT MILLS BOARD OF DIRECTORS
                            ON EXECUTIVE COMPENSATION

       The compensation of executive officers of the Company (and its predecessor) had been established by the Chairman of the Board of Directors of Kleinert's prior to the effective date of the Spin-Off in November 1993, and prior to the establishment of the Stock Option Committee (see "Certain Relationships and Related Transactions"). The type and amount of such compensation was established based on the Chairman's judgment of the executive's past and prospective contribution to the Company's performance. There was no formal bonus program for executive officers in fiscal year 1995.

       In connection with the Spin-Off, the Company created a joint Compensation and Stock Option Committee of the Board of Directors. This Committee is responsible for determining the compensation levels of the Company's executive officers, such compensation to be comprised of three separate components: salary, bonus and stock options. The objective of the Committee is to provide compensation and benefits that will attract and retain highly qualified executive officers and key employees in an effort to enhance shareholder value. The Company attempts to realize these goals by providing competitive compensation and permitting executive officers to take an ownership stake in the Company. The Committee has access to independent compensation data and are authorized, if determined appropriate in any particular case, to engage outside compensation consultants.

       The Company's philosophy with respect to setting base salary is to compensate its executive officers at a rate that is competitive to salaries of officers of companies comparable to the Company in business, size and location.

       The Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically recommends to the Board of Directors grants of stock options to the Company's executive officers and directors. Stock options are granted typically at prevailing market price and, therefore, will only have value if the Company's stock price increases over the exercise price. The Committee believes that the grant of stock options provides a long term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and shareholder return, measured by the same index used by shareholders to measure Company performance. The terms of options granted by the Board of Directors, including vesting, exercisability and option term, are determined by the Board of Directors upon recommendation by the Committee, which recommendation is based upon relative position and responsibility of each executive officer, historical and expected contributions of each officer of the Company, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry, geographic location and size. For information regarding recent options granted to the Company's executive officers and directors, reference is made to the table set forth in the proxy statement under the caption "Scott Mills Executive Compensation."

                               Board of Directors

                   Jack Brier                 William Forman
               Joseph J. Connors           E. Gerald Riesenbach

                             STOCK PERFORMANCE GRAPH

       The graph below compares the cumulative total shareholder return on the common stock of the Company with the cumulative return on the S&P Midcap 400 Index and the S&P Textile-Apparel Manufacturers Index for the period commencing May 17, 1994 (the first date on which Scott Mills Common Stock was publicly traded). This graph assumes the investment of $100 in the Company's common stock on May 17, 1994 and in such indices over the same period.



                                    [GRAPH]


In the printed version there appears a line graph depicting the following.

                                   5/18/94        1994        1995
                                   -------        ----        ----
S&P MidCap 400 (entire)              100          99.41      131.69
S&P 500-subcategory #465 Textiles    100         101.47      104.06
Scott Mills                          100          83.33        8.33




                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Section 16(a) of the Exchange Act requires the Company's officers and directors and persons who own more than ten percent (10%) of a registered class of the Company's common stock (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. Based on the Company's review of the copies of these reports received by it, the Company believes that all filings required to be made by the Reporting Persons for the period December 3, 1994 through December 2, 1995 were made on a timely basis.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

       Scott Mills engaged Ernst & Young LLP as its independent auditors to audit the Company's financial statements for the fiscal year ending December 2, 1995. A representative of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if he desires to do so and to answer appropriate questions.

                         PROPOSALS OF SECURITY HOLDERS

       All proposals of any shareholder of the Company which the holder desires be presented at the next Annual Meeting of Shareholders and be included in the proxy statement and form of proxy prepared for that meeting must be received by the Company at its principal executive offices no later than ________, 1996. All such proposals must be submitted in writing to the Secretary of the Company at the address appearing on the notice accompanying this proxy statement.

                                  LEGAL MATTERS

       The legality of the shares of Kleinert's Common Stock to be issued in the Merger to the Scott Mills shareholders will be passed upon by Cozen and O'Connor. Additionally, Cozen and O'Connor will issue an opinion to the effect that the Merger will have the Federal income tax consequences summarized herein under "Certain Federal Income Tax Consequences of the Merger." E. Gerald Riesenbach, a senior member of Cozen and O'Connor, is a director of Kleinert's and Scott Mills.

                                     EXPERTS

       The consolidated financial statements of Kleinert's Inc. at December 2, 1995, and for each of the two years in the period then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and for the year ended November 27, 1993, by Price Waterhouse LLP, independent accountants, as set forth in their respective reports thereon appearing elsewhere herein, and are given upon the authority of such firms as experts in accounting and auditing.

       The consolidated financial statements of Scott Mills Inc. at December 2, 1995, and for each of the two years in the period then ended, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, and for the year ended November 27, 1993, by Price Waterhouse LLP, independent accountants, as set forth in their respective reports thereon (which contain explanatory paragraphs with respect to their ability to continue as a going concern as mentioned in Note 2 to the consolidated financial statements) appearing elsewhere herein, and are given upon the authority of such firms as experts in accounting and auditing.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                                   Page
                                                                                                   ----


Historical Audited Consolidated Financial Statements of Kleinert's, Inc.:

     Reports of Independent Auditors ...........................................................   F-1
     Consolidated Balance Sheets at December 2, 1995 and December 3, 1994 ......................   F-3
     Consolidated Statements of Operations for the fiscal years ended
       December 2, 1995, December 3, 1994 and November 27, 1993 ................................   F-5
     Consolidated Statements of Shareholders' Equity for the fiscal years ended.
       December 2, 1995, December 3, 1994 and November 27, 1993 ................................   F-6
     Consolidated Statements of Cash Flow for the fiscal years ended
       December 2, 1995, December 3, 1994 and November 27, 1993 ................................   F-7
     Notes to Consolidated Financial Statements ................................................   F-9

Historical Unaudited Consolidated Financial Statements of Kleinert's, Inc.:


     Consolidated Statements of Operations for the six months ended
       June 1, 1996 and June 3, 1995 ...........................................................   F-29
     Consolidated Balance Sheets at June 1, 1996 and June 3, 1995 ..............................   F-30
     Consolidated Statements of Cash Flow for the six months ended
       June 1, 1996 and June 3, 1995 ...........................................................   F-32
     Notes to Unaudited Consolidated Financial Statements ......................................   F-34


Historical Audited Consolidated Financial Statements of Scott Mills, Inc.:

     Report of Independent Auditors ............................................................   F-36
     Report of Independent Accountants .........................................................   F-37
     Consolidated Balance Sheets at December 2, 1995 and December 3, 1994 ......................   F-38
     Consolidated Statements of Operations for the fiscal years ended
       December 2, 1995, December 3, 1994 and November 27, 1993 ................................   F-40
     Consolidated Statements of Shareholders' Equity for the fiscal years ended
       December 2, 1995, December 3, 1994 and November 27, 1993 ................................   F-41
     Consolidated Statements of Cash Flow for the fiscal years ended
       December 2, 1995, December 3, 1994 and November 27, 1993 ................................   F-42
     Notes to Consolidated Financial Statements ................................................   F-44

Historical Unaudited Consolidated Financial Statements of Scott Mills, Inc.:


     Consolidated Statements of Operations for the six months ended
       June 1, 1996 and June 3, 1995 ..........................................................   F-61
     Consolidated Balance Sheets at June 3, 1996 and December 2, 1995 .........................   F-62
     Consolidated Statements of Cash Flow for the six months ended
       June 1, 1996 and June 3, 1995 ..........................................................   F-65
     Notes to Unaudited Consolidated Financial Statements .....................................   F-66

Unaudited Pro Forma Combined Condensed Financial Statements of
  Kleinert's, Inc. and Scott Mills, Inc. ......................................................   F-68
     Unaudited Pro Forma Combined Condensed Balance Sheet at June 1, 1996......................   F-69
     Unaudited Pro Forma Combined Condensed Statements of Operations for the
       six months ended June 1, 1996 and for the fiscal year
       ended December 2, 1995 .................................................................   F-71
     Footnotes to Unaudited Pro Forma Combined Condensed
       Financial Information ..................................................................   F-72



    Historical Audited Consolidated Financial Statements of Kleinert's, Inc.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders of Kleinert's, Inc.

We have audited the accompanying consolidated balance sheets of Kleinert's Inc. as of December 2, 1995 and December 3, 1994 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Kleinert's, Inc. at December 2, 1995 and December 3, 1994, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 2, 1995 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1994 the Company changed its method of accounting for income taxes.


                                                /s/ ERNST & YOUNG LLP
                                                ------------------------------
                                                Ernst & Young LLP

Philadelphia, Pennsylvania
February 9, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Shareholders of Kleinert's, Inc.

In our opinion, the accompanying consolidated statements of operations, of shareholders' equity and of cash flows of Kleinert's, Inc. and its subsidiaries present fairly, in all material respects, the results of their operations and their cash flows for the year ended November 27, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


                                                  /s/ PRICE WATERHOUSE LLP
                                                  ----------------------------
                                                  Price Waterhouse LLP


Philadelphia, Pennsylvania
February 14, 1994

                                KLEINERT'S, INC.
                           CONSOLIDATED BALANCE SHEETS

                      DECEMBER 2, 1995 AND DECEMBER 3, 1994
                                ($000's omitted)


                   ASSETS                      1995       1994
                   ------                      ----       ----


Current assets:
  Cash                                       $   327     $   132
  Accounts receivable (net of allowances
     for doubtful accounts of $259 and
     $188, respectively)                      21,899      18,036

  Inventories:
       Raw materials                           4,222       4,077
       Work-in-process                         4,321       2,942
       Finished goods                          5,987       5,677
                                             -------     -------
          Total inventories                   14,530      12,696
                                             -------     -------

  Other current assets                         2,380       1,613
                                             -------     -------

     Total current assets                     39,136      32,477
                                             -------     -------

Property, plant and equipment, at cost
     Building and leasehold improvements       5,106       4,622
     Machinery and equipment                   6,070       5,578
     Furniture and fixtures                      368         369
                                             -------     -------
                                              11,544      10,569

     Less accumulated depreciation             6,051       5,427
                                             -------     -------

     Net property, plant and equipment         5,493       5,142
                                             -------     -------

Cash surrender value (net)                     2,402       2,087
Other assets                                   1,191         756
                                             -------     -------
                                             $48,222     $40,462
                                             =======     =======


                 See notes to consolidated financial statements

                                KLEINERT'S, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (continued)

                      DECEMBER 2, 1995 AND DECEMBER 3, 1994
                                ($000's omitted)

LIABILITIES and SHAREHOLDERS' EQUITY            1995          1994
- ------------------------------------            ----          ----

Current liabilities:
  Notes payable and current portion of
    long-term debt                           $ 14,195      $ 10,695
  Accounts payable                              5,024         3,585
  Accrued expenses                              1,360         1,686
                                             --------      --------
      Total current liabilities                20,579        15,966


Deferred income taxes                             134           123
Long-term debt                                  3,429         4,624
                                             --------      --------
      Total liabilities                        24,142        20,713
                                             --------      --------

Shareholders' equity
  Preferred stock - par value $1.00 per
    share, 2,000,000 shares authorized,
    none issued                                  --            --
  Common stock - par value $1.00 per
    share, 10,000,000 shares authorized,
    3,798,398 shares issued,                    3,798         3,798
  Capital in excess of par value               10,626        10,626
  Retained earnings                            12,872         8,541
                                             --------      --------
                                               27,296        22,965
  Less:
    Treasury stock, at cost, 466,967
      common shares                            (3,216)       (3,216)
                                             --------      --------

      Total shareholders' equity               24,080        19,749
                                             --------      --------

                                             $ 48,222      $ 40,462
                                             ========      ========


                 See notes to consolidated financial statements

                                KLEINERT'S, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                      Fiscal Years Ended December 2, 1995,
                     December 3, 1994 and November 27, 1993
                                ($000's omitted)

                                                 1995       1994        1993
                                               -------    -------    --------
Net sales                                      $75,121    $69,262    $ 61,428
Cost of goods sold                              61,636     56,786      50,396
                                               -------    -------    --------
      Gross profit                              13,485     12,476      11,032
                                               -------    -------    --------
Selling, general and administrative
  expenses                                       5,151      5,150       4,625
Interest expense                                 1,651      1,403       1,288
                                               -------    -------    --------
                                                 6,802      6,553       5,913
                                               -------    -------    --------
      Income from continuing operations
        before income taxes and cumulative
        effect of change in accounting
        for income taxes                         6,683      5,923       5,119

Provision for income taxes                       2,352      2,051       1,794
                                               -------    -------    --------
      Income from continuing operations
        before cumulative effect of change
        in accounting for income taxes           4,331      3,872       3,325

Discontinued operations:
      Loss from operations of
        discontinued textile business net
        of applicable income tax benefit          --         --        (1,263)
                                               -------    -------    --------
      Income before cumulative effect of
        change in accounting for income
        taxes                                    4,331      3,872       2,062
                                               -------    -------    --------
Cumulative effect of change in
  accounting for income taxes                     --          210        --
                                               -------    -------    --------
Net income                                     $ 4,331    $ 4,082    $  2,062
                                               =======    =======    ========

Earnings per share:

   Income from continuing operations
     before change in accounting for income
     taxes                                     $  1.15    $  1.04    $    .93
   Discontinued operations                        --         --          (.35)

   Cumulative effect of change in
     accounting for income taxes                  --          .06        --
                                               -------    -------    --------
   Net income                                  $  1.15    $  1.10    $    .58
                                               =======    =======    ========
Weighted average shares outstanding              3,750      3,702       3,569
                                               =======    =======    ========

                 See notes to consolidated financial statements

                                KLEINERT'S, INC.
                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                      Fiscal Years Ended December 2, 1995,
                     December 3, 1994 and November 27, 1993
                       ($000's omitted except share data)




                                        Number of                    Capital in                    Total
                                         Shares          Common      Excess of      Retained     Treasury   Shareholders'
                                      Outstanding        Stock       Par Value      Earnings       Stock       Equity
                                      -----------        -----       ---------      --------       -----       ------


Balance, November 28, 1992             3,255,098       $ 3,653       $  9,788       $ 6,398      $(2,383)      $17,456


Exercise of non-statutory stock
 options                                 137,500           137            725                                      862

Repurchase of common stock               (25,000)                                                   (289)         (289)

Dividend payable                                                                     (4,001)                    (4,001)


Net income                                  --            --             --           2,062         --           2,062
                                      ----------       -------       --------       -------      -------       -------

Balance, November 27, 1993             3,367,598         3,790         10,513         4,459       (2,672)       16,090

Exercise of incentive stock
 options                                   8,333             8             61                                       69

Repurchase of common stock               (44,500)                                                   (544)         (544)

Tax benefit of exercise of stock
 options                                                                   52                                       52
Net income                                  --            --             --           4,082         --           4,082
                                      ----------       -------       --------       -------      -------       -------

Balance, December 3, 1994              3,331,431         3,798         10,626         8,541       (3,216)       19,749
                                      ==========       =======       ========       =======      =======       =======

Net income                                  --            --             --           4,331         --           4,331
                                      ----------       -------       --------       -------      -------       -------

Balance, December 2, 1995              3,331,431       $ 3,798       $ 10,626       $12,872      $(3,216)      $24,080
                                      ==========       =======       ========       =======      =======       =======


                 See notes to consolidated financial statements

                                KLEINERT'S, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

                      Fiscal Years Ended December 2, 1995,
                     December 3, 1994 and November 27, 1993
                                ($000's omitted)


                                                 1995          1994          1993
                                               -------       -------       -------

Cash flows from operations:
  Net income                                   $ 4,331       $ 4,082       $ 2,062
    Adjustments to reconcile net income
    to net cash provided by operating
    activities
      Depreciation and amortization                676           674         1,361
      Cumulative effect of change in
        accounting principle                        --          (210)           --
      Provision for estimated operating
        losses on discontinued operations           --            --          (492)
      Loss on disposal of fixed assets              --            29             2
      Provision for losses on
        accounts receivable                         71            80            39

      Change in assets and liabilities:
    Increase in accounts
      receivable                                (3,915)         (318)       (1,613)
    (Increase) decrease in inventory            (1,834)         (943)        1,736
    (Increase) decrease in other
      current assets                              (767)         (450)          652
    Increase (decrease) in accounts
      payable and accrued expenses               1,186        (1,529)        1,998
    Increase (decrease) in income
      taxes payable                                (73)           --           (20)
    Increase in deferred income taxes               11            89            36
                                               -------       -------       -------
      Total adjustments                         (4,645)       (2,578)        3,699
                                               -------       -------       -------
      Net cash (used in) provided by
        operating activities                      (314)        1,504         5,761
                                               -------       -------       -------

Cash flows from investing activities:
    Capital expenditures                        (1,012)         (618)         (704)
    Note receivable related party                 (500)           --            --
    Proceeds from sale of non-operating
      property                                      --           185            --
    Decrease in restricted cash                     --            --           237
    Additions to other assets                     (384)         (457)         (570)
    Proceeds from note receivable                  100            --            --
                                               -------       -------       -------

      Net cash used in investing
        activities                              (1,796)         (890)       (1,037)
                                               -------       -------       -------

                 See notes to consolidated financial statements

                                KLEINERT'S, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (continued)

                      Fiscal Years Ended December 2, 1995,
                     December 3, 1994 and November 27, 1993
                                ($000's omitted)


                                                          1995          1994         1993
                                                          ----          ----         ----


Cash flows from financing activities:
  Net borrowings and (repayments) under
    revolving line-of-credit agreement                    3,500         1,389        (3,229)
  Proceeds from long-term debt                               --           544           289
  Dividends paid                                             --        (1,300)           --
  Principal payments on debt                             (1,195)       (1,389)       (1,445)
  Principal payments on capital leases                       --           (18)         (604)
  Proceeds from exercise of stock options                    --            69           862
  Payments to acquire treasury stock                         --          (544)         (289)
                                                        -------       -------       -------

    Net cash provided by (used in)
       financing activities                               2,305        (1,249)       (4,416)
                                                        -------       -------       -------

Net increase (decrease) in cash                             195          (635)          308
Cash at beginning of period                                 132           767           459
                                                        -------       -------       -------

Cash at end of period                                   $   327       $   132       $   767
                                                        =======       =======       =======

Supplemental disclosures of cash flow information:

Cash paid during the period for:
  Interest                                              $ 1,730       $ 1,150       $ 1,650
  Income taxes                                          $ 2,046       $ 2,289       $ 1,010
Equipment purchased under capital leases                     --            --       $   140
Accrued dividends payable                                    --            --       $ 4,001
Tax benefit of exercise of stock options                     --       $    52            --
Note receivable on sale of non-operating
  property                                                   --       $   350            --



The Consolidated Statements of Cash Flows include activity related to the Discontinued Operations for fiscal year 1993.

                 See notes to consolidated financial statements

                                KLEINERT'S, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993



1.   Business of the Company and
     Summary of Significant Accounting Policies

     Business of the Company - The Company manufactures and sells infants' and children's sleepwear and activewear and personal apparel, including such items as dress and garment shields. The Company's principal customers are national chain stores, mass merchandisers, department stores and specialty stores. See
Note 10 for information on business segments. The Company treated its textile division (Scott Mills) as a discontinued operation during fiscal year 1993. Scott Mills was spun-off in a tax-free distribution on November 27, 1993.

     Principles of Consolidation - The consolidated financial statements include the accounts of Kleinert's, Inc. (Kleinert's) and its wholly-owned subsidiaries, Kleinert's, Inc. of Alabama, Kleinert's, Inc. of Delaware and Kleinert's, Inc. of New York. All significant intercompany balances and transactions have been eliminated in consolidation.

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                                KLEINERT'S, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993



1.   Business of the Company and
     Summary of Significant Accounting Policies (continued)

     Fiscal Year - The Company utilizes a 52-53 week fiscal year ending on the Saturday nearest November 30. Fiscal year 1995 and 1993 are fifty two week years. Fiscal year 1994 was a fifty three week year.

     Inventories - Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. Aggregate corporate general and administrative charges were $1,704,000, $961,000 and $1,524,000 for fiscal years 1995, 1994 and 1993, respectively. Such costs remaining in inventory at December 3, 1995 and November 27, 1994 were approximately $390,000 and $211,000, respectively.

     Revenue Recognition - The Company's sale of product is made net of returns, allowances and discounts.

     Property, Plant and Equipment - The Company depreciates property, plant and equipment over their estimated useful lives, principally on a straight-line basis.

                                             Useful Lives
                                             ------------
         Buildings                           30-40 years
         Leasehold improvements              Term of lease
         Machinery and equipment             3-10 years
         Furniture and fixtures              3-5 years

     Earnings Per Share - Earnings per share has been computed based on the weighted average number of common shares outstanding

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

1.   Business of the Company and
     Summary of Significant Accounting Policies (continued)

and common stock equivalent shares deemed outstanding during each period presented.

     Goodwill - Goodwill, included in other assets, represents the excess of the cost over the fair value of the net assets at the date of acquisition and is being amortized using the straight-line method over 40 years.

     Income Taxes - Effective November 28, 1993, the Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" (FAS #109). This statement requires recognition of deferred tax assets and liabilities for all timing differences resulting from reporting certain income and expense items differently for income tax and financial accounting purposes. In prior fiscal years income taxes were accounted for under APB Opinion No. 11. The impact of the adoption of the change in accounting for income taxes during fiscal year 1994 was $210,000.

     Financial Statement Reclassification - Certain prior years' amounts in the consolidated financial statements have been reclassified to conform to the fiscal year 1995 presentation.

     Stock Based Compensation - The Company accounts for stock options according to the provisions of Accounting Principles

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

1.   Business of the Company and
     Summary of Significant Accounting Policies (continued)

Board Opinion 25 (APB 25), Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued FASB Statement No. 123, Accounting for Stock-Based Compensation. The new standard prescribes new accounting and reporting standards which reflect the standards' "fair value method" to estimate expense associated with stock based compensations plans. Companies may elect to continue to use existing accounting rules or adopt the "fair value method" for expense recognition. Companies that elect to continue to use existing accounting rules will be required to provide pro-forma disclosures of what net income and earnings per share would have been had the new "fair value method" been used. The Company will elect to continue to use existing accounting rules. The new statement is effective for fiscal years beginning after December 15, 1995. Accordingly, the new standards pro-forma disclosure provisions will be required for the Company for its fiscal year ending November 29, 1997.

     Accounting for the Impairment of Long-Lived Assets - In March 1995, the FASB issued Statement No. 121 Accounting for the Impairment of Long-Lived Assets to Be disposed Of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

1.   Business of the Company and
     Summary of Significant Accounting Policies (continued)

are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The statement is effective for fiscal years beginning after December 15, 1995 and accordingly will not be required until fiscal year 1997. The Company expects the impact of adoption in 1997 will be insignificant.

2.   Financing Arrangements (continued)
     Financing arrangements consist of the following:

                                   1995                      1994
                                   ----                      ----
                            Current     Long-Term     Current     Long-Term
                            -------     ---------     -------     ---------
                                            ($000's omitted)

Term loans                  $ 1,000      $ 2,649      $ 1,000      $ 3,649
Short-term borrowings,
  reclassified                   --           --           --           --
Revolving line
  of credit                  13,000           --        9,500           --
Revenue bond                    195          780          195          975
Capital leases                   --           --           --           --
                            -------      -------      -------      -------
                            $14,195      $ 3,429      $10,695      $ 4,624
                            =======      =======      =======      =======

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

2.   Financing Arrangements (continued)

     The following information relates to the Company's short-term revolving lines of credit:

                                              Weighted
                    Weighted       Maximum Amount      Average Amount
                    Average        Outstanding At        Outstanding
                    Interest    Any Fiscal Month-End     During The
                    Rate (1)     During the Period       Period (2)
                    --------     -----------------       ----------
                                  ($000's omitted)

   1995                7.0%           $23,480             $13,521
   1994                6.3%           $20,540             $11,388
   1993                5.6%           $19,475             $12,866

     (1) The weighted average interest rate for each period was computed by dividing interest expense by the weighted average amount outstanding.

     (2) The weighted average amount outstanding for each period was computed by averaging the daily balances during the year.

     The Company's agreement with its banks provided for a $42,000,000 unsecured line of credit for use in fiscal year 1995 bearing interest between 6.40% and the prime rate (8.75% as of December 2, 1995) and required compensating balances. For fiscal year 1996, the Company has available $42,000,000 in unsecured lines of credit. On December 2, 1995 the unused portion of the lines of credit was $29,000,000. The Company's unsecured term loan is payable in quarterly installments of $250,000 through September 1999 and bears interest at the prime rate plus one-quarter percent. The prime rate was 8.75% at December 2, 1995 and 8.5% at December 3, 1994. On November 10, 1994 the Company amended the term loan to borrow an additional $544,000.

2.   Financing Arrangements (continued)

     The banking agreements require the Company to maintain financial statement covenants, including requirements on pre-tax income, working capital, tangible net worth, debt and capital expenditures. In addition, no cash dividends may be paid on the common stock unless the Company's net worth exceeds $15,000,000 after the payment of dividends. With the exception of this net worth covenant, retained earnings are free of restrictions and the Company had $9,080,000 of retained earnings available for dividends at December 2, 1995. The Company holds an industrial revenue bond from the Industrial Development Board of the City of Elba, Alabama collateralized by a first mortgage on the Elba, Alabama facility. This loan is payable in annual installments of $195,000 with the final payment due in October 2000. Interest is payable quarterly at a variable rate of 85% of the bank's prime rate. Prime rate was 8.75% at December 2, 1995 and 8.5% at December 3, 1994.

     Aggregate maturities of long-term debt after December 2, 1995, are as follows: 1996 - $1,195,000; 1997 - $1,195,000; 1998 - $1,195,000; 1999 -
$844,000; 2000 - $195,000; thereafter - 0.

     Borrowings against the cash surrender value of officers' life insurance policies amounted to $3,450,000 and $3,030,000 as of December 2, 1995 and December 3, 1994, respectively. These

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

2.   Financing Arrangements (continued)

borrowings are recorded as a reduction in the related assets and bear interest ranging from 7.11% to 7.20% in fiscal year 1995.

3.   Discontinued Operations

     On February 11, 1993, the Board of Directors approved a plan to dispose of the Company's textile division, known as Scott Mills. In August 1993, the Company organized Scott Mills, Inc., and its wholly-owned subsidiary, Scott Mills, Inc. of North Carolina, to operate the Scott Mills Division independently of the Company effective after November 27, 1993. On November 16, 1993, the Board of Directors declared a distribution of one share of Scott Mills, Inc. common stock for every one share of Kleinert's, Inc. common stock payable to the holders of record of Kleinert's, Inc. common stock, par value $1.00 per share, at the close of business on the record date, November 27, 1993.

     The distribution, which occurred on March 15, 1994, resulted in the separation of the Company into two publicly-owned companies with each company continuing to engage in the business in which it had previously engaged. Certain directors of Scott Mills, Inc. including its Chief Executive Officer, also serve as officers, or directors of the Company.

     In connection with the transfer of assets to Scott Mills, the Company contributed $1,300,000 in cash to Scott Mills and retained the accounts receivable and accounts payable at November 27, 1993. The assets distributed to Scott Mills included cash,

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

3.   Discontinued Operations (continued)

leasehold improvements, machinery and equipment, furniture and fixtures, deposits on machinery and other assets including prepaid expenses and cash surrender value of life insurance policy.

     In April 1994 the Internal Revenue Service granted the Company's previously filed Private Letter Ruling request for tax free treatment of the transfer of Scott Mills ownership to the Company's shareholders.

     The accompanying consolidated financial statements reflect the textile division as a discontinued operation for fiscal year 1993; accordingly, the operating results of the textile division are excluded from continuing operations for that year.

     The loss from discontinued operations included in the Consolidated Statement of Operations is as follows:

                                                        1993
                                                        ----
                                                  ($000's omitted)

Operating loss before income
 tax benefit                                           $ 2,677
Income tax benefit                                        (922)
                                                       -------

Net loss                                                 1,755

Less fiscal year 1993
 provision for additional
 operating losses through
 date of disposal, net of
 income tax benefit of $249                               (492)
                                                       -------

Loss from discontinued
 operations                                            $ 1,263
                                                       =======


4.   Income Taxes

     Income tax expense (benefit) is included in the financial statements as follows:

                                  Liability Method           Deferred Method
                                  ----------------           ---------------

                                 1995             1994              1993
                                 ----             ----              ----
Continuing operations        $ 2,352,000      $ 2,051,000      $ 1,794,000
Discontinued operations               --               --         (673,000)
                             -----------      -----------      -----------
                             $ 2,352,000      $ 2,051,000      $ 1,121,000
                             ===========      ===========      ===========

     The provision for income taxes consists of the following:

                       Liability Method            Deferred Method
                       ----------------            ---------------

                    1995              1994               1993
                    ----              ----              ----
Current:
   Federal      $ 2,245,000       $ 1,838,000       $ 1,201,000
   State            135,000            43,000                --
                -----------       -----------       -----------
                  2,380,000         1,881,000         1,201,000
                -----------       -----------       -----------

Deferred:
   Federal          (30,000)          176,000           (80,000)
   State              2,000            (6,000)               --
                -----------       -----------       -----------
                    (28,000)          170,000           (80,000)
                -----------       -----------       -----------
                $ 2,352,000       $ 2,051,000       $ 1,121,000
                ===========       ===========       ===========

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

     The components of the deferred tax provision, including the related tax effects of timing differences, are as follows:

                            Deferred Method
                                 1993
                                 ----

Depreciation                  $ 22,000
Inventory reserves             (58,000)
Benefit plans                  (32,000)
Bad debt expense               (13,000)
Charitable contributions        21,000
Capital leases                 (13,000)
Vacation                        (7,000)
                              --------
                              $(80,000)



4.   Income Taxes (continued)

     Income tax expense differs from the amount computed by applying the federal tax rate to income before income taxes are as follows:


                                          Liability Method           Deferred Method
                                        1995             1994             1993
                                        ----             ----             ----

Statutory rate applied to
 income from continuing opera-
 tions before income taxes          $ 2,272,000       $ 2,014,000      $ 1,740,000
State taxes, net of federal
 benefit                                 90,000            28,000           41,000
Other                                   (10,000)            9,000           13,000
                                    -----------       -----------      -----------

                                      2,352,000         2,051,000        1,794,000
                                    -----------       -----------      -----------
Income tax benefit of
 discontinued operations                     --                --         (673,000)
                                    -----------       -----------      -----------

                                    $ 2,352,000       $ 2,051,000      $ 1,121,000
                                    ===========       ===========      ===========


     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets, as of December 2, 1995 and December 3, 1994 are as follows:

                                                1995               1994
                                                ----               ----
      Deferred Tax Assets:
      Benefit plans                           $156,000           $121,000
      Inventory reserves                        75,000             88,000
      Bad debt expense                          92,000             68,000
      Vacation                                  15,000             27,000
                                              --------           --------
       Total deferred tax assets              $338,000           $304,000
                                              --------           --------

    Deferred Tax Liabilities:

      Depreciation                            $290,000           $244,000
      Charitable contributions                      --             40,000
                                              --------           --------
       Total deferred tax liabilities          290,000            284,000
                                              --------            -------
         Net deferred tax asset               $ 48,000           $ 20,000
                                              ========           ========

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

5.   Retirement Plans

     The Company has a defined benefit pension plan (the Plan) covering substantially all of its employees subject to certain age and service requirements. Scott Mills' employee participation in the pension plan terminated on December 31, 1993, resulting in a $23,000 gain. Normal costs and past service costs are amortized over thirty years. The Company contributions to the Plan are made in accordance with applicable E.R.I.S.A. and tax regulations. Assets of the Plan are invested in equity, corporate and government bonds and short-term instruments.

Pension costs for fiscal years 1995, 1994 and 1993 are as follows:

                                        1995            1994            1993
                                        ----            ----            ----

Benefits earned during the period    $ 289,688       $ 271,405       $ 275,657
Interest cost on benefits earned
 in prior years                        231,054         209,540         182,751
Net investment (income) loss          (475,375)         88,677        (213,693)
Net amortization and deferral          207,339        (317,020)         10,696
                                     ---------       ---------       ---------

                                     $ 252,706       $ 252,602       $ 255,411
                                     =========       =========       =========

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

5.   Retirement Plans (continued)

     The projected benefit obligation below is based on the following assumptions:

                                   1995       1994       1993
                                   ----       ----       ----

Discount rate                      7.0%       7.75%      7.25%

Weighted average expected
  long-term rate of return        8.75%       7.75%      7.25%

Annual rate of increased
  compensation                     4.0%        5.0%       5.0%


     The following is a reconciliation of the Plan's assets and liabilities to amounts recorded in the Company's financial statements:


                                                      1995            1994
                                                      ----            ----
Present value of future benefit
 payments based on service
 to date and present pay levels:
    Vested..............................           $3,295,523       $2,506,847
    Non-vested..........................               88,664           56,531
                                                   ----------       ----------
 Accumulated benefit obligation ........            3,384,187        2,563,378
 Projected pay increases................              472,967          389,001
                                                   ----------       ----------
    Projected benefit obligation (PBO)..            3,857,154        2,952,379
Fair value of plan assets
 available for benefits.................            3,494,944        2,916,825
                                                   ----------       ----------
Assets (Liabilities) in excess of PBO...             (362,210)         (35,554)

Items not yet recognized in the Company's balance sheet:
    Unamortized transition asset........             (130,646)        (149,309)

    Unamortized prior service cost......               27,707           38,318
    Unrecognized net actuarial and
      investment losses.................              560,099          247,952
                                                   ----------       ----------

Prepaid pension cost                               $   94,950       $  101,407
                                                   ==========       ==========

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

5.   Retirement Plans (continued)

     Participants' benefits are fully vested after five years, and future benefit accruals are 0.8% of each year's compensation.

     The Company has supplemental retirement agreements with certain key employees. The cost of these benefits, which are funded with life insurance contracts, are expensed over the employees' service lives and amounted to $104,000, $58,000, and $94,000 in fiscal years 1995, 1994, and 1993, respectively.

6.   Property, Plant and Equipment and Lease Commitments

     Property, plant and equipment at December 2, 1995 and December 3, 1994 includes equipment under capital leases with a cost of $988,000 and a net book value of $341,000 and $440,000 respectively. There are no future minimum lease payments remaining to be paid at December 2, 1995.

     Depreciation expense was $661,000, $659,000 and $680,000 for fiscal years 1995, 1994 and 1993 respectively.

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

6.   Property, Plant and Equipment and Lease Commitments (continued)

     Rent expense under operating leases was $1,350,000, $1,094,000 and $1,207,000 in fiscal years 1995, 1994 and 1993, respectively. Minimum rentals for operating leases (principally office space, machinery and equipment) that have initial or remaining noncancelable lease terms in excess of one year as of December 2, 1995 are as follows:

                         Fiscal Year          Amount
                         -----------          ------

                           1996 -          $  853,000
                           1997 -             722,000
                           1998 -             597,000
                           1999 -             535,000
                           2000 -             434,000
                                           ----------
                           Total           $3,141,000
                                           ==========


     The Company sold its non-operating property in June 1994 for $500,000 and accepted a 3 year, $350,000 note receivable. The sale of the property resulted in a small loss.

7.   Shareholders' Equity

     Pursuant to the Company's plan to spin-off its Scott Mills Division, the Board of Directors unanimously voted on November

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

7.   Shareholders' Equity (continued)

16, 1993 to distribute one share of common stock of Scott Mills, Inc., a Pennsylvania corporation, for each share of the Company's common stock, held by shareholders of record at November 27, 1993. Accordingly, a dividend payable for the net assets of the discontinued operation plus $1,300,000 was accrued at November 27, 1993. On March 15, 1994 the Company distributed the Scott Mills, Inc. common stock.

     The Company's stock option plan (The Plan) authorizes the issuance of 500,000 shares of common stock to officers, directors and key employees.

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

7.   Shareholders' Equity (continued)

     The information with respect to these incentive stock option plans is as follows:

                                            Fiscal Year Ended
                                            -----------------
                                    12/2/95       12/3/94      11/27/93
                                    -------       -------      --------

Options outstanding beginning
 of period                          190,000       215,000        175,000
Granted under New Plan (1)           10,000            --         40,000
Exercised                                --        (8,333)            --
Canceled                                 --       (16,667)            --
                                   --------      --------       --------
Options outstanding end
 of period                          200,000       190,000        215,000
                                   ========      ========       ========

Exercise price per share       $6.90-$18.00  $6.90-$12.50   $6.90-$12.50
Options exercisable end
 of period                          193,333       185,000        129,997


(1) Options granted during fiscal year 1995 were granted at $18.00. Options granted during fiscal year 1993 were granted at prices ranging from $8.25 to $12.50 per share.

     On June 23, 1992 the Board of Directors granted three outside directors non-statutory stock options to purchase 25,000 shares each of common stock at $8.50 per share. In November 1993, one of the options to purchase 25,000 shares was exercised. The remaining options expire in June 1997.

     In May 1991, the Board of Directors granted the Company's Chairman and Chief Executive Officer (the Chairman) a non-statutory stock option to purchase 375,000 shares of the Company's common stock at $4.60 per share. This option expires in May 1996.

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993


8.   Commitments

     The Chairman has an employment agreement which provides for an incentive bonus if pre-tax income exceeds fiscal year 1989 pre-tax income. Bonuses of $153,000, $124,000 and $110,000 were earned for fiscal years 1995, 1994 and
1993, respectively. The employment agreement with the Chairman extends through the end of fiscal year 1997 and provides for an annual incentive bonus of 3.1% of pre-tax income in excess of fiscal year 1989 pre-tax income.

     In addition the Company is funding life insurance contracts on behalf of the Chairman, whose beneficiaries are designated by the individual. The funded amounts will be repaid to the Company upon receipt of insurance proceeds, against which the Company holds collateral assignments. The Company has included at December 2, 1995, as a non-current asset, $1,265,000 which is equal to the cash surrender value of the policies.

     The Company is party to an agreement with Precision Textile, Inc. (P.T.I.), a related party, whereby P.T.I. provides low cost contract sewing labor for the Company's children's apparel division. This agreement offers the Company the exclusive use of P.T.I.'s low cost sewing labor in exchange for a guarantee by the Company to purchase 100% of P.T.I.'s capital stock (for no more than $400,000) if certain production levels are not maintained. Purchases from P.T.I. included in cost of goods sold

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

8.   Commitments (continued)

were approximately $2,525,000, $2,539,000 and $2,377,000 in fiscal years
1995, 1994 and 1993, respectively. Amounts payable to P.T.I. were $64,000 and $30,000 at December 2, 1995 and December 3, 1994, respectively. The Company is presently renewing the existing agreement with P.T.I. on a year-to-year basis.

     Kleinert's entered into a two year supply agreement with a major vendor starting in December 1996. This supply agreement requires among other things for the Company to purchase its requirements for various fabrics from this vendor at negotiated prices and requires the same vendor to commission dye and finish fabric formerly finished by Scott Mills. Additionally, the Company and its vendor have agreed to commission dye and finish a minimum of 2,500,000 pounds during the term of the two year agreement.

9.   Major Customers

     In 1995 two apparel customers individually accounted for 19% and 14% each of the Company's consolidated net sales while the same two apparel customers individually accounted for 21% and 15% in 1994 and 20% each of the Company's consolidated net sales in 1993.

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

10.  Segment Information

     The Company's products are principally grouped into two industry segments: children's apparel and other. Corporate assets include cash, pension assets, cash surrender value of life insurance, non-trade receivables, general corporate assets and goodwill.


                                                            Fiscal Year Ended
                                             -------------------------------------------------
                                             12/2/95             12/3/94             11/27/93
                                             -------             -------             --------
                                                             ($000's omitted)

Net sales to unaffiliated customers:
    Children's apparel                       $74,087              $68,097              $60,248
    Other                                      1,034                1,165                1,180

Operating profit:
    Children's apparel                       $ 9,847              $ 8,033              $ 7,841
    Other                                        191                  254                   90
                                             -------              -------              -------
                                              10,038                8,287                7,931

    General corporate expenses                (1,704)                (961)              (1,524)
    Interest expense                          (1,651)              (1,403)              (1,288)
                                             --------             --------             -------
    Income from continuing
     operations before taxes                 $ 6,683              $ 5,923              $ 5,119
                                             =======              =======              =======

Identifiable assets*:
    Children's apparel                       $43,082              $35,995              $35,360
    Other**                                    5,140                4,467                3,846

Capital expenditures:
    Children's apparel                       $   989              $   603              $   627
    Other                                         23                   15                   12

Depreciation and amortization:
    Children's apparel                       $   635              $   619              $   652
    Other                                         41                   55                   43


______________

* Does not include net assets from discontinued operations of $2,701 at November 27, 1993.
**  Includes goodwill of $310, $325, and $340, respectively.

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

11.  Stock Repurchase Program

     In June 1993 the Board of Directors unanimously approved a plan to repurchase up to $3,000,000 of the Company's stock. As of December 2, 1995, under the stock repurchase program, the Company has repurchased 69,500 shares of its common stock at prices ranging from $11.25 to $12.38 per share.

12.  Related Party Transactions

     On December 5, 1994 the Company loaned Scott Mills, Inc. ("Scott Mills") $500,000. Scott Mills, formerly an indirect wholly-owned subsidiary of the Company, is the successor in interest to the Company's textile division, the assets of which were transferred to Scott Mills on November 27, 1993. The loan bears interest, payable annually, at 8 1/2% per annum and the principal is due in full on December 4, 1997. Scott Mills, which has operated independently of the Company since November 27, 1993, continues to be a principal supplier of fabric to the Company. Total fabric purchases from Scott Mills were $6,840,900, $6,185,000 and $4,720,000 for fiscal years 1995, 1994 and 1993, respectively.

     The Company provides certain third party services on behalf of Scott Mills including data processing and account payable check processing functions and business management services.

12. Related Party Transactions (continued)

     As a consequence, the balance due to Kleinert's, Inc. fluctuates based on the timing of Scott Mills repayments to Kleinert's for disbursements made on behalf of Scott Mills. The net receivable due to the Company at December 2, 1995 was $1,561,000 and consisted primarily of the unreimbursed balance of disbursements made on behalf of Scott Mills. Kleinert's charged Scott Mills management and service fees of $86,000, $293,000 and $415,000 in the fiscal years ended 1995, 1994 and 1993, respectively. On December 1, 1995 the Company executed a working capital agreement with Scott Mills that confirms Scott Mills' obligations and provides to the Company a first lien and security interest in substantially all of Scott Mills' assets to secure Scott Mills obligation to repay to the Company the loan balance due.

     In March 1995, the Company subleased knitting machines to Scott Mills for a forty-five month term to be used to produce certain fabrics on behalf of the Company.

13.  Subsequent Event

     On December 19, 1995, Kleinert's, Inc., through its newly formed, wholly-owned subsidiary, Kleinert's, Inc. of Florida, ("together, the Company"), consummated a transaction (the "Transaction") pursuant to which the Company acquired

                                KLEINERT'S, INC.

                      FISCAL YEARS ENDED DECEMBER 2, 1995,
                     DECEMBER 3, 1994 AND NOVEMBER 27, 1993

13.  Subsequent Event (continued)

substantially all of the assets of Pixie Playmates, Inc. ("Pixie") and Certified Sewing Services, Inc. ("Certified") two Florida corporations, and all of the capital stock of Certified Apparel Services of Honduras, Inc., C.A., a Honduran corporation ("CASH"). Pixie, Certified and CASH, all of which were affiliated entities, are engaged in the manufacture and sale of children's apparel. Concurrent with the Transaction, the Company entered into a three year lease agreement with the principal shareholder of Pixie for the premises in which Pixie was conducting business. The Company intends to continue manufacturing operations as was conducted by Pixie, Certified and CASH prior to the Transaction.


14. EVENTS SUBSEQUENT TO THE DATE OF THE ACCOUNTANTS REPORT (UNAUDITED)

     On February 28, 1996 the Company refinanced its existing term loan and provided for an additional term debt facility of $4,650,000 to finance the Pixie Acquisition. The term loan is in the form of an amended and restated term loan note with the same bank as the original term loan. Total borrowing on February 28, 1996 was $8,049,000. The interest rate is indexed by LIBOR rates plus a spread of 1.12%.

     Simultaneously, the Company entered into an interest rate swap to convert its floating-rate to a fixed-rate of 5.88% which effectively fixes the rate at 7.0%. This reduces the Company's risk of incurring higher interest costs due to rising interest rates. At February 28, 1996, the interest rate swap agreement had a notional amount of $8,049,000 which decreases by $300,000 quarterly through the September 2002 termination date. The fair value of this agreement at February 28, 1996 was $0.

   Historical Unaudited Consolidated Financial Statements of Kleinert's, Inc.

                                KLEINERT'S, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (000's omitted, except per share amounts)

                                   Three Months Ended         Six Months Ended
                                   ------------------         -----------------
                                   June 1,    June 3,         June 1,   June 3,
                                     1996       1995            1996      1995
                                     ----       ----            ----      ----
Net sales                          $11,291    $10,132        $23,011    $17,845
Cost of goods sold                   8,598      7,641         17,806     13,316
                                   -------    -------        -------    -------

     Gross profit                    2,693      2,491          5,205      4,529
                                   -------    -------        -------    -------

Selling, general and
  administrative expenses            1,372      1,227          2,798      2,396
Interest expense, net                  424        416            760        685
                                   -------    -------        -------    -------
                                     1,796      1,643          3,558      3,081
                                   -------    -------        -------    -------

  Income before income
    taxes                              897        848          1,647      1,448

Provision for income taxes             327        308            598        526
                                   -------    -------        -------    -------

Net income                         $   570    $   540        $ 1,049    $   922
                                   -------    -------        -------    -------

Earnings per share:

Net income                         $   .15    $   .14        $   .28    $   .25
                                   -------    -------        -------    -------

Weighted average shares
  outstanding                        3,767      3,761          3,752      3,759
                                   -------    -------        -------    -------

                             See accompanying notes

                                KLEINERT'S, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (000's Omitted)


                                     ASSETS


                                        June 1,    Dec. 2,    June 3,
                                          1996       1995       1995
                                       -------     ------     ------

Current assets:
    Cash                               $    44     $   327    $   205
    Accounts receivable (net)           13,723      21,899     10,429
    Inventories:
         Raw materials                  10,209       4,222      6,112
         Work-in-process                 5,032       4,321      4,128
         Finished goods                 20,570       5,987     20,093
                                       -------     -------    -------
            Total inventories           35,811      14,530     30,333
                                       -------     -------    -------
    Other current assets                 1,343       2,380      1,740
                                       -------     -------    -------

        Total current assets            50,921      39,136     42,707
                                       -------     -------    -------

Property, plant & equipment, at cost    13,697      11,544     10,998
Less:  accumulated depreciation and
        amortization                     6,516       6,051      5,732
                                       -------     -------    -------
       net property, plant and
        equipment                        7,181       5,493      5,266
                                       -------     -------    -------

Other assets                             4,668       3,593      3,278
                                       -------     -------    -------

                                       $62,770     $48,222    $51,251
                                       =======     =======    =======


                             See accompanying notes

                                KLEINERT'S, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (000's Omitted)


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                              June 1,      Dec. 2,      June 3,
                                               1996         1995         1995
                                              -------      -------      -------

Current liabilities
    Notes payable and current portion
      of long-term debt                      $20,245      $14,195       $17,955
    Accounts payable                           6,180        5,024         6,977
    Accrued expenses                           1,129        1,331           792
    Income taxes payable                         386           29           606
                                             -------      -------       -------
         Total current liabilities            27,940       20,579        26,330
                                             -------      -------       -------

Deferred income taxes                            134          134           123
Long-term debt                                 7,629        3,429         4,124
                                             -------      -------       -------
         Total liabilities                    35,703       24,142        30,577
                                             -------      -------       -------

Shareholders' equity:
    Preferred stock-par value $1.00 per
    share, 2,000,000 shares authorized,
    none issued                                   --           --            --

    Common stock par value $1.00 per
    share, 10,000,000 shares authorized,
    4,198,398, 3,798,398 and 3,798,398
    shares issued and outstanding,
    respectively                               4,198        3,798         3,798
    Capital in excess of par value            12,164       10,626        10,626
    Retained earnings                         13,921       12,872         9,466
                                             -------      -------       -------
                                              30,283       27,296        23,890
                                             -------      -------       -------

Less:
    Treasury stock, at cost, 466,967          (3,216)      (3,216)       (3,216)
                                             -------      -------        ------

    Total shareholders' equity                27,067       24,080        20,674
                                             -------      -------       -------

                                             $62,770      $48,222       $51,251
                                             =======      =======       =======

                             See accompanying notes

                                KLEINERT'S, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (000's Omitted)


                                                      Six Months Ended
                                                      June 1,    June 3,
                                                       1996       1995
                                                     --------   --------
Cash flows from operating activities:
  Net income                                         $  1,049   $    922
Adjustments to reconcile net income to
net cash used by operating activities:
  Depreciation and amortization                           472        326
  Provision for losses on accounts receivable             (14)         2

  Change in assets and liabilities:
    Decrease in accounts receivable                     8,219      7,620
    (Increase) in inventory                           (19,242)   (17,636)
    (Increase) decrease in other current assets         1,037       (127)
    Increase in accounts payable and
      accrued expenses                                    953      2,601
    Increase in income taxes payable                      358        505
    (Increase) decrease in other assets                  (129)         3
                                                     --------   --------
      Total adjustments                               ( 8,346)    (6,706)
                                                     --------   --------
      Net cash used in operating activities           ( 7,297)    (5,784)
                                                     --------   --------


Cash flows from investing activities:
    Purchase of assets -- Pixie Acquisition            (4,650)         -
    Capital expenditures                                 (584)      (443)
    Note receivable related party (Note 2)                  -       (500)
    Proceeds from note receivable                          60         40
                                                     --------   --------
      Net cash used in investing activities            (5,174)      (903)
                                                     --------   --------


                             See accompanying notes

                                KLEINERT'S, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (000's Omitted)
                                   (CONTINUED)


                                                      Six Months Ended
                                                    June 1,      June 3,
                                                      1996        1995
                                                    --------    --------
Cash flows from financing activities:
  Net borrowings under revolving
    line-of-credit agreement                        $ 5,850     $7,260
  Principal payments of debt                           (250)      (500)
  Proceeds from long-term debt                        4,650         --
  Exercise of stock options                           1,938         --
                                                    -------     ------

    Net cash provided by financing
     activities                                      12,188      6,760
                                                    -------     ------

Net increase (decrease) in cash                        (283)        73

Cash at beginning of period                             327        132
                                                    -------     ------

    Cash at end of period                           $    44     $  205
                                                    -------     ------

Supplemental disclosures of cash flow information:

Cash paid during the period for:
    Interest                                        $   505     $  612
    Income taxes                                    $   240     $   75


                             See accompanying notes

                                KLEINERT'S, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Six Months Ended June 1, 1996 and June 3, 1995


(1)  Basis of presentation:

     The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the information furnished reflects all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results for the interim periods. Operating results for the six months ended June 1, 1996 are not necessarily indicative of the results that may be expected for the year ended November 30, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures presented are adequate for a fair presentation of the financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.

(2)  Acquisition

     On December 19, 1995, Kleinert's, Inc., through its newly formed, wholly-owned subsidiary, Kleinert's, Inc. of Florida, ("together, the Company"), consummated a transaction (the "Pixie Acquisition") pursuant to which the Company acquired substantially all of the assets of Pixie Playmates, Inc. ("Pixie") and Certified Sewing Services, Inc. ("Certified") two Florida corporations, and all of the capital stock of Certified Apparel Services of Honduras, Inc., S.A., a Honduran corporation ("CASH"). Pixie, Certified and CASH, all of which were affiliated entities, are engaged in the manufacture and sale of children's apparel. Concurrent with the Pixie Acquisition, the Company entered into a three year lease agreement with the principal shareholder of Pixie for the premises in which Pixie was conducting business. To date the Company has continued manufacturing operations as was conducted by Pixie, Certified and CASH prior to the Pixie Acquisition.

     In consideration for the assets of Pixie and Certified and the shares of CASH, the Company paid an aggregate purchase price of $4,650,000 in cash.
The purchase price was financed by the Company through an amendment to its existing bank financing agreement to provide for an additional term debt facility.

     The acquisition has been accounted for using the purchase method, and accordingly, the results of operations are included in the Company's results from the date of acquisition, December 19, 1995.

     The proforma unaudited results of operations for the six months ended June 1, 1996 and June 3, 1995, assuming consummation of the purchase and amendment of the term debt as of December 4, 1994 are as follows:

                                  Three Months Ended        Six Months Ended
                                  ------------------------------------------

                                   June 1,     June 3,    June 1,     June 3,
                                    1996         1995      1996        1995
                                   -------     -------    -------     -------
Net sales                         $11,291      $12,245     $23,082     $22,841

Net income                            570          391       1,049         688

Net income per common share:          .15          .10         .28         .18


(3)  Refinancing of Term Loan


     On February 28, 1996 the Company refinanced its existing term loan and provided for an additional term debt facility of $4,650,000 to finance the Pixie Acquisition. The term loan is in the form of an amended and restated term loan note with the same bank as the original term loan. Total borrowing at June 1, 1996 was $8,049,000. The interest rate is indexed by LIBOR rates plus a spread of 1.12%.

       Simultaneously, the Company entered into an interest rate swap to convert its floating-rate to a fixed-rate of 5.88% which effectivley fixes the rate at 7.0%. This reduces the Company's risk of incurring higher interest costs due to rising interest rates. At June 1, 1996, the interest rate swap agreement had a notional amount of $8,049,000 which decreases by $300,000 quarterly through the September 2002 termination date. The fair value of this agreement at June 1, 1996 was $166,007




(4)  Related Party Transactions

     On December 5, 1994 the Company loaned Scott Mills, Inc. ("Scott Mills") $500,000. Scott Mills, formerly an indirect wholly-owned subsidiary of the Company, is a knitting and textile manufacturer and the successor in interest to the Company's textile division, the assets of which were transferred to Scott Mills on November 27, 1993. The loan bears interest, payable annually, at 8 1/2% per annum and the principal is due in full on December 4, 1997. Scott Mills, which has operated independently of the Company since November 27, 1993, continues to be a principal supplier of fabric to the Company.

     The Company provides certain third party services on behalf of Scott Mills, including data processing and account payable check processing functions and business management services for which Scott Mills reimburses the Company. As a consequence, the balance due the Company fluctuates based on the timing of Scott Mills repayments to the Company for disbursements made on behalf of Scott Mills. On December 1, 1995 the Company executed a working capital agreement with Scott Mills that confirms Scott Mills' obligations to the Company and provides to the Company a first lien and security interest in substantially all of Scott Mills' assets to secure Scott Mills' obligation to repay to the Company the loan balance due of $2,488,000 as of June 1, 1996.

     In March 1995, the Company subleased knitting machines to Scott Mills for a forty-five month term to be used to produce certain fabrics on behalf of the Company. The terms of the sublease were reached at an arms length basis.

(5)  Subsequent Events

     Acquisition

     On June 10, 1996, Kleinert's, Inc., Kleinert's, Inc. of Alabama, a wholly-owned subsidiary of Kleinert's, Inc., and Scott Mills, Inc. entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Scott Mills, Inc. shall be merged with and into Kleinert's, Inc. of Alabama (the "Merger"). In the Merger, each share of Common Stock of Scott Mills, Inc.
which is issued and outstanding on the effective date of the Merger shall be converted into the right to receive $0.03 in cash and such fraction of a share of Kleinert's, Inc. Common Stock as shall have a value of $0.27, based upon the average closing price of the Kleinert's Common Stock for the five trading days immediately preceding the Merger. Cash will be paid in lieu of fractional shares of Kleinert's, Inc. Common Stock otherwise issuable in the Merger.
Based upon approximately 3,368,000 issued and outstanding shares of Common Stock of Scott Mills, Inc., it is expected that Kleinert's, Inc., will issue approximately 56,000 shares of its Common Stock in the Merger. The consummation of the Merger is subject to a number of conditions, including approval of the Merger by the stockholders of Scott Mills, Inc.

     Kleinert's is the largest customer of Scott Mills. Scott Mills' sales for the six months ended June 1, 1996 were $4,118,000 of which $3,685,000 were sales to Kleinert's. The proposed merger of Scott Mills with Kleinert's is expected to permit Kleinert's to maintain its flexibility in servicing its retail customers in its sleepwear and activewear products.

     Stock Repurchase Program

     On June 21, 1996, the Company announced the commencement of a common stock repurchase program. Purchases under the program will occur in the public market and in negotiated private transactions. Total purchases under the repurchase program will not exceed $5,000,000.

   Historical Audited Consolidated Financial Statements of Scott Mills, Inc.

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Shareholders
of Scott Mills, Inc.




We have audited the accompanying consolidated balance sheets of Scott Mills, Inc. as of December 2, 1995 and December 3, 1994, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the two years in the period ended December 2, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Scott Mills, Inc. at December 2, 1995 and December 3, 1994, and the consolidated results of its operations and its cash flows for each of the two years in the period ended December 2, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 2 to the financial statements, the Company's recurring losses from operations, negative operating cash flows and accumulated deficit raise substantial doubt about its ability to continue as a going concern. Management's plans as to these matters are also described in Note 2. The 1995 financial statements do not include any adjustments that might result from the outcome of this uncertainty.



                                                 ERNST & YOUNG LLP


Philadelphia, Pennsylvania
February 15, 1996

                        REPORT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Shareholders
of Scott Mills, Inc.



In our opinion, the accompanying consolidated statements of operations, of shareholders' equity/parent investment and of cash flows of Scott Mills, Inc. (formerly a division of Kleinert's, Inc. of Alabama) and its subsidiary present fairly, in all material respects, the results of their operations and their cash flows for the year ended November 27, 1993, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has suffered recurring losses form operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Scott Mills, Inc. is a member of a group of affiliated companies and, as disclosed in Note 7 to the financial statements, has extensive transactions and relationships with members of the group.



/s/ PRICE WATERHOUSE LLP
PRICE WATERHOUSE LLP




Philadelphia, Pennsylvania
March 8, 1994

                                SCOTT MILLS, INC.

                           CONSOLIDATED BALANCE SHEETS

                      December 2, 1995 and December 3, 1994

                                ($000's omitted)





                           ASSETS                              1995        1994
                           ------                              ----        ----

Current assets:
   Cash and cash balances at factor                           $  211      $  525
   Accounts receivable (net of allowances
      for doubtful accounts of $26,000 and $0
       in 1995 and 1994)                                         180         251
   Due from factor                                                17       1,387

Inventories:
    Raw materials                                                177         438
    Work-in-process                                              587         391
    Finished goods                                                45         124
                                                              ------      ------
       Total inventories                                         809         953
                                                              ------      ------

Other current assets                                             104         411
                                                              ------      ------

    Total current assets                                       1,321       3,527
                                                              ------      ------

Property, plant and equipment, at cost:
   Leasehold improvements                                        295       1,036
   Machinery and equipment                                     1,987       7,803
   Furniture and fixtures                                        105         135
                                                              ------      ------
                                                               2,387       8,974
                                                              ------      ------

    Less accumulated depreciation                              1,350       3,244
                                                              ------      ------
    Net property, plant and equipment                          1,037       5,730
Other assets                                                      22          83

Non-operating dyeing and finishing assets                        520          --
                                                              ------      ------

                                                              $2,900      $9,340
                                                              ======      ======




                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

                           CONSOLIDATED BALANCE SHEETS
                                   (continued)

                      December 2, 1995 and December 3, 1994
                                ($000's omitted)



  LIABILITIES and SHAREHOLDERS' EQUITY (DEFICIT)             1995         1994
  ----------------------------------------------             ----         ----

Current liabilities:
   Current portion of
      long-term debt and capital lease
      obligations                                           $   103     $ 1,018
   Accounts payable                                           2,911       2,938
   Accrued expenses                                             417         386
   Due to Kleinert's, Inc. of Alabama                         1,564          94
                                                            -------     -------
      Total current liabilities                               4,995       4,436
                                                            -------     -------

Subordinated convertible term debt                              500         500
Long term debt and capital lease obligations, net of
      current portion                                           210       2,851
Subordinated term debt due to Kleinert's, Inc.
      of Delaware                                               500          --
                                                            -------     -------
      Total liabilities                                       6,205       7,787
                                                            -------     -------

Commitments

Shareholders' equity (deficit):

   Common stock - par value $1.00 per share,
      10,000,000 shares authorized,
      3,367,598 shares issued, and
      outstanding                                             3,368       3,368
   Capital in excess of par value                               873         873
   Accumulated (deficit)                                     (7,546)     (2,688)
                                                            -------     -------


      Total shareholders' equity (deficit)                   (3,305)      1,553
                                                            -------     -------
                                                            $ 2,900     $ 9,340
                                                            =======     =======




                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

                    ($000's omitted, except per share amount)



                                              1995        1994        1993
                                             -------    --------     -------

Net sales - non affiliates                  $  7,955    $ 11,170    $  9,578
Net sales - related party                      6,841       6,185       4,720
                                            --------    --------    --------
   Total                                      14,796      17,355      14,298
Cost of goods sold                            15,987      18,344      15,840
                                            --------    --------    --------
      Gross profit (loss)                     (1,191)       (989)     (1,542)

Provision for dyehouse closing                 2,044          --          --
Selling, general and administrative
   expenses                                      919       1,338       1,297
                                            --------    --------    --------
Operating loss                                (4,154)     (2,327)     (2,839)
Interest expense                                 704         397         186
                                            --------    --------    --------

      Loss before income tax
         benefit                              (4,858)     (2,724)     (3,025)
Income tax benefit                                --          36          --
                                            --------    --------    --------

      Net loss                              $ (4,858)   $ (2,688)   $ (3,025)
                                            ========    ========    ========

Net loss per share                          $  (1.44)   $  (0.80)   $   (.88)(1)
                                            ========    ========    ========


Weighted average shares outstanding            3,368       3,368       3,368 (1)
                                            ========    ========    ========

- -------------------
(1) Pro-forma loss and shares outstanding (Note 10) (unaudited)



                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

   CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY (DEFICIT)/PARENT INVESTMENT

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

                       ($000's omitted except share data)

                                                                                                                   Total
                                         Number of                  Capital in                                Shareholders' Equity
                                          Shares         Common      Excess of      Parent       Accumulated    (Deficit)/Parent
                                        Outstanding      Stock       Par Value     Investment     (Deficit)        Investment
                                        -----------      ------     ----------     ----------    -----------  --------------------


Balance, November 28, 1992                     --        $    --       $    --     $   3,573        $    --       $   3,573
Net loss                                       --             --            --        (3,025)            --          (3,025)

Parent contribution                            --             --            --         1,817             --           1,817

Other                                          --             --            --           (36)            --             (36)

Capitalization of Scott Mills, Inc.
    and parent contribution
          of $1,300                     3,367,598          3,368           261        (2,329)            --           1,300
                                        ---------      ---------     ---------     ---------      ---------       ---------

Balance, November 27, 1993              3,367,598          3,368           261            --             --           3,629

Net assets transferred to Scott Mills          --             --           612            --             --             612
Net loss                                       --             --            --            --         (2,688)         (2,688)
                                        ---------      ---------     ---------     ---------      ---------       ---------

Balance, December 3, 1994               3,367,598          3,368           873            --         (2,688)          1,553
Net loss                                       --             --            --            --         (4,858)         (4,858)
                                        ---------      ---------     ---------     ---------      ---------       ---------

Balance, December 2, 1995               3,367,598      $   3,368     $     873       $    --      $  (7,546)      $  (3,305)
                                        =========      =========     =========     =========      =========       =========




                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

                                ($000's omitted)


                                                    1995       1994       1993
                                                    ----       ----       ----
Cash flows from operating activities:
   Net loss                                       $(4,858)   $(2,688)   $(3,025)

Adjustments to reconcile net loss to
   net cash provided by (used in)
   operating activities:
   Depreciation and amortization                      980        890        615
   (Gain) loss on disposal of fixed assets             --         (2)         2
   Provision for losses on
      accounts receivable                              --         --         17
   Provision for dyehouse closing                   2,044         --         --

Change in operating assets and liabilities:
   (Increase) decrease in accounts
      receivable/factor                             1,441     (1,638)       274
   (Increase) decrease in inventory                   144       (165)       747
   (Increase) decrease in other
      current assets                                  307        (52)       (10)
   (Increase) in other assets                          --        (74)       (38)
   Increase (decrease) in accounts
      payable and accrued expenses                   (273)     3,212         68

   Increase (decrease) in deferred income
      tax payable                                      --        (36)        36
   Other                                               61        (45)        --
                                                  -------    -------    -------
      Total adjustments                             4,704      2,090      1,711
                                                  -------    -------    -------
      Net cash (used in)
         operating activities                        (154)      (598)    (1,314)
                                                  -------    -------    -------
Cash flows from investing activities:
   Capital expenditures                            (1,064)    (3,356)       (84)
   Proceeds from sale of fixed assets               2,760          7         --
                                                  -------    -------    -------
      Net cash provided by (used in)
          investing activities                      1,696     (3,349)       (84)
                                                  -------    -------    -------


                 See notes to consolidated financial statements

                               SCOTT MILLS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                      Fiscal Years Ended December 2, 1995,
                     December 3, 1994 And November 27, 1993

                                ($000'S Omitted)


                                                  1995       1994        1993
                                                  ----       ----        ----
Cash flows from financing activities:
   Debt payments                                $(2,911)    $  (489)    $    --
   Principal payments on capital leases            (915)       (342)       (380)
   Parent contribution                               --       1,300       1,781
   Proceeds from term debt                           --       3,900          --
   Increase in due to Kleinert's Inc.             1,470          94          --
   Proceeds from subordinated debt                  500          --          --
                                                -------     -------     -------
      Net cash provided from
         financing activities                    (1,856)      4,463       1,401

Net increase (decrease) in cash                    (314)        516           3

Cash at beginning of period                         525           9           6
                                                -------     -------     -------

Cash at end of period                           $   211     $   525     $     9
                                                =======     =======     =======

Supplemental disclosures of cash flow information:

Cash paid during the period for
interest (including interest allocated
      by parent in 1993)                        $   562     $   405     $   189

Equipment purchased under capital
      leases                                    $   269     $    --     $   140

Due from Kleinert's, Inc.                       $    --     $    --     $ 1,300

Equipment deposits financed by parent           $    --     $    --     $   594



                 See notes to consolidated financial statements

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Years Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies

     Basis of Presentation -

     Scott Mills, Inc. and its wholly-owned subsidiary, Scott Mills, Inc. of North Carolina, (collectively, Scott Mills or the Company) were formed in August 1993. Scott Mills, Inc. was a wholly-owned subsidiary of Kleinert's, Inc. of Alabama, which was a wholly-owned subsidiary of Kleinert's, Inc. (collectively, Kleinert's). On November 27, 1993, certain assets and liabilities of Scott Mills, a division of Kleinert's Inc. of Alabama, were transferred to Scott Mills, Inc. The accompanying financial statements reflect the financial position and results of operations of the Scott Mills division through November 27, 1993. All references herein to the Company and Scott Mills refer to the Scott Mills division or to Scott Mills, Inc., as applicable.

     On September 12, 1995, the Company announced that in light of poor operating results and as part of its ongoing effort to control operating costs, it had decided to concentrate its business solely on its knitting operations and subcontract all of its dyeing and finishing operations. In connection with the closing of its dyeing and finishing facility, the Company has reduced its work-force and has either sold or is currently seeking buyers for its dyeing

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

and finishing equipment. The Company has provided a charge of $2,044,000 in fiscal year 1995 for the write-down to estimated net realizable value of assets and for other costs associated with the cessation of dyeing and finishing operations. The provision of $2,044,000 included $1,640,000 for the write-down of equipment and other assets to their net realizable value, the write-off of certain inventory of $166,000, severance for terminated employees of $119,000 and non-cancelable lease costs and certain other costs of $119,000. During the fiscal quarter ended December 2, 1995, the Company consummated the sale of a significant portion of the dyeing and finishing assets. At December 2, 1995, accrued liabilities relating to the dyehouse closing totaled $277,000.

     Scott Mills knits fabric for the children's and women's apparel markets. The Company's principal customer is Kleinert's while the remaining customers are primarily other children's and women's apparel companies.

     Distribution -

     On November 15, 1993 the Board of Directors of Kleinert's declared a distribution (the Distribution) of one share of Scott Mills common stock for every one share of Kleinert's common stock distributable to the holders of record of Kleinert's common stock, par value $1.00 per share, at the close of business on the record date, November 27, 1993. The Distribution which occurred

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

on March 15, 1994, resulted in 100% of the outstanding shares of Scott Mills Common Stock being distributed to holders of Kleinert's Common Stock on a proportionate basis.

     Fiscal Year - The Company utilizes a 52-53 week fiscal year ending on the Saturday nearest November 30. The fiscal year ending December 2, 1995 is a fifty two week year. The fiscal year ended December 3, 1994 was a fifty three week year. Fiscal year ended November 27, 1993 was a fifty two week year.

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

     Inventories - Inventories are stated at the lower of cost or market. Cost is determined on a first-in, first-out basis. The cost of products produced include raw materials, direct labor, operating overhead and corporate general and administrative charges. There was no corporate general and administrative charge to product costs in fiscal year 1995. Such charges amounted to $208,000 and $300,000 for the fiscal years ended 1994 and 1993. Such costs

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

remaining in inventory at December 3, 1994 were insignificant.

     Revenue Recognition - The Company records sale of product upon shipment, net of provision for returns, allowances and discounts.

     Property, Plant and Equipment - The Company depreciates property, plant and equipment over their estimated useful lives, principally on a straight-line basis.

                                Useful Lives
                                ------------

     Leasehold improvements     Term of lease
     Machinery and equipment    3 - 10 years
     Furniture and fixtures     3 -  5 years

     Income Taxes - The operating results of the Company prior to March 15, 1994 have been included in the consolidated income tax returns of Kleinert's. The financial statements reflect the application of Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS 109") for all years presented. SFAS 109 is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's financial statements.

     Loss Per Share - Loss per share has been computed based on the weighted average number of common shares outstanding and common stock equivalent shares deemed outstanding during each period presented. The 1993 pro-forma loss per share (unaudited) is based on the number

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

of common shares outstanding at November 27, 1993, the date the division assets and liabilities were transferred to Scott Mills, Inc.

     Financial Statement Presentation - The Company has prepared the financial statements on the basis of a going concern entity (See Note 2).

     Stock Based Compensation - The Company accounts for stock options according to the provisions of Accounting Principles Board Opinion 25 (APB 25), Accounting for Stock Issued to Employees. In October 1995, the Financial Accounting Standards Board issued FASB Statement No. 123, Accounting for Stock-Based Compensation. The new standard prescribes new accounting and reporting standards which reflect the standards' "fair value method" to estimate expense associated with stock based compensations plans. Companies may elect to continue to use existing accounting rules or adopt the "fair value method" for expense recognition. Companies that elect to continue to use existing accounting rules will be required to provide pro-forma disclosures of what net income and earnings per share would have been had the new "fair value method" been used. The Company will elect to continue to use existing accounting rules. The new statement is

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993



1. Business of the Company and
   Summary of Significant Accounting Policies (continued)

effective for fiscal years beginning after December 15, 1995. Accordingly, the new standards pro-forma disclosure provisions will be required for the Company for its fiscal year ending November 29, 1997.

     Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of

     In March 1995, the FASB issued Statement No. 121 Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be disposed of, which requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount. Statement 121 also addresses the accounting for long-lived assets that are expected to be disposed of. The statement is effective for fiscal years beginning after December 15, 1995 and accordingly will not be required until fiscal year 1997. The Company expects the impact of adoption in 1997 will be insignificant.

2. Going Concern

     The Company has experienced severe financial difficulty and has incurred significant operating losses of $4,858,000 (including the $2,044,000 provision for closing the dyeing and finishing operation) in fiscal year 1995 and net losses of $2,688,000 in fiscal year 1994. Additionally, the Company's cash from operations were insufficient to meet the Company's working capital requirements. As a result of

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


2. Going Concern (continued)

these recurring losses, and insufficient cash flows, in September 1995 the Company closed its dyeing and finishing facility. Funds were provided during the year primarily by the proceeds of a subordinated note payable to Kleinert's of $500,000 working capital provided by Kleinert's of $1,470,000 and the sale of certain dyehouse assets for $2,760,000. These funds were primarily used to repay debt and purchase certain capital equipment during the year. In late 1995, the Company has attempted to control operating costs by reducing personnel, and adjusting production levels. In addition, the Company also is negotiating with its vendors to defer payment of amounts it currently owes until the Company has the cash resources with which to satisfy its obligations in an orderly fashion. The Company believes that all of these efforts will result in increased operating efficiencies and assist the Company in meeting its future financial obligations as they become due. In the event these efforts prove unsuccessful, the Company will be required to seek additional financing to meet its obligations. There can be no assurance, however, that the Company will be successful in its efforts to satisfy its obligations as they become due, thereby enabling the Company to continue as a going concern. The 1995 financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


3. Financing Arrangements

     In fiscal year 1994, investors lent $500,000 to the Company pursuant to subordinated five year term notes bearing interest at 8.5% per annum which are convertible into common stock at a price of $.50 per share.

     In fiscal year 1995, the Company obtained a $500,000 subordinated three year loan from Kleinert's which bears interest at 8.5% per annum. As previously discussed in Note 2, the Company completed the sale of a substantial portion of its dyeing and finishing equipment assets in November, 1995. The proceeds enabled the Company to satisfy the major portion of term debt and capital lease obligations secured by these and other assets.

     Aggregate principal maturities of the capital leases and term debt after December 2, 1995 are as follows:

1996 - $102,700; 1997 - $118,100; 1998 - $578,900; 1999 - $513,500; 2000 - 0;
thereafter - none.

Financing arrangements consist of the following:




                                           1995                    1994
                                   ---------------------    --------------------
                                   Current     Long Term    Current    Long Term
                                   -------     ---------    -------    ---------
                                               ($000's omitted)

Capital Leases                     $  103      $  210       $  334        $  624
Term Debt                              --          --          684         2,227
Subordinated
 convertible notes                     --         500           --           500
Due to Kleinert's
   Inc. of Delaware                    --         500           --            --
                                   ------      ------       ------        ------
                                   $  103      $1,210       $1,018        $3,351
                                   ======      ======       ======        ======

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993





4. Property, Plant and Equipment and Lease Commitments

     Property, plant and equipment includes equipment under capital leases with a gross book value of $1,191,000 and $2,440,000 and a net book value of $549,000 and $1,520,000 at December 2, 1995 and December 3, 1994, respectively. Depreciation expense on equipment under capital leases was $296,000, $310,000 and $292,000 in 1995, 1994 and 1993, respectively.

     Future minimum lease payments under capital leases as of December 2, 1995 are as follows:

1996.................................          $ 131,600
1997.................................            136,200
1998.................................             86,000
1999.................................             13,900
2000.................................                 --
                                               ---------
Total minimum lease payments.........          $ 367,700

   Less amount representing interest
   (interest rate ranging from 9.1% - 11.5%)      54,300
                                               ---------
Present value of minimum lease payments        $ 313,400
                                               =========

     Rent expense under operating leases was $383,000, $293,000 and $245,000 in 1995, 1994 and 1993, respectively. Repairs and maintenance expense was $340,000, $383,000 and $232,000 in fiscal years 1995, 1994 and 1993, respectively. Minimum rentals for operating leases (principally production facilities, office space, machinery and equipment) that have initial or remaining noncancelable lease terms in excess of one year as of December 2, 1995 are as follows: 1996 - $306,000; 1997 - $201,000; 1998 - $154,000; 1999 - $11,000; thereafter - $0.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


5. Income Taxes

     Income tax benefit differs from the amount computed by applying the federal tax rate to income before income taxes as follows:




                                                 Fiscal Years Ended
                                    -------------------------------------------
                                      Dec. 2,          Dec. 3,        Nov. 27,
                                       1995             1994            1993
                                    -----------     -----------     -----------

Statutory U.S. income tax
  rate applied to loss
  before income tax benefit         $(1,651,000)    $  (926,000)    $(1,029,000)
State income tax benefit
  net of Federal income tax
  benefit                                  --              --          (151,000)

Operating loss not utilized           1,651,000         890,000       1,180,000
                                    -----------     -----------     -----------
                                    $      --       $   (36,000)    $      --
                                    ===========     ===========     ===========




     The net deferred income tax balances relate to the following cumulative temporary differences:



                                                    Dec. 2,            Dec. 3,
                                                     1995               1994
                                                 -----------        -----------

Accounts receivable reserve                      $    10,000        $      --
Inventory reserves                                    32,000              4,000
Vacation reserve                                       9,000             29,000
Insurance                                                 --              2,000
Leases                                                58,000             46,000
Reserves dyehouse closing                            448,000                 --
Net operating loss carryforward                    2,531,000            893,000
Valuation allowance                               (2,490,000)          (650,000)
                                                 -----------        -----------
  Deferred tax asset                                 598,000            324,000
                                                 -----------        -----------

Benefit plan                                           7,000              7,000
Depreciation                                         591,000            317,000
                                                 -----------        -----------
  Deferred tax liability                             598,000            324,000
                                                 -----------        -----------

Deferred tax liability, net                      $        --          $      --
                                                 ===========        ===========

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


5. Income Taxes (continued)

     During fiscal year 1994 tax benefits of $240,000 relating to losses incurred through March 15, 1994 were utilized in the Kleinert's consolidated tax return. Kleinert's agreed to make an additional capital contribution equal to this benefit to the Company. Such amount has been reflected as a reduction in the Company's balance due to Kleinert's at December 3, 1994.

     The Company has a net operating loss carryforward of $6,453,000 for federal tax purposes to offset future taxable income available through 2010. Tax losses incurred for periods up to March 15, 1994 were utilized in the Kleinert's consolidated tax return and no tax loss benefit was carried forward into fiscal year 1994.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993

6. Retirement Plans

     The Company adopted a defined contribution plan in December 1993 covering substantially all full-time employees. These expenses were $15,000 in fiscal year 1995 and $34,000 in fiscal year 1994.

7. Related Party Transactions

     The Company, a former subsidiary of Kleinert's, Inc., (a children's apparel manufacturer) was spun off to Kleinert's, Inc. Shareholders, and has operated independently since November 27, 1993. Kleinert's, Inc., continues to be a significant customer of the Company, providing $6,841,000 of the Company's net sales during the fiscal year ended December 2, 1995, $6,185,000 during fiscal year ended December 3, 1994 and $4,720,000 during fiscal year ended November 27, 1993.

     Kleinert's, Inc. provides certain third party services on behalf of the Company, including data processing, treasury, accounts payable, check processing and management functions. Funds disbursed on behalf of the Company are subsequently reimbursed to Kleinert's, Inc. As a consequence, the balance due to Kleinert's, Inc. fluctuates based on the timing of disbursements on behalf of the Company and reimbursement by the Company. The balance payable to Kleinert's, Inc. at December 2, 1995 was $1,564,000 and consisted primarily of the unreimbursed balance of these disbursements, and management expense and interest allocations. This unreimbursed balance due Kleinert's is secured by all assets of the Company. Advances under this agreement are made at Kleinert's discretion.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


7. Related Party Transactions (continued)

     Kleinert's charged Scott Mills management fees of $85,000, $293,000 and $415,000 in the fiscal years ended 1995, 1994 and 1993, respectively, for services performed by Kleinert's on behalf of Scott Mills including, financial, legal, accounting, credit and collection, taxes, risk management and human resources and general management. Such charges were primarily allocated based on Kleinert's estimate of the percentage of time or usage attributable to such services. Management believes the allocation method was reasonable and the cost of these services would have been comparable on a stand-alone basis. Kleinert's will continue to assist Scott Mills in the administration of certain of these activities and Scott Mills will reimburse Kleinert's, until such time that the Company is able to perform these services independently. For the three fiscal years ended 1995, 1994 and 1993, Kleinert's was the Company's largest customer and individually accounting for 46%, 36% and 33%, respectively, of the Company's consolidated net sales. Prior to November 28, 1993, Scott Mills products were sold to Kleinert's at prices which approximated Scott Mills standard cost. Sales to Kleinert's after November 27, 1993 are at prices approximating market.

     On December 5, 1994, the Company borrowed $500,000 from Kleinert's, Inc. Of Delaware in the form of a subordinated three year note. Under the terms of the promissory note, interest is payable annually at eight and one-half percent. Principal is due in full on December 4, 1997.

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993



8. Shareholders' Equity

     In December 1993 the Board of Directors of the Company instituted the 1993 Stock Option Plan (the "Plan"). The Plan authorizes the grant of options to purchase 1,000,000 shares of common stock to directors, officers and key employees of the Company and its subsidiary at the fair market value of the shares on the date of grant.

     The information with respect to this stock option plan is as follows:

                                                         Fiscal Year Ended
                                                    ---------------------------
                                                    Dec. 2,             Dec. 3,
                                                     1995                 1994
                                                   --------             -------
Options outstanding at beginning of period          730,000                  --
Granted (1)                                          50,000             790,000
Exercised                                                --                  --
Canceled                                           (390,000)            (60,000)
                                                   --------             -------
Options outstanding at end of period                390,000             730,000
Options exercisable at end of period                390,000             430,000

Exercise price per share                                    $.75-$2.00

- -----------------
(1) Options were granted in 1995 at an exercise price of $.75. Options were granted in 1994 at exercise prices that ranged from $.75 to $2.00.

9. Legal Proceedings

     The Company is a defendant in a complaint filed on September 13, 1995 by its former President and chief operating officer. The complaint alleges among other things, that the Company breached its obligations under the President's employment agreement by wrongfully terminating his employment. The

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993


9. Legal Proceedings (continued)

complaint seeks damages in the amount of approximately $722,000. The Company has filed an answer to the complaint in which it denies all allegations. The Company intends to vigorously defend against the allegations.


10. Pro-Forma Financial Statements (unaudited)

     The following represents the consolidated pro-forma statement of operations for the fiscal year ended November 27, 1993 and the consolidated condensed pro-forma balance sheet at November 27, 1993 as if the consummation of the Distribution had occurred on November 29, 1992. These pro-forma financial statements do not necessarily reflect the future earnings and financial position or what the earnings or financial position would have been, had Scott Mills' business operated as a separate, stand-alone Company.


            Unaudited Pro-Forma Consolidated Statement of Operations
                       Fiscal Year Ended November 27, 1993
                        ($000's, except per share amount)


                                             Actual            Adjustments        Pro-Forma
                                             ------            -----------        ---------
Net sales - non affiliates                   $ 9,578           $    --             $  9,578
Net sales - related party                      4,720                --                4,720
                                             -------           -------             --------
         Total                                14,298                --               14,298
Cost of goods sold                            15,840              (415)(E)           15,425
                                             -------           -------             --------
      Gross profit (loss)                     (1,542)             (415)              (1,127)
                                             -------           -------             --------

Selling, general and
  administrative expenses                      1,297              (198)(A)            1,594
                                                                    -- (B)
                                                                   243 (F)
                                                                   252 (G)

Interest expense                                 186               138 (C)
                                                  --               (66)(D)              258
                                             -------           -------             --------
                                               1,483               369                1,852
                                             -------           -------             --------


     Loss before income tax
       benefit                                (3,025)              (46)              (2,979)
                                             -------           -------             --------
Benefit from income taxes                         --                --                   --
                                             -------           -------             --------

        Net loss                             $(3,025)          $   (46)            $ (2,979)
                                             =======           =======             ========


Pro-forma loss, per share                                                             (0.88)
                                                                                   =========
Shares outstanding used in
  computation of pro-forma per
     share                                                                            3,368
                                                                                   ========

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (continued)

            Fiscal Year Ended December 2, 1995, December 3, 1994 and
                                November 27, 1993



10.  Pro-Forma Financial Statements (unaudited) (continued)

            Unaudited Pro-Forma Consolidated Statement of Operations
                       Fiscal Year Ended November 27, 1993
                        ($000's, except per share amount)

Notes:

(A)   Elimination of royalty paid to Kleinert's, Inc.
(B) The transactions costs incurred by Scott Mills as a result of the Distribution including legal and accounting fees were approximately $220,000. These nonrecurring costs directly attributable to the Distribution were not included in this pro-forma statements of operations. These costs, which were incurred subsequent to November 27, 1993, were included in the statement of operations for Scott Mills in fiscal year 1994.
(C) Represented the working capital interest expense and factoring charge Scott Mills would have incurred under the factoring agreement had the Distribution occurred at the beginning of the period.
(D) Represented the working capital interest expense allocated to Scott Mills by Kleinert's.
(E)   Represented the corporate allocation charged to Scott Mills by Kleinert's.
(F) Represented the fee Scott Mills would have paid to Kleinert's in consideration for services provided including financial reporting, insurance, accounting systems, shareholder relations, legal and corporate office rent.
(G) Represented the estimated net additional administrative expenses Scott Mills would have incurred as a result of operating as a publicly-owned company including audit fees and salaries for Scott Mills' corporate staff, including a chief operating officer and a chief financial officer.

                                SCOTT MILLS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   ($000's omitted, except per share amounts)


                                         Three Months Ended                 Six Months Ended
                                      -----------------------            -------------------------
                                      June 1,         June 3,            June 1,           June 3,
                                       1996            1995               1996              1995
                                      -------        --------            -------         ---------

Net Sales - other customers           $  291         $  3,076            $  433          $  5,777
Net Sales - Kleinert's, Inc.           2,164            2,042             3,685             4,108
                                      ------         --------            ------          --------
     Total                             2,455            5,118             4,118             9,885

Cost of goods sold                     2,465            5,769             3,994            10,151
                                      ------         --------            ------          --------
Gross profit                             (10)            (651)              124              (266)
                                      ------         --------            ------          --------
Provision - closing dyeing
  and finishing facility                 138               --               138                --
Selling, general and
  administrative expenses                 31              332                28               613
Interest expense                          69              183               145               338
                                      ------         --------            ------          --------
Loss before income taxes                (248)          (1,166)             (187)           (1,217)
                                      ------         --------            ------          --------
Provision for income taxes                --               --                --                --
                                      ------         --------            ------          --------

Net loss                              $ (248)        $ (1,166)           $ (187)         $ (1,217)
                                      ======         ========            ======          ========
Loss per share:
 Net loss                             $ (.07)        $   (.35)           $ (.06)         $   (.36)
                                      ======         ========            ======          ========
Weighted average shares
 outstanding                           3,368            3,368             3,368             3,368
                                      ======         ========            ======          ========




                             See accompanying notes

                                SCOTT MILLS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($000's Omitted)

                                     ASSETS

                                               June 1,        Dec.  2,          June 3,
                                                1996            1995             1995
                                               ------         -------           ------
Current assets:
    Cash                                       $   45          $  211           $   69
    Accounts receivable (net)                       9             180              295
    Due from factor                                --              17            1,575
Inventories:
      Raw materials                               234             177              535
      Work-in-process                             882             587              467
      Finished goods                               67              45              377
                                               ------          ------           ------
        Total inventories                       1,183             809            1,379
Other current assets                              144             104              399
                                               ------          ------           ------

        Total current assets                    1,381           1,321            3,717
                                               ------          ------           ------

Property, plant & equipment, at cost            2,390           2,387            9,334
        Less: accumulated depreciation
           and amortization                     1,345           1,350            3,709
                                               ------          ------           ------
        Net property, plant and
           equipment                            1,045           1,037            5,625

Other assets                                       18              22              121
Non-operating dyeing and finishing
     assets                                       325             520               --
                                               ------          ------           ------
                                               $2,769          $2,900           $9,463
                                               ======          ======           ======


                             See accompanying notes

                                SCOTT MILLS, INC.
                           CONSOLIDATED BALANCE SHEETS
                                ($000's Omitted)


                      LIABILITIES AND SHAREHOLDERS' EQUITY


                                                 June 1,       Dec. 2,        June 3,
                                                  1996          1995           1995
                                                 ------        ------         ------
 Current liabilities:
  Notes payable and current portion
      of long-term debt and capital
        lease obligations                       $    50        $   103        $ 1,100
   Accounts payable                               2,308          2,911          3,331
   Due to related party                           2,488          1,564            736
   Accrued expenses                                 384            417            400
                                                -------        -------        -------
         Total current liabilities                5,230          4,995          5,567
                                                -------        -------        -------
Deferred income taxes                                --             --             --
Long-term debt and capital lease
  obligation net of current portion                  31            210          2,560
Subordinated term debt                              500            500            500
Subordinated convertible term debt                  500            500            500
                                                -------        -------        -------

        Total liabilities                         6,261          6,205          9,127
                                                -------        -------        -------
Shareholders' equity:
     Common stock par value $1.00 per
     share, 10,000,000 shares
     authorized 3,367,598 shares
     issued and outstanding                       3,368          3,368          3,368

     Capital in excess of par value                 873            873            873
     Accumulated deficit                         (7,733)        (7,546)        (3,905)
                                                -------        -------        -------

       Total shareholders' equity                (3,492)        (3,305)           336
                                                -------        -------        -------

                                                $(2,769)       $ 2,900        $ 9,463
                                                =======        =======        =======



                             See accompanying notes

                                SCOTT MILLS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($000's Omitted)

                                                          Six Months Ended
                                                      -------------------------
                                                       June 1,          June 3,
                                                        1996             1995
                                                      --------         --------
Cash flows from operating activities:
  Net loss                                            $  (187)         $(1,217)

Adjustment to reconcile net loss to
net cash used in operating activities:
  Depreciation and amortization                           121              500
  Provision for dyehouse closing                          138               --
  Change in assets and liabilities:
    (Increase) decrease in accounts
       receivable, net                                    171              (45)
    (Increase) decrease in due from factor                 17             (188)
    Increase in inventory                                (374)            (426)
    (Increase) decrease in other current
       assets                                             (40)              12
    (Increase) decrease in other assets                     4              (38)
    Increase (decrease) in accounts
       payable, and accrued expenses                     (886)             408
                                                      -------          -------
                                                         (849)             223

    Net cash used in operating activities              (1,036)            (994)
                                                      -------          -------
Cash flows from investing activities:
  Capital expenditures                                     (3)            (395)
  Net proceeds from sale of equipment                     181               --
                                                      -------          -------

  Net cash used in investing activities               $   178          $  (395)
                                                      -------          -------

                                SCOTT MILLS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                ($000's Omitted)
                                   (continued)


                                                            Six Months Ended
                                                       -------------------------
                                                        June 1,          June 3,
                                                         1996             1995
                                                       -------           -------
Cash flows from financing activities:
     Proceeds from subordinated note                   $    --           $  500
     Principal payments on long term debt                 (232)            (504)
     Increase is due to related party                      924              642
     Proceeds from term debt and capital lease
             obligations                                    --              295
                                                       -------           ------
        Net cash provided by financing
             activities                                    692              933
                                                       -------           ------
Net decrease in cash                                      (166)            (456)
Cash at beginning period                                   211              525
                                                       -------           ------
Cash at end of period                                  $    45           $   69
                                                       =======           ======
Supplemental disclosures of cash
 flow information:

Cash paid during the period for:
  Interest                                             $    34           $  294




                             See accompanying notes

                                SCOTT MILLS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 Six Months Ended June 1, 1996 and June 3, 1995


(1)      Basis of Presentation

         The condensed financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. In the opinion of management, the information furnished reflects all adjustments (consisting of only normal recurring adjustments) necessary for a fair presentation of the results for the interim periods. Operating results for the six months ended June 1, 1996 are not necessarily indicative of the results that may be expected for the year ended November 30, 1996. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. The Company believes that the disclosures presented are adequate for a fair presentation of the financial statements. It is suggested that these condensed financial statements be read in conjunction with the financial statements and the notes thereto included in the Company's latest Annual Report on Form 10-K.

         The cost of products produced include raw materials, direct labor, operating overhead and corporate general and administrative charges. Selling and administrative expenses consist primarily of marketing related administrative costs. The Company did not maintain a marketing department during the first quarter of 1996 but hired a sales executive during the second quarter of 1996. Due to the reduced scale of operations in 1996, selling expenses are significantly reduced in comparison to the comparable periods of 1995.

(2)      Related Party Transaction

         The Company, a former subsidiary of Kleinert's, Inc. (a children's apparel manufacturer) was spun off to Kleinert's, Inc. shareholders, and has operated independently since November 27, 1993. Kleinert's, Inc. continues to be a significant customer of the Company, contributing $3,685,000 or 89% to the Company's net sales during the first six months of fiscal year 1996.

         On December 5, 1994, the Company borrowed $500,000 from Kleinert's, Inc. of Delaware in the form of a subordinated three year note. Under the terms of the promissory note, interest is payable annually at eight and one-half percent. Principal is due in full on December 4, 1997.

         Kleinert's, Inc. provides certain third party services on behalf of the Company, including data processing, treasury, accounts payable, check processing and management functions. Funds disbursed on behalf of the Company are subsequently reimbursed to Kleinert's, Inc. As a consequence, the balance due to Kleinert's, Inc. fluctuates based on the timing of disbursements on behalf of the Company and reimbursement by the Company. The balance payable to Kleinert's, Inc. at June 1, 1996 was $2,488,000 and consisted primarily of the unreimbursed balance of these disbursements, and management and interest expenses. This unreimbursed balance due Kleinert's, Inc. is secured by all assets of the Company. On December 1, 1995 the Company executed a working capital agreement with Kleinert's, Inc. that confirms Scott Mills' obligations to Kleinert's, Inc. and provides to Kleinert's, Inc. a first lien and security interest in substantially all of Scott Mills' assets to secure Scott Mills' obligation to repay to Kleinert's, Inc. the loan balance due. Advances under this agreement are made at Kleinert's discretion.

         The Company and Kleinert's, Inc. have announced the signing of a definitive merger agreement which is discussed more fully at Note 4, Subsequent Events.

(3)      Going Concern

         The Company generated a net loss of $187,000 in the first six months of 1996 compared to a loss of $1,217,000 in the first six months of 1995.

         The Company has experienced severe financial difficulty and has incurred significant operating losses of $4,858,000 (including a $2,044,000 provision for closing the dyeing and finishing operation) in fiscal year 1995 and net losses of $2,688,000 in fiscal year 1994. Additionally, the Company's cash from operations was insufficient to meet the Company's working capital requirements. As a result of these recurring losses, and insufficient cash flows, in September 1995 the Company closed its dyeing and finishing facility. Funds were provided during the year primarily by the proceeds of a subordinated note payable to Kleinert's of $500,000, working capital provided by Kleinert's of $1,470,000 and the sale of certain dyehouse assets for $2,760,000. These funds were primarily used to repay debt and purchase certain capital equipment during the year. In late 1995, the Company attempted to control operating costs by reducing personnel, and adjusting production levels. In addition, the Company also is negotiating with its vendors to pay amounts it currently owes in an orderly fashion. The Company believes that all of these efforts will result in increased operating efficiencies and assist the Company in meeting its future financial obligations as they become due. In the event these efforts prove unsuccessful, the Company will be required to seek additional external financing to meet its obligations. There can be no assurance, however, that the Company will be successful in its efforts to satisfy its obligations as they become due, thereby enabling the Company to continue as a going concern.

         The Company and Kleinert's, Inc. have announced the signing of a definitive merger agreement which is discussed more fully at Note 4, Subsequent Events.

(4)      Subsequent Events

         Disposition

         On June 11, 1996, the Company and Kleinert's Inc. announced the signing of a definitive merger agreement under which Kleinert's will acquire Scott Mills, Inc. and will pay Scott Mills shareholders $.30 per share with $.03 paid in cash and $.27 paid in Kleinert's common stock. The number of shares of Kleinert's stock will be determined by using the average closing price of Kleinert's common stock for the five consecutive trading days immediately preceding the closing. Scott Mills has approximately 3,368,000 shares outstanding and, upon completion of the acquisition, Kleinert's will issue, based on the current closing price of Kleinert's stock, approximately 56,000 shares of its common stock or less than 2% of its outstanding shares.

         The transaction is subject to the approval of the Company's shareholders at its annual meeting to be held this summer.

         Kleinert's is the Company's largest customer. Scott Mills' sales for the six months ended June 1, 1996 were $4,118,000 of which $3,685,000 were sales to Kleinert's. The acquisition will permit Kleinert's to maintain its flexibility in servicing its retail customers in its sleepwear and activewear products.

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                    OF KLEINERT'S, INC. AND SCOTT MILLS, INC.


         The following Unaudited Pro Forma Combined Condensed Balance Sheet at June 1, 1996, and the Unaudited Pro Forma Combined Condensed Statements of Operations for the year ended December 2, 1995 and the six months ended June
1, 1996, combine information for Kleinert's and Scott Mills and include unaudited pro forma adjustments as described in the accompanying notes. The pro forma combined condensed statements of operations give effect to the Merger as if it had occurred at December 4, 1994. The Unaudited Pro Forma Combined Condensed Balance Sheet gives effect to the Merger as if it had occurred at June 1, 1996. The Unaudited Pro Forma Combined Condensed Financial Statements are based on historical financial statements of Kleinert's and Scott Mills, giving effect to the Merger applying the purchase method of accounting and the assumptions and adjustments as discussed in the accompanying notes to the Pro Forma Combined Condensed Financial Statements. These Unaudited Pro Forma Combined Condensed Financial Statements are based upon the audited consolidated financial statements as of December 2, 1995 and for the fiscal year then ended and the unaudited consolidated financial statements as of June 1, 1996 and for the six months then ended. These statements are based upon, and should be read in conjunction with, the historical financial statements of Kleinert's and Scott Mills which are incorporated by reference or included elsewhere herein. The unaudited pro forma adjustments described in the accompanying notes are based upon preliminary estimates and certain assumptions that the management of Kleinert's and Scott Mills believe are reasonable in such circumstances. The pro forma data are presented for information purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position.

                      Kleinert's Inc. and Scott Mills, Inc.
              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 (in thousands)



                                                    Historical
                                        -----------------------------------      Pro Forma        Pro Forma
                                        Kleinert's, Inc.  Scott Mills, Inc.     Adjustments       Combined
                                            6/1/96             6/1/96             6/1/96           6/1/96
                                        ----------------  -----------------    ------------       ---------
Cash                                       $    44          $    45             $  --              $    89
Accounts receivable, net                    13,723                9              (2,488)(G)         11,244

Inventories                                 35,811            1,183                 (16)(E)         36,978

Other current assets                         1,343              144                 --               1,487
Deferred income taxes - current               --               --                 1,400 (C)          1,400
                                           -------          -------             -------            -------
Current assets                              50,921            1,381              (1,104)            51,198

Property, plant and equipment,
 net                                         7,181            1,045                 180(I)           8,406

Goodwill                                      --               --                 1,806 (A)          1,806
                                                                                        (F)

Other assets                                 4,668               18                (500)(H)          4,186
Non operating assets                          --                325                 --                 325
Deferred income taxes - non current           --               --                 1,162(C)           1,162
                                           -------          -------              ------            -------

Total assets                               $62,770          $ 2,769             $ 1,544            $67,083
                                           =======          =======             =======            =======


                     Kleinert's, Inc. and Scott Mills, Inc.
              Unaudited Pro Forma Combined Condensed Balance Sheet
                                 (in thousands)



                                                          Historical
                                             ------------------------------------      Pro Forma          Pro Forma
                                              Kleinert's, Inc.  Scott Mills, Inc.     Adjustments         Combined
                                                At 6/1/96           At 6/1/96          At 6/1/96          At 6/1/96
                                             ----------------   -----------------    --------------      -----------
Notes payable & current portion
 long-term debt                                $ 20,245           $     50             $     101 (A)       $ 20,396

Accounts payable and accrued
 expenses                                         7,695              2,692                   149 (D)(F)      10,536
Due to Kleinert's                                  --                2,488                (2,488)(G)            --
                                               --------           --------              --------           --------
Total current liabilities                        27,940              5,230                (2,238)            30,932

Deferred income taxes                               134               --                   --                   134
Subordinated convertible long-term debt,
 long-term debt & capital leases, net             7,629                531                 --                 8,160
Subordinated term debt due Kleinert's              --                  500                  (500)(H)            --
                                               --------           --------              --------           --------

Total liabilities                                35,703              6,261                (2,738)            39,226

Preferred stock                                    --                 --                      --                --

Common stock                                      4,198              3,368                (3,368)(B)          4,198
                                                   --                 --                      56 (A)             56
                                               --------           --------              --------           --------

Total common stock                                4,198              3,368                (3,312)             4,254

Capital in excess of par value                   12,164                873                  (873)(B)         12,164
                                                   --                 --                     734 (A)(F)         734
                                               --------           --------              --------           --------

Total capital in excess of par value             12,164                873                  (139)            12,898

Retained earnings/accumulated
deficit                                          13,921             (7,733)                7,733 (B)         13,921

Treasury stock                                   (3,216)              --                     --              (3,216)
                                               --------           --------              --------           --------

Total Shareholder's Equity                       27,067             (3,492)                4,282             27,857
                                               --------           --------              --------           --------

Total Liabilities and Equity                   $ 62,770           $  2,769              $  1,544           $ 67,083
                                               ========           ========              ========           ========


                     Kleinert's, Inc. and Scott Mills, Inc.
         Unaudited Pro Forma Combined Condensed Statements of Operations
                                 (in thousands)




                                  For the six months ended                  For the fiscal year ended
                             ----------------------------------     ----------------------------------------

                                                     Historical                                    Historical
                                                     ----------                                    ----------
                            Kleinert's    Scott      Pro Forma      Pro Forma    Kleinert's,    Scott      Pro Forma    Pro Forma
                               Inc.     Mills, Inc.  Adjustments     Combined        Inc.     Mills, Inc. Adjustments    Combined
                              6/1/96      6/1/96        6/1/96        6/1/96       12/2/95      12/2/95     12/2/95       12/2/95
                            ----------   --------    -----------    ---------     ---------   ----------  -----------   ----------

Net sales--non-affiliates   $ 23,011     $    433    $   --         $ 23,444      $ 75,121    $  7,955    $   --         $ 83,076
Net sales--related party        --          3,685      (3,685)(J)       --            --         6,841      (6,841)(J)       --
                            --------     --------    --------       --------      --------    --------    --------       --------

Net sales total               23,011        4,118      (3,685)        23,444        75,121      14,796      (6,841)        83,076

Cost of goods sold            17,806        3,994      (3,669)(J)     18,131        61,636      15,987      (6,841)(J)     70,782
                            --------     --------    --------       --------      --------    --------    --------       --------

Gross Profit                   5,205          124         (16)         5,313        13,485      (1,191)       --           12,294

Provision for dyehouse
closing                         --            138        --             --            --         2,044        --            2,044

Selling, general and           2,798           28          (8)(K)      2,818         5,151         919         (28)(K)      6,042
 administrative expenses        --           --            38 (L)         38          --          --            76 (L)         76
                            --------     --------    --------       --------      --------    --------    --------       --------

Total selling, general
 and administrative
 expenses                      2,798           28          30          2,856         5,151         919          48          6,118

Interest expense                 760          145        --              905         1,651         704        --            2,355
                            --------     --------    --------       --------      --------    --------    --------       --------

Income (loss) before
 income taxes                  1,647         (187)        (46)         1,414         6,683      (4,858)        (48)         1,777

Provision for income
 taxes (benefit)                 598         --           (79)(N)        519         2,352        --        (1,840)(M)        512
                            --------     --------    --------       --------      --------    --------    --------       --------


Net income (loss)           $  1,049     $   (187)   $     33       $    895(O)   $  4,331    $ (4,858)   $  1,792       $  1,265
                            ========     ========    ========       ========      ========    ========    ========       ========


Net income (loss)
 per share                  $   0.28     $  (0.06)                  $   0.24(O)   $   1.15    $  (1.44)                  $   0.33
                            ========     ========                   ========      ========    ========                   ========

Weighted average shares
 outstanding                   3,752        3,368                      3,808         3,750       3,368                      3,806
                            ========     ========                   ========      ========    ========                   ========


                     Kleinert's, Inc. and Scott Mills, Inc.
    Footnotes to Unaudited Pro Forma Combined Condensed Financial Statements
A) To record the purchase of all of the outstanding stock of Scott Mills by Kleinert's for cash (reflected as an increase in line of credit borrowing), Kleinert's Common Stock and the assumption of Scott Mills' net liabilities, and to reflect the excess of purchase price over the fair value of net assets purchased.

B)   To record the elimination of Scott Mills' shareholders' equity accounts.

C) To eliminate Scott Mills' deferred income tax asset valuation reserve due to ability of Surviving Corporation to utilize Scott Mills' net operating loss carryforward deduction.

D)   To record accrued liability for Scott Mills' merger costs.


E) To adjust Kleinert's inventory at June 1, 1996 to eliminate the intercompany profit.

F)   To accrue Kleinert's' estimated stock offering costs.


G)   To eliminate Kleinert's receivable against Scott Mills' payable.

H) To eliminate Kleinert's subordinated note receivable against Scott Mills' note payable to Kleinert's.


I)    Adjust Scott's property, plant and equipment to estimated fair value.

J)   To eliminate intercompany sales and cost of goods sold.


K) To eliminate the incremental expenses of operating Scott Mills as a separate publicly traded company.

L)   To reflect amortization of goodwill over 25 years.

M) To record the tax benefit of the deductibility of Scott Mills' net operating losses.


N) To record the provision for income taxes for the six months ended June 1, 1996 on a pro forma basis.

O) On December 19, 1995, Kleinert's, Inc. acquired substantially all of the assets of Pixie Playmate, Inc. and Certified Sewing Services, Inc. and the shares of Certified Apparel Services of Honduras, SA for $4,650,000. The unaudited pro forma combined net income and net income per share for the year ended December 2, 1995, assuming that the acquisition had occurred on December 4, 1994 would have been $902,000 and $.24, respectively and for the six months ended June 1, 1996. The impact of the acquisition reflects activity between December 3, 1995 and December 19, 1995 and was insignificant.

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER


     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated as of June 10, 1996, among KLEINERT'S, INC., a Pennsylvania corporation ("Kleinert's"), KLEINERT'S, INC. OF ALABAMA, an Alabama corporation and a wholly-owned subsidiary of Kleinert's ("Kleinert's Alabama"), and SCOTT MILLS, INC., a Pennsylvania corporation ("Scott Mills").

     WHEREAS, the respective Boards of Directors of Kleinert's, Kleinert's Alabama and Scott Mills have approved the merger of Scott Mills with and into Kleinert's Alabama in accordance with the Pennsylvania Business Corporation Law of 1988, as amended (the "Pennsylvania Law"), the Alabama Business Corporation Act (the "Alabama Law") and the provisions of this Agreement (the "Merger").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, Kleinert's, Kleinert's Alabama and Scott Mills hereby agree as follows:

         1. The Merger

            1.1 The Merger. At the Effective Time (as defined in Section
1.3 hereof) and subject to the terms and conditions of this Agreement, the Alabama Law and the Pennsylvania Law, Scott Mills shall be merged with and into Kleinert's Alabama, the separate corporate existence of Scott Mills shall thereupon cease, and Kleinert's Alabama shall be the surviving corporation in the Merger. Kleinert's Alabama is hereinafter sometimes referred to as the "Surviving Corporation."

            1.2 Surviving Corporation. At the Effective Time, the Surviving Corporation shall continue its corporate existence under the Alabama Law and shall thereupon and thereafter possess all the rights, privileges, powers and franchises of a public as well as of a private nature, of Kleinert's Alabama and Scott Mills (together the "Constituent Corporations"); and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations; and all the property, real, personal and mixed, and franchises of each of the Constituent Corporations, and all debts due to each of the Constituent Corporations on whatever account, including subscriptions to shares and other choses in action belonging to each of the Constituent Corporations and all and every other interest shall be vested in the Surviving Corporation; and all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it; and all other effects of the Merger specified in the Alabama Law shall result therefrom. The name of the Surviving Corporation shall be "Kleinert's, Inc. of Alabama."

            1.3 Effective Time of the Merger. The Merger shall be effective as of the date and time of filing of the Articles of Merger (the "Articles of Merger") with the Department of State of the State of Alabama in accordance with the provisions of the Alabama Law, which filing the parties hereto shall cause to occur as soon as practicable after the satisfaction or waiver of the conditions hereinafter set forth and after all filings incident to the Merger as required by the Pennsylvania Law have been made. The term "Effective Time" shall mean the date and time of the filing of the Articles of Merger with the Department of State of the State of Alabama.

            1.4 Articles of Incorporation. As a result of the Merger, the Articles of Incorporation of Kleinert's Alabama, as in effect immediately prior to the Effective Time, shall be immediately after the Effective Time the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided therein and under the Alabama Law.

            1.5 By-laws; Directors and Officers. The By-laws of Kleinert's Alabama, as in effect immediately prior to the Effective Time, shall be immediately after the Effective Time the By-laws of the Surviving Corporation, until thereafter amended as provided therein and under the Alabama Law. The directors and officers of Kleinert's Alabama immediately prior to the Effective Time shall, after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until, as to the directors, their successors are elected and qualified in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation and, as to the officers, until their earlier death, resignation or removal.

            2. Status and Conversion of Securities

            2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Kleinert's, Kleinert's Alabama, Scott Mills or the holders of any of the following securities:

                (a) Each share of Common Stock, $1.00 par value, of Scott Mills (individually, a "Scott Mills Share" and collectively, "Scott Mills Shares") issued and outstanding immediately prior to the Effective Time (other than Scott Mills Shares to be cancelled pursuant to subsection 2.1(b) hereof)



                                      -A-2-
shall be cancelled and extinguished and be converted into the right to receive:
(i) $0.03 in cash and (ii) such number or fractional portion of a share of Common Stock, par value $1.00, of Kleinert's (individually, a "Kleinert's Share" and collectively, "Kleinert's Shares") which shall have an Average Price of $0.27 (the cash payment and Kleinert's Shares to be issued in respect of each Scott Mills Share being the "Per Share Merger Consideration," and the cash payments and Kleinert's Shares to be issued in the Merger being the "Merger Consideration"). If, after the Effective Time, certificates previously representing Scott Mills Shares are presented to the Surviving Corporation, they shall be cancelled and exchanged for the Merger Consideration into which they would have been converted at the Effective Time pursuant to this subsection 2.1(a) if such certificates had been delivered at or prior to the Effective Time. The term "Average Price" shall mean the average closing price per share of the Kleinert's Shares as reported on the Nasdaq National Market System for the ten (10) consecutive trading days immediately preceding the date on which occurs the Effective Time. No fractional Kleinert's Shares shall be issued in the Merger and each holder of Scott Mills Shares entitled to receive as part of the Merger Consideration fractional shares shall in lieu thereof receive cash in an amount based upon the Average Price.

                (b) Each Scott Mills Share which is held in the treasury of Scott Mills immediately prior to the Effective Time shall be cancelled and retired and no consideration shall be paid or given with respect thereto.

                (c) All notes and other debt instruments of Scott Mills which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as notes and other debt instruments of the Surviving Corporation, subject to their respective terms and provisions.

            2.2 Scott Mills Stock Options and Related Matters. Each option, warrant or similar instrument exercisable to purchase Scott Mills Shares (a "Scott Mills Option") which is outstanding at the Effective Time shall be cancelled and extinguished and converted into the right to receive the Per Share Merger Consideration for each Scott Mills Share into which such Scott Mills Option is exercisable, less the exercise price per Scott Mills Share.

            2.3 Exchange of Certificates.

                (a) Exchange Agent. At or prior to the Effective Time, Kleinert's shall deposit, or shall cause to be deposited, with a bank or trust company designated by Kleinert's with a capital and surplus of in excess of $100,000,000 (the



                                      -A-3-

"Exchange Agent"), for the benefit of holders of Scott Mills Shares, for exchange in accordance with this Agreement, certificates evidencing such number of Kleinert's Shares and cash as shall comprise the aggregate Merger Consideration (such certificates for Kleinert's Shares, together with any dividends or distributions with respect thereto, and cash being the "Exchange Fund"). The Exchange Agent shall deliver, pursuant to irrevocable instructions, the Kleinert's Shares and cash contemplated to be issued pursuant to subsection 2.1(a) out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                (b) Exchange Procedures. Promptly after the Effective Time, Kleinert's will cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced Scott Mills Shares (other than Dissenting Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates shall pass, only upon proper delivery of the certificates to the Exchange Agent and shall be in such form and have such other provisions as Kleinert's may reasonably specify) and (ii) instructions for use in effecting the surrender of the certificates in exchange for the Merger Consideration. Each holder of a certificate formerly representing Scott Mills Shares (a "Certificate") who surrenders or has surrendered such Certificate (or an affidavit pursuant to Section 2.6), together with duly executed transmittal materials shall be entitled to receive, upon acceptance thereof (which Kleinert's shall cause to occur promptly), in exchange therefor (A) certificates evidencing that number of whole Kleinert's Shares and cash (including cash in lieu of fractional Kleinert's Shares) which such holder has the right to receive in respect of the Scott Mills Shares pursuant to subsection 2.1(a) and (B) any dividends or other distributions to which such holder is entitled pursuant to subsection 2.3(d), and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Scott Mills Shares which is not registered in the transfer records of Scott Mills, a certificate evidencing the proper number of Kleinert's Shares and/or cash may be issued and/or paid in accordance with this Agreement to a transferee if the Certificate evidencing such Scott Mills Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.3, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the Merger Consideration.




                                      -A-4-

                (c) Distributions with Respect to Unexchanged Kleinert's Shares. No dividends or other distributions declared or made after the Effective Time with respect to Kleinert's Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Kleinert's Shares evidenced thereby and no other part of the Merger Consideration shall be paid to any such holder, until the holder of such Certificate shall surrender such Certificate (or an affidavit pursuant to Section 2.6). Subject to applicable law, following surrender of any such Certificate, there shall be paid to the holder of the certificates evidencing whole Kleinert's Shares issued in exchange therefor, without interest, (i) promptly, the amount of any cash payable with respect to a fractional Kleinert's Share to which such holder is entitled pursuant to subsection 2.1(a) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Kleinert's Shares, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole Kleinert's Shares. No interest shall be paid on the Merger Consideration.

                (d) No Further Rights in Scott Mills Shares. All Kleinert's Shares issued and cash paid upon conversion of the Scott Mills Shares in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such Scott Mills Shares.

                (e) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Scott Mills Shares for six
(6) months after the Effective Time shall be delivered to Kleinert's, upon demand, and any holders of Scott Mills Shares who have not theretofore complied with this Section 2.3 shall thereafter look only to Kleinert's for the Merger Consideration to which they are entitled.

                (f) No Liability. Notwithstanding anything to the contrary in this Section 2.3, no party hereto shall be liable to any holder of Scott Mills Shares for any Kleinert's Shares (or dividends of distributions with respect thereto) or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            2.4 Stock Transfer Books. At the Effective Time, the stock transfer books of Scott Mills shall be closed and there shall be no further registration of transfers of Scott Mills Shares thereafter on the records of Scott Mills. On or after the Effective Time, any certificates presented to the Exchange Agent



                                      -A-5-
or Kleinert's for any reason shall be converted into the Merger
Consideration.

            2.5 Dissenting Shares.

                (a) Notwithstanding any other provision of this Agreement to the contrary, Scott Mills Shares that are outstanding immediately prior to the Effective Time and which are held by shareholders who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with the Pennsylvania Law (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the appraised value of such Scott Mills Shares held by them in accordance with the applicable provisions of the Pennsylvania Law, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Scott Mills Shares under the Pennsylvania Law shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender, in the manner provided in subsection 2.3, of the Certificate or Certificates that formerly evidenced such Scott Mills Shares.

                (b) Scott Mills shall give Kleinert's: (i) prompt notice of any written demands for appraisal of any Scott Mills Shares, withdrawals of such demands, and any other instruments served pursuant to the Pennsylvania Law and received by Scott Mills which relate to any such demand for appraisal; and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal. Scott Mills shall not, except with the prior written consent of Kleinert's, voluntarily make any payment with respect to any demands for appraisal of Kleinert's Shares or offer to settle or settle any such demands.

            2.6 Lost, Stolen or Destroyed Certificates. Notwithstanding any provision herein to the contrary, in the event any Certificates evidencing Scott Mills Shares shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such Merger Consideration as may be required pursuant to subsection 2.1(a); provided, however, that Kleinert's in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum and for such period as it may reasonably direct (but no more than shall be customary in



                                      -A-6-
similar circumstances) as indemnity against any claim that may be made against Kleinert's or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

            2.7 Additional Rights; Taking of Necessary Action; Further Action. Kleinert's and Scott Mills each shall use its best efforts to take all such action as may be necessary or appropriate to effectuate the Merger under the Alabama Law and the Pennsylvania Law as promptly as possible, including, without limitation, the adoption and filing under the Alabama Law of the Articles of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Corporation full right, title and possession to all assets, property, rights, privileges, powers and franchises of Scott Mills, the officers of Scott Mills are fully authorized in the name of Scott Mills or otherwise to take, and shall take, all such lawful and necessary action.

            3. Representations and Warranties of Scott Mills. As a material inducement to Kleinert's and Kleinert's Alabama to enter into this Agreement and to consummate the transactions contemplated hereby, Scott Mills makes the following representations and warranties to Kleinert's and Kleinert's Alabama.

            3.1 Organization and Qualification. Scott Mills is a corporation duly organized and validly existing under the laws of the Commonwealth of Pennsylvania. Scott Mills, Inc. of North Carolina, the only subsidiary (wholly-owned or otherwise) of Scott Mills (the "Subsidiary"), is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Each of Scott Mills and its Subsidiary has the power and authority to own, lease and operate its respective properties and carry on its respective business as it is now being conducted, and is duly qualified, licensed and authorized as a foreign corporation to do business, and is in good standing, in each jurisdiction in which the nature or character of its respective business or the ownership or leasing of its respective properties and assets makes such qualification, license and authorization necessary, except where the failure to be so qualified and licensed would not have a material adverse effect on Scott Mills and its Subsidiary taken as a whole. True, correct and complete copies of the Articles of Incorporation and By-laws of Scott Mills and its Subsidiary, as each is amended to date, have been delivered to Kleinert's prior to the date hereof. Other than its Subsidiary, Scott Mills does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.




                                      -A-7-

            3.2 Capitalization.

                (a) The authorized capital stock of Scott Mills consists of 10,000,000 Scott Mills Shares of which, as of the date hereof, there were 3,367,598 Scott Mills Shares issued and outstanding and no Scott Mills Shares held in Scott Mills' treasury. All issued and outstanding Scott Mills Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth on Schedule 3.2 or in the Scott Mills Securities Filings (as defined herein), no equity securities of Scott Mills are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of Scott Mills, and there are no contracts, commitments, understandings or arrangements by which Scott Mills is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

                (b) Except for the securities owned by Scott Mills, there are no other securities of its Subsidiary outstanding and no equity securities of its Subsidiary are or may become required to be issued by reason of any options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of the Subsidiary, and there are no contracts, commitments, understandings or arrangements by which the Subsidiary is bound to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.

            3.3 Authority Relative to Agreement.

                (a) Scott Mills has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Scott Mills and the consummation by Scott Mills of the Merger and the other transactions contemplated hereby have been duly authorized by the Board of Directors of Scott Mills and no other corporate proceedings on the part of Scott Mills is necessary to authorize this Agreement, the Merger or the consummation of the other transactions contemplated hereby, other than the approval of shareholders as contemplated by Section 9.2 hereof. This Agreement has been duly executed and delivered by Scott Mills and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as



                                      -A-8-
enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                (b) None of the execution and delivery of this Agreement by Scott Mills, the consummation of the transactions contemplated hereby or compliance by Scott Mills with any of the provisions hereof will: (i) violate, conflict with or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Scott Mills or its Subsidiary under any of the terms, conditions or provisions of (x) the Articles of Incorporation or By-Laws of Scott Mills or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Scott Mills or its Subsidiary is a party or to which it or any of its respective properties or assets may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Scott Mills or its Subsidiary or any of its respective properties or assets.

                (c) Other than in connection with or in compliance with the provisions of the Pennsylvania Law, the Alabama Law and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), no notice to, filing with, or authorization, consent or approval of, any domestic public body or authority is necessary for the consummation by Scott Mills of the transactions contemplated by this Agreement.

            3.4 Financial Statements. The consolidated balance sheets of Scott Mills at December 2, 1995 and December 3, 1994 and the related consolidated statements of income, changes in equity accounts and cash flows for the years ended December 2, 1995 and December 3, 1994, and all related schedules and notes to the foregoing, set forth in Scott Mills' Annual Report on Form 10-K for the fiscal year ended December 2, 1995 as delivered to Kleinert's (the "Scott Mills 1995 Form 10-K"), were prepared and audited by Ernst & Young LLP, independent certified public accountants, in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and with past practices, and fairly and accurately present the consolidated financial position of Scott Mills as of the dates of such balance sheets and the consolidated results of operations for Scott Mills for the periods reported upon. The unaudited consolidated balance sheet of Scott Mills at March 2,



                                      -A-9-

1996 (the "Scott Mills Warranted Balance Sheet") and the related consolidated statement of income, changes in equity accounts and cash flow for the three months ended March 2, 1996, set forth in Scott Mills' Quarterly Report on Form 10-Q for the fiscal quarter ended March 2, 1996 (the "Scott Mills Form 10-Q") were prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the "SEC") and fairly and accurately present the consolidated financial position of Scott Mills as of the date of such balance sheet and the consolidated results of operations for Scott Mills for the period reported upon subject to normal year-end adjustments.

            3.5 Securities Laws Filings. Scott Mills has filed all forms, reports and documents required to be filed by it with the SEC, and Scott Mills previously has delivered to Kleinert's the Scott Mills 1995 Form 10-K, Scott Mills' Annual Report on Form 10-K for the fiscal year ended December 3, 1994 (the "Scott Mills 1994 Form 10-K") and the Scott Mills Form 10-Q (as each is amended to date, collectively called the "Scott Mills Securities Filings"). As of their respective filing dates with the SEC, the Scott Mills Securities Filings complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No event has occurred since the filing of the Scott Mills Form 10-Q which is required to be disclosed in a report filed by Scott Mills pursuant to Section 13 or 15(d) of the Exchange Act which has not been disclosed.

            3.6 Real Estate. Neither Scott Mills nor its Subsidiary owns any real estate. All of the leasehold estates (the "Leaseholds") to which either Scott Mills or its Subsidiary is a party as tenant are disclosed in the Scott Mills Securities Filings. No party may terminate any Leasehold prior to the end of the then current Leasehold lease except as set forth in the Leasehold leases previously delivered to Kleinert's, and there are no outstanding agreements with any party to acquire the Leasehold premises or any portion thereof or any interest therein.

            3.7 Personal Property. Except as shown on Schedule 3.7: (i) each of Scott Mills and its Subsidiary has good, valid and marketable title to all of its respective personal property, tangible and intangible, free and clear of all liens, mortgages, pledges, security interests, restrictions, prior assignments, encumbrances and claims of every kind; (ii) Scott Mills or its Subsidiary is the owner of all material personal property now located in or upon the Leaseholds and of



                                     -A-10-









all personal property which is used, directly or indirectly, in the operation of its respective business; (iii) all material equipment, furniture and fixtures and other material tangible personal property are in operating condition and repair, normal wear and tear excepted; and (iv) all inventory as reflected on the books of either Scott Mills or its Subsidiary is usable in the ordinary course of business.

            3.8 Insurance. Scott Mills maintains insurance with respect to amounts, coverage, deductibles and premiums as would be maintained by an entity of comparable size and within the same line of business as that of Scott Mills and its Subsidiary. All of the policies are in full force and effect, all premiums payable under such policies have been paid in full and the insured is not in default of any material provision thereof. There is no claim by Scott Mills or its Subsidiary pending under any of such policies as to which coverage has been questioned, denied or disputed by the insurer. Neither Scott Mills nor its Subsidiary has received notice from any issuer of any such policies of its intention to cancel or refusal to renew any policy issued by it or of its intention to renew any such policy based on an increase in premium rates other than in the ordinary course of business. None of such policies is subject to cancellation as a result of the Merger or the other transactions contemplated by this Agreement, including without limitation, the transfers of the policies to the Surviving Corporation in the Merger.

            3.9 Liabilities. At the Effective Date, Scott Mills and its Subsidiary shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, except: (i) as and to the extent reflected on the Scott Mills Warranted Balance Sheet, this Agreement or in any Schedule or Exhibit thereto and (ii) liabilities incurred in the ordinary course of business from and after the date of the Warranted Balance Sheet and fully reflected on the books of Scott Mills.

            3.10 Contracts, Leases, Agreements and Other Commitments. Neither Scott Mills nor its Subsidiary is a party to or bound by any oral, written or implied contracts, agreements, leases, powers of attorney, guaranties, surety arrangements or other commitments, except for the following (which are hereinafter collectively called the "Corporation Agreements"):

                 (a) The leases and agreements described on Schedule 3.11;




                                     -A-11-

                (b) Agreements involving a maximum possible liability or obligation on the part of Scott Mills and its Subsidiary, taken as a whole, of less than Fifty Thousand Dollars ($50,000) each or less than One Hundred Fifty Thousand Dollars ($150,000) in the aggregate;

                (c) Agreements to which Kleinert's or any of its Subsidiaries is also a party; and

                (d) The agreements listed on Schedule 3.10.

                True, correct and complete copies of each Corporation Agreement described and listed under subsections 3.10(a) or 3.10(d) have previously been made available to Kleinert's. All of the Corporation Agreements are valid, binding and enforceable against the respective parties thereto in accordance with their respective terms, subject to bankruptcy, insolvency, moratorium and similar laws and general equitable principles. Scott Mills has performed in all material respects and, to the knowledge of Scott Mills, all other parties to all of the Corporation Agreements have performed in all material respects, all obligations required to be performed to date under such Corporation Agreements, and neither Scott Mills nor, to the knowledge of Scott Mills, any other party is in material default or in arrears under the terms thereof, and no condition exists or event has occurred which, with the giving of notice or lapse of time or both, would constitute a material default thereunder. The consummation of this Agreement and the Merger will not result in an impairment or termination of any of the material rights of Scott Mills or its Subsidiary under any Corporation Agreement. None of the terms or provisions of any Corporation Agreement materially adversely affects the business, prospects, financial condition or results of operations of Scott Mills and its Subsidiary taken as a whole.

            Schedule 3.10 also contains a listing of all outstanding written and oral proposals, bids, offers or guarantees made by Scott Mills or the Subsidiary which, if accepted, would or could impose any material debts, obligations or liabilities upon Scott Mills or the Surviving Corporation.

            3.11 Labor Relations; Employees.

                 (a) Except as set forth on Schedule 3.11, neither Scott Mills nor its Subsidiary is a party to any collective bargaining agreements or other agreements requiring arbitration of employment disputes, or subject to any arbitration awards decided under any such agreements, or oral assurances or modifications, past practices, and/or arrangements made in relation thereto, or to any employment agreements or severance agreements which have not been fully performed.




                                     -A-12-

                (b) There is no union representing or purporting to represent any of the employees of Scott Mills or its Subsidiary, and neither is subject to or currently negotiating any collective bargaining agreements with any union representing or purporting to represent its respective employees.

                (c) (i) There are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the knowledge of Scott Mills, threatened; (ii) neither Scott Mills nor its Subsidiary is (A) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (B) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and (iii) there are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or, to the knowledge of Scott Mills, threatened against Scott Mills or its Subsidiary, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to its employees or employment practices, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of Scott Mills or its Subsidiary to terminate its respective employees, employment discrimination, occupational safety and health, and workers' compensation, which liability in clause (A), delinquency in clause
(B) or Action in clause (C) would have a material adverse effect on the business, prospects, financial condition or results of operation of Scott Mills and its Subsidiary taken as a whole.

                 (d) There are no express or implied agreements, policies, practices, or procedures, whether written or oral, pursuant to which any employee of Scott Mills or the Subsidiary is not terminable at will.

            3.12 Employee Pensions and ERISA. Other than as disclosed in the Scott Mills Securities Filings, neither Scott Mills nor any ERISA Affiliate (as hereinafter defined) maintains, sponsors, contributes to or has any liability under any material agreement, plan or program, whether written or oral, which either constitutes an "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or which provides for stock option, stock appreciation rights or stock purchase benefits, or for any other kind of benefit (whether or not a payroll practice) for employees, former employees, retirees, directors, other service providers or their beneficiaries (individually referred to as an "Employee Benefit Plan" and collectively referred to as "Employee Benefit Plans"). No employee or former employee or any



                                     -A-13-
beneficiary thereof participates in or has any rights to benefits with respect to employment with Scott Mills under any material agreement, plan or program not disclosed in the Scott Mills Securities Filings, other than a multi-employer plan. No person who is not a current or former employee (or a beneficiary thereof) or director of Scott Mills participates in or is entitled to any benefits under any Employee Benefit Plan. For purposes of this Agreement, "ERISA Affiliate" means each person, company and trade or business which together with Scott Mills, respectively, are treated as a single employer under Section 414(b), (c), (m), (n) and (o) of the Internal Revenue of 1986, as amended ("Code").

            Each Employee Benefit Plan has materially complied and currently materially complies in form, operation and administration with all applicable provisions of applicable law, including the Code and ERISA and any contractual obligation. Scott Mills has previously delivered to Kleinert's with respect to each Employee Benefit Plan subject to ERISA true and correct copies of: (i) the annual return/report (Form 5500 Series) with attached schedules and a financial statement for the three most recent fiscal years; (ii) the summary plan descriptions and all material written announcements or disclosures to participants; (iii) the most recent Internal Revenue Service ("IRS") determination letter; and (iv) each written description intended to describe any Employee Benefit Plan.

            Each Employee Benefit Plan intended to be tax qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and each trust created thereunder has been determined to be exempt from tax and, to the knowledge of Scott Mills, nothing has occurred which would cause the loss of such qualification or tax-exempt status.

            With respect to each Employee Benefit Plan that is subject to
Section 412 of the Code or Title IV of ERISA (collectively, "Pension Plan") there has been no failure to make any contribution or pay any amount due as required by Section 412 of the Code, Section 302 of ERISA or the terms of any such Pension Plan, and no request or receipt of any funding waiver has been requested or received from the IRS. The present value of the benefit liabilities (as defined in Section 4001(a)(16) of ERISA) of each Pension Plan that is subject to Title IV of ERISA, as of any determination date, is less than the fair market value of the assets of such Pension Plan, all determined using the actuarial assumptions that would be used by PBGC in the event of a termination of the Pension Plan on such determination date.

            Within the past three (3) years, neither Scott Mills nor any ERISA Affiliate has transferred any assets or liabilities of a Pension Plan subject to
Section 412 of the Code



                                     -A-14-
which had, at the date of such transfer, accrued benefits in excess of the fair market value of its assets as of any determination date, determined using the actuarial assumptions that would be used by PBGC in the event of a termination of the Pension Plan on such determination date or has engaged in a transaction which may reasonably be subject to Section 4212(c) or 4069 of ERISA.

            There has been no reportable event (as defined in Section 4043 of ERISA) within the last three (3) years.

            With respect to the Employee Benefit Plans subject to Title I Part 4 of ERISA or Section 4975 of the Code, neither Scott Mills nor any other person has (i) engaged in a "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA which would subject Kleinert's, Kleinert's Alabama or Scott Mills to liability for a tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA, or (ii) committed a breach of its fiduciary duties (as defined in Section 404 of ERISA) which could subject Kleinert's, Kleinert's Alabama or Scott Mills to any liability.

            No Employee Benefit Plan provides for post-employment medical, health or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Section 4980B of the Code or Sections 601-608 of ERISA or a similar state law, or continued coverage under an insurance policy for a period not to exceed sixty days (60) following termination of employment. Scott Mills and its ERISA Affiliates have complied in all respects with the notice and contribution requirements of Section 4980(B) of the Code and Sections 601-608 of ERISA. Any contribution or payment required to be made by Scott Mills to or on behalf of any Employee Benefit Plan has been made on or before its due date. Adequate accruals for all contributions or payments required to be made by Scott Mills to or on behalf of any Employee Benefit Plan and multi-employer pension plan to which Scott Mills and/or any ERISA Affiliate makes contributions to or has any liabilities with respect thereto ("MEPPA Plan") for all periods ending on or prior to the date hereof have been made on the Warranted Balance Sheet.

            With respect to the Employee Benefit Plans, no actions, suits or claims: (i) with respect to the assets or liabilities thereof (other than routine claims for benefits); (ii) against Scott Mills or an ERISA Affiliate; or
(iii) against any fiduciary with respect to any Employee Benefit Plan are pending or threatened. Neither Scott Mills nor any ERISA Affiliate: (i) has incurred a complete or partial withdrawal, as those terms are defined in Section 4203 or 4205, respectively, of ERISA; (ii) has engaged or intends to engage in a transaction or



                                     -A-15-
course of conduct which could result in liability under Title IV of ERISA to a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA; (iii) has any outstanding liability under Title IV of ERISA, contingent or otherwise; or (iv) will incur any liability with respect to any Employee Benefit Plan or MEPPA Plan solely as a result of undertaking the transactions contemplated by this Agreement.

            Except as set forth on Schedule 3.13, during the last two years there have been no amendments nor establishment of any Employee Benefit Plan, which resulted in a material increase in the accrued or promised benefits of any current or former employee of Scott Mills.

            3.13 Litigation. Except as disclosed in the Scott Mills 1995 Form 10-K, neither Scott Mills nor its Subsidiary is a party to or, to the knowledge of Scott Mills, threatened with any suit, action, arbitration, administrative or other proceeding or governmental investigation which could materially adversely affect the results of operations or financial condition of Scott Mills and its Subsidiary taken as a whole; there are no judgments, decrees, awards or orders outstanding against Scott Mills or its Subsidiary which could materially adversely affect the results of operations or financial condition of Scott Mills and its Subsidiary taken as a whole; and Scott Mills is not contemplating the institution of any suit, action, arbitration, administrative or other proceeding.

            3.14 Compliance With Laws and Regulations. Scott Mills and its Subsidiary are in compliance with their respective charters and by-laws and all material requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over them, the conduct of their respective business, the use of their respective properties and assets, and all premises occupied by them. Without limiting the generality of the foregoing, all material licenses, permits, certificates and authorizations needed or required for the conduct by their respective business as presently conducted and for the use of their respective properties and premises occupied by them have been obtained and will not expire within 90 days from the Effective Time. Scott Mills and its Subsidiary have properly filed all reports and other documents required to be filed with any Federal, state and local government or subdivision or agency thereof, except where the failure to file would have a material adverse effect on the business, prospects, financial condition or results of operations of Scott Mills and the Subsidiary taken as a whole. Neither Scott Mills nor its Subsidiary has received any written notice, not heretofore complied with, from any Federal, state or municipal authority or any insurance or inspection body that any



                                     -A-16-
of its respective properties, facilities, equipment or business procedures or practices fails to comply in any material respect with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public body or authority.

            3.15 Environmental Provisions. Neither Scott Mills nor its Subsidiary has been notified by any governmental authority, agency or third party of any violation by either of any Environmental Statute (as defined below). To the knowledge of Scott Mills, all registrations, licenses or permits of Scott Mills and its Subsidiary are in full force and effect. The term "Environmental Statutes" means all statutes, ordinances, regulations and orders concerning the protection of the environment, including those relating to discharges to the air, soil, surface water or ground water and the treatment, storage, transportation, disposal or remediation of any waste or any Hazardous Substance (as defined below). Hazardous Substance means "hazardous substances, contaminants or pollutants," as defined pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.9601-9657, as amended, "regulated substances" within the meaning of Subtitle I of the Resource Conservation and Recovery Act, 42 U.S.C. ss.6991-6991(i), as amended ("RCRA"), and any substances covered under any state laws dealing with hazardous or toxic materials, substances or wastes or petroleum or petroleum products. To the knowledge of Scott Mills, no Contamination (as defined below) is present at or arising from any Leasehold. "Contamination" means the presence of Hazardous Substances which requires remediation under any Environmental Statute.

            To the knowledge of Scott Mills, the generation, treatment, storage, transportation or disposal of any Hazardous Substances by Scott Mills and its Subsidiary was and is in material compliance with all applicable laws, ordinances and regulations of Federal, state or municipal governments or their agencies applicable at the time of generation. Neither Scott Mills nor the Subsidiary has received from any governmental body, agency or third party any written request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or remediation of any threatened or actual release of Hazardous Substances at or from any property now or previously owned or leased by Scott Mills or the Subsidiary or any facility at which Hazardous Substances were or are treated, stored or disposed by Scott Mills. To the knowledge of Scott Mills, all hazardous waste, as defined in RCRA, 42 U.S.C. ss. 6901 et seq., has been treated, stored, transported and disposed of in material conformity with all requirements applicable to such hazardous waste.




                                     -A-17-

            3.16 Taxes and Other Governmental Charges.

                 (a) For purposes of this Agreement: (i) "Tax" or "Taxes" shall mean any Federal, state, local, foreign or other income, gross receipts, profits, franchise, license, transfer, sales, use, ad valorem, customs, payroll, withholding, employment, occupation, property (real or personal), excise or other taxes, fees, duties, assessments, withholdings or governmental charges of any nature (including interest, penalties or additions to such taxes or charges); (ii) "Pre-Merger Periods" shall mean all tax periods ending on or before the Effective Time and, with respect to any Tax period that includes but does not end on the Effective Time, the portion of such period that ends on and includes the Effective Time; and (iii) "Returns" shall mean all returns, reports, estimates, information returns and statements of any nature regarding Taxes for any Pre-Merger Period required to be filed by Scott Mills or any affiliate and relating to its income, properties or operations.

                 (b) Except as set forth on Schedule 3.16: (i) all Returns have been or will be filed when due in timely fashion; (ii) all Taxes shown on the Returns have been or will be paid when due in timely fashion; (iii) to the extent required by applicable law, the Returns reflected the facts regarding the income, properties, operations and status of any entity required to be shown thereon; (iv) the charges, accruals and reserves for Taxes due, or accrued but not yet due, relating to the income, properties or operations of Scott Mills and its affiliates for each Pre-Merger Period as reflected on the books of Scott Mills (including, without limitation, the Scott Mills Warranted Balance Sheet) are adequate to cover such Taxes; (v) there is no action, suit, proceeding, audit or claim now pending or, to the knowledge of Scott Mills, threatened, regarding any Taxes relating to the income, properties or operations of Scott Mills or any affiliate for any Pre-Merger Period; (vi) there are no agreements for the extension of the time for assessment of any Taxes relating to the income, properties or operations of Scott Mills or any affiliate for any Pre-Merger Period; (vii) all Taxes which Scott Mills and its affiliates are required by law to withhold and collect have been duly withheld and collected, and have been timely paid over to the proper authorities to the extent due and payable; (viii) there are no liens for any Tax on the assets of Scott Mills or any affiliate; and (ix) there are no tax sharing agreements to which Scott Mills or any affiliate is now or ever has been a party.

            3.17 Actions Since Balance Sheet Date. Except as set forth on
Schedule 3.17, since March 2, 1996, Scott Mills has not taken any action or failed to take any action, which, if taken (or if failed to have been taken) after the date hereof, would cause a violation of Section 3 of this Agreement.



                                     -A-18-

            3.18 Absence of Certain Changes or Events. Except as and to the extent set forth in the Scott Mills Securities Filings, as contemplated by this Agreement or on Schedule 3.18, since March 2, 1996, there has not been: (a) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of Scott Mills and its Subsidiary taken as a whole; (b) any entry by Scott Mills or its Subsidiary into any commitment or transaction material to its respective business which is not in the ordinary course of business; (c) any change by Scott Mills in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) any agreement by Scott Mills or its Subsidiary, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 3 untrue or incorrect; (f) any issuance, grant, sale or pledge or agreement to issue, grant, sell or pledge by Scott Mills or its Subsidiary of any shares of its respective capital stock, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of its respective capital stock; or (g) any acquisition of the assets of Scott Mills or its Subsidiary, other than in the ordinary course of business and consistent with past practice.

            3.19 Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits and Schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Scott Mills to Kleinert's in connection with the transactions contemplated hereby contains or will contain any untrue statement of any material fact, or omits or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading.

            4. Representations and Warranties of Kleinert's and Kleinert's Alabama. As a material inducement to Scott Mills to enter into this Agreement and consummate the transactions contemplated hereby, Kleinert's and Kleinert's Alabama, jointly and not severally, make the following representations and warranties to Scott Mills.

            4.1 Organization and Qualification. Kleinert's is a corporation duly organized and validly subsisting under the laws of the Commonwealth of Pennsylvania. Kleinert's has the power to own, lease and operate its properties and carry on its business as now conducted. Kleinert's is duly qualified, licensed and authorized as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature or character of its business or the ownership or leasing of its



                                     -A-19-
properties and assets makes such qualification necessary, except where the failure to be so qualified and licensed would not have a material adverse effect on Kleinert's and its Subsidiaries (as defined herein) taken as a whole. True, correct and complete copies of the Articles of Incorporation and By-laws of Kleinert's, as amended to date, have been previously delivered to Scott Mills.

            4.2 Subsidiaries. The only subsidiaries of Kleinert's are listed in an exhibit to the Kleinert's 1995 Form 10-K (as defined herein) (collectively, the "Subsidiaries"). Except for Kleinert's investments in marketable securities, and except with respect to the Subsidiaries, all of which are directly or indirectly wholly-owned by Kleinert's, Kleinert's does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity. Each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Subsidiaries is duly qualified, licensed and authorized as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature or character of its business or the ownership or leasing of its properties and assets makes such qualification necessary, except where the failure to be so qualified and licensed would not have a material adverse effect on Kleinert's and its Subsidiaries taken as a whole.

            4.3 Capitalization. The authorized capital stock of Kleinert's consists of (i) 10,000,000 Kleinert's Shares of which, as of the date hereof, there were 4,198,398 Kleinert's Shares issued and outstanding and 466,967 Kleinert's Shares held in its treasury and (ii) 2,000,000 shares of Preferred Stock, $1.00 par value, none of which is outstanding. All issued and outstanding Kleinert's Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in Schedule 4.3 or in the Kleinert's Securities Filings (defined below), there are not now and, at the Effective Time, there will not be, any existing options, warrants, calls, subscriptions, convertible securities or other rights or other agreements or commitments of any character whatsoever obligating Kleinert's or Kleinert's Alabama to issue, transfer or sell any shares of capital stock or any securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire any shares of capital stock or other securities of any kind of Kleinert's. Except as set forth on Schedule 4.3, since March 2, 1996, no shares of Kleinert's capital stock have been issued or, in the case of treasury shares, reissued. The Kleinert's Shares to be issued in the Merger as part of the Merger Consideration will be duly authorized and, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.



                                     -A-20-

            4.4 Authority Relative to this Agreement.

                (a) Kleinert's and Kleinert's Alabama have all requisite power and authority to enter into this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement by Kleinert's and Kleinert's Alabama and the consummation by Kleinert's and Kleinert's Alabama of the Merger and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Kleinert's and Kleinert's Alabama, and no other corporate proceedings on the part of Kleinert's and Kleinert's Alabama are necessary to authorize this Agreement, the Merger or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Kleinert's and Kleinert's Alabama and constitutes a valid and binding obligation of each, enforceable against each in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought.

                (b) None of the execution and delivery of this Agreement by Kleinert's and Kleinert's Alabama, the consummation of the transactions contemplated hereby, or compliance by Kleinert's and Kleinert's Alabama with any of the provisions hereof will: (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Kleinert's or its Subsidiaries under, any of the terms, conditions or provisions of (x) the organizational documents of Kleinert's or its Subsidiaries or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Kleinert's or any of its Subsidiaries is a party, or to which any of them, or any of their respective properties or assets, may be subject, or (ii) violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Kleinert's or any of its Subsidiaries or any of their respective properties or assets.

                (c) Other than in connection with or in compliance with the provisions of the Pennsylvania Law, the Alabama Law, the Exchange Act and the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state



                                     -A-21-
securities laws, no notice to, filing with, or authorization, consent or approval of, any domestic public body or authority is necessary for the consummation by Kleinert's or Kleinert's Alabama of the transactions contemplated by this Agreement.

            4.5 Financial Statements. The consolidated balance sheets of Kleinert's at December 2, 1995 and December 3, 1994, and the related consolidated statements of income, changes in equity accounts and cash flows for the years ended December 3, 1995 and December 3, 1994, and all related schedules and notes to the foregoing, set forth in Kleinert's Annual Report on Form 10-K for the fiscal year ended December 2, 1995 as delivered to Scott Mills (the "Kleinert's 1995 Form 10-K"), were prepared and audited by Ernst & Young, LLP, independent certified public accountants, in accordance with generally accepted accounting principles consistently applied throughout the periods reported upon and with past practices, and fairly and accurately present the consolidated financial position of Kleinert's as of the dates of such balance sheets and the results of operations for the respective entities for the periods reported upon. The unaudited consolidated balance sheet of Kleinert's at March 2, 1996 (the "Kleinert's Warranted Balance Sheet"), and the related consolidated statements of operations and cash flows for the three months ended March 2, 1996 set forth in Kleinert's Quarterly Report on Form 10-Q for the fiscal quarter ended March 2, 1996 (the "Kleinert's Form 10-Q") were prepared in accordance with the rules and regulations of the SEC, and fairly and accurately present the consolidated financial position of Kleinert's as of the date of such balance sheet and the consolidated results of operations of Kleinert's for the period reported upon subject to normal year-end adjustments.

            4.6 Securities Laws Filings. Kleinert's has filed all forms, reports and documents required to be filed by it with the SEC, and Kleinert's previously has delivered to Scott Mills the Kleinert's 1995 Form 10-K, Kleinert's Annual Report on Form 10-K for the fiscal year ended December 3, 1994 (the "Kleinert's 1994 Form 10-K"), the Kleinert's Form 10-Q and Kleinert's definitive proxy statement for its 1996 Annual Meeting of Shareholders (as each is amended to date, collectively called the "Kleinert's Securities Filings"). As of their respective filing dates with the SEC, the Kleinert's Securities Filings complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No event has occurred since the filing of the Kleinert's Form 10-Q which is required to be disclosed in a



                                     -A-22-
report filed by Kleinert's pursuant to Section 13 or 15(d) of the Exchange Act which has not been so disclosed.

            4.7 Liabilities. At the Effective Date, Kleinert's and its Subsidiaries shall have no material liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, determined or determinable in amount or otherwise, except: (i) as and to the extent reflected on the Kleinert's Warranted Balance Sheet, this Agreement or in any Schedule or Exhibit thereto; or (ii) liabilities incurred in the ordinary course of business from and after the date of the Kleinert's Warranted Balance Sheet and fully reflected on the books of Kleinert's or its Subsidiaries.

            4.8 Contracts, Leases, Agreements and Other Commitments. Neither Kleinert's nor any of its Subsidiaries has breached, or received in writing any claim or threat that it has breached, any of the material terms or conditions of any material agreement, contract or commitment that is required to be filed as an exhibit to the Kleinert's Securities Filings in such a manner as would permit another party to cancel or terminate the same or would permit any other party to seek material damages from Kleinert's or its Subsidiaries thereunder. Each of the agreements, contracts and commitments referred to in the first sentence of this Section 4.8 is in full force and effect and, except as otherwise disclosed, is not subject to any material default thereunder of which Kleinert's is aware by any party obligated to Kleinert's pursuant thereto.

            4.9 Labor Relations; Employees. Except as set forth on Schedule 4.9:
(a) there are no strikes, slow downs or other work stoppages, grievance proceedings, arbitrations, labor disputes or representation questions pending or, to the knowledge of Kleinert's, threatened; (b) neither Kleinert's nor the Subsidiaries is (i) liable for any arrearages of wages or any taxes or penalties for failure to comply with any of the foregoing or (ii) delinquent in the payment of any severance, salary, bonus, commission or other direct or indirect compensation for services performed by any employee to the date hereof, or any amount required to be reimbursed to any employee or former employee; and (iii) there are no charges, suits, actions, administrative proceedings, investigations and/or claims pending or, to the knowledge of Kleinert's, threatened against Kleinert's or any of its Subsidiaries, before any court, governmental agency, department, board or instrumentality, or before any arbitrator (collectively "Actions"), concerning or in any way relating to its employees or employment practices, including, without limitation, Actions involving unfair labor practices, wrongful discharge and/or any other restrictions on the right of Kleinert's or any of its Subsidiaries to terminate



                                     -A-23-
their respective employees, employment discrimination, occupational safety and health, and workers' compensation.

            4.10 Litigation. Except as disclosed in the Kleinert's 1995 Form 10-K (as defined herein), neither Kleinert's nor any of its Subsidiaries is a party to, or to the knowledge of Kleinert's, threatened with any suit, action, arbitration, administrative or other proceeding or governmental investigation which could materially adversely affect the results of operations or financial condition of Kleinert's and its Subsidiaries taken as a whole; there are no judgments, decrees, awards or orders outstanding against Kleinert's or any of its Subsidiaries which could materially adversely affect the results of operations or financial condition of Kleinert's and its Subsidiaries taken as a whole; and neither Kleinert's nor any of its Subsidiaries is contemplating the institution of any suit, action, arbitration, administrative or other proceeding.

            4.11 Compliance with Laws and Regulations. Kleinert's and its Subsidiaries are in compliance with their respective charters and by-laws and all material requirements of law, Federal, state and local, and all requirements of all governmental bodies or agencies having jurisdiction over them, the conduct of their respective businesses, the use of their respective properties and assets, and all premises occupied by them. Without limiting the generality of the foregoing, all material licenses, permits, certificates and authorizations needed or required for the conduct of their respective businesses as presently conducted and for the use of their respective properties and premises occupied by them have been obtained. Kleinert's and its Subsidiaries have properly filed all reports and other documents required to be filed with any Federal, state and local government or subdivision or agency thereof, except where the failure to file would not have a material adverse effect on the business, prospects, financial condition or results of operation of Kleinert's and its Subsidiaries taken as a whole. Neither Kleinert's nor any of its Subsidiaries has received any notice, not heretofore complied with, from any Federal, state or municipal authority or any insurance or inspection body that any of its respective properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, building or zoning law, or requirement of any public body or authority.

            4.12 Actions Since Balance Sheet Date. Except as set forth on
Schedule 4.12, since March 2, 1996, Kleinert's has not taken any action or failed to take any action, which, if taken (or if failed to have been taken) after the date hereof, would cause a violation of Section 4 of this Agreement.




                                     -A-24-

            4.13 Absence of Certain Changes or Events. Except as and to the extent set forth in the Kleinert's Securities Filings, as contemplated by this Agreement or as set forth on Schedule 4.13, since March 2, 1996 there has not been: (a) any material adverse change in the business, assets, properties, results of operations, financial condition or prospects of Kleinert's and its Subsidiaries taken as a whole; (b) any entry by Kleinert's or any of its Subsidiaries into any commitment or transaction material to the Kleinert's and its Subsidiaries taken as a whole which is not in the ordinary course of business; (c) any change by Kleinert's in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) any agreement by Kleinert's or any of its Subsidiaries, whether in writing or otherwise, to take any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4 untrue or incorrect; (e) any issuance, grant, sale or pledge or agreement to issue, grant, sell or pledge by Kleinert's of any shares of capital stock of Kleinert's, or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, shares of capital stock of Kleinert's; or (f) any acquisition of the assets of Kleinert's or any of its Subsidiaries, other than in the ordinary course of business and consistent with past practice.

            4.14 Statements and Other Documents Not Misleading. Neither this Agreement, including all Exhibits and Schedules and other closing documents, nor any other financial statement, document or other instrument heretofore or hereafter furnished by Kleinert's or Kleinert's Alabama to Scott Mills in connection with the transactions contemplated hereby, when taken together as a whole, contains or will contain any untrue statement of any material fact, or omits or will omit to state any material fact required to be stated in order to make such statement, information, document or other instruments, in light of the circumstances in which they are made, not misleading.

         5. Continuation and Survival of Representation and Warranties.

            5.1 Continuation and Survival of Representations and Warranties. All representations and warranties made in this Agreement shall continue to be true and correct at and as of the Effective Time and at all times between the date of execution of this Agreement and the Effective Time as if made at each such times. All representations and warranties contained herein shall terminate on the Effective Time, and no action on account of any breach thereof may be brought thereafter.




                                     -A-25-

         6. Access to Information; Confidentiality.

            6.1 Access to Information; Confidentiality.

                (a) Each party to this Agreement shall, and shall cause their representatives, officers, directors, employees, auditors and other agents, to afford to the other party to this Agreement and to the officers, employees and agents of such other party, complete and unimpeded access at all reasonable times to, from the date of this Agreement until the Effective Time, their officers, employees, agents, properties, books, records and contracts, and shall furnish such other party all financial, operating and other data and information as such party, through its officers, employees or agents, may request.

                (b) In the event the Merger is not consummated, no party may disclose, use or otherwise employ the confidential information of another party in its business or otherwise unless the party disclosing, using or otherwise employing such information (the "Disclosing Party") can establish either that the information: (i) came into the possession of the Disclosing Party on a nonconfidential basis from a source other than the party asserting the confidentiality of such information or another third party which is not known by the Disclosing Party to be bound by a confidentiality or other obligation of secrecy to the party asserting the confidentiality of the information or (ii) has become generally available to the public other than as a result of a breach by the Disclosing Party of its obligations hereunder. In addition to the foregoing, a Disclosing Party may disclose confidential information of another party if required by law; provided, however, that the Disclosing Party shall (x) give as much notice to the other party as is practicable prior to making such disclosure, (y) cooperate with the other party at the other party's cost and expense to obtain an appropriate protective order or other reliable assurance to prevent or limit the disclosure of the confidential information and (z) disclose only that portion of the confidential information as is necessary to comply with applicable law.

         7. Public Announcements.

            7.1 Public Announcements. Kleinert's and Scott Mills will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law.



                                     -A-26-

         8. Conduct of Business Pending the Merger.

            8.1 Conduct of Business Pending the Merger. Scott Mills covenants and agrees that, from the date of this Agreement until the Effective Time, unless Kleinert's shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

                (a) Each of Scott Mills and its Subsidiary shall not, directly or indirectly, do any of the following: (i) pledge or encumber any assets (including, without limitation, any indebtedness owed to it or any claims held by it) except in the ordinary course of business and in no event with a book or fair market value in each case in excess of $10,000 and, in the aggregate, in excess of $30,000; (ii) dispose of any asset (other than inventory in the ordinary course of business) with a book or fair market value in each case in excess of $10,000 and in the aggregate in excess of $500,000, except for dyehouse assets which are sold at fair market value as determined in good faith by the Board of Directors of Scott Mills; (iii) whether or not in the ordinary course of business, voluntarily permit any assets to become subject to any lien;
(iv) amend or propose to amend its charter or by-laws or similar organizational documents; (v) split, combine or reclassify any shares of capital stock of Scott Mills; (vi) declare, set aside or pay any dividend or distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;
(vii) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any shares of its capital stock; or (viii) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing;

                (b) Except directly in connection with the Merger, neither Scott Mills nor its Subsidiary shall, directly or indirectly: (i) issue, sell, pledge or dispose of, or authorize, propose or agree to the issuance, sale, pledge or disposition of, any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any shares of, its capital stock of any class, or any other securities in respect of, in lieu of, or in substitution for its shares of capital stock outstanding on the date hereof; (ii) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof, or make any investment, whether by purchase of stock or securities, contributions to capital, property transfer, or, except in the ordinary course, purchase of any property or assets of any other individual or entity; (iii) incur any indebtedness for borrowed money or issue any debt securities, except short-term indebtedness incurred in the ordinary course of business and



                                     -A-27-
consistent with past practice and which in the aggregate does not exceed $10,000; (iv) voluntarily incur any other material liability or obligation (absolute, accrued, contingent or otherwise) except in the ordinary course of business and consistent with past practice and which in aggregate does not exceed $10,000; (v) authorize or effect any change in its capitalization or any release or relinquishment of any material contract right; (vi) waive, release, grant or transfer any rights of material value or modify or change in any material respect any agreement or arrangement, other than in the ordinary course of business and consistent with past practice; or (vii) authorize or commit to any of the actions prohibited in this subsection (b), or enter into or modify any contract, agreement, commitment or arrangement to do any of the actions prohibited in this subsection (b);

                (c) Scott Mills shall not adopt or amend any Employee Benefit Plan or increase in any manner the compensation or fringe benefits of any employee of the Business, or pay any benefit not required by any existing plan or arrangement;

                (d) Scott Mills shall not make any material Tax election or settle or compromise any material Federal, state, local or foreign Tax liability; and

                (e) Scott Mills shall: (i) continue to maintain all of its usual business books and records in accordance with past practices and not change its method of accounting; (ii) use its best efforts to keep available the services of its employees and to preserve the existing relationship with its clients, suppliers and others with whom it has dealt in connection with its business;
(iii) keep the premises occupied by it and all of the equipment and other tangible personal property in good order and repair and perform all necessary repairs and maintenance; (iv) comply with and not amend, modify or terminate any Corporation Agreements and comply with all applicable laws, rules and regulations; and (v) maintain in full force and effect all of the insurance policies currently in force regarding its business and make no diminution of any insurance coverage.

         9. Additional Agreements.

            9.1 Proxy Statement/Prospectus; Listing on Nasdaq National Market. As promptly as reasonably practicable after execution of this Agreement, Scott Mills and Kleinert's shall prepare and file with the Commission under the Securities Act and Exchange Act, and shall use their best efforts to have declared effective by the SEC, a Registration Statement on Form S-4 registering the Kleinert's Shares to be issued in the Merger, and in which a proxy statement with respect to the meeting of Scott Mills' shareholders referred to in Section
9.2 hereof shall be



                                     -A-28-
included as the prospectus (the "Proxy Statement/Prospectus"). The Proxy Statement/Prospectus shall comply as to form in all material respects with the rules and regulations of the Commission applicable to a Form S-4 Registration Statement. Each of Kleinert's and Scott Mills agrees that the information provided by each for inclusion in the Proxy Statement/Prospectus shall not, when the Proxy Statement/Prospectus is first mailed to Scott Mills' shareholders and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated in order to make such information, in light of the circumstances in which it is made, not misleading. Each party shall notify the other as promptly as reasonably practicable of the receipt of any comments of the SEC and of any request by the SEC for amendments or supplements to the Proxy Statement/Prospectus, and will supply the other party with copies of all correspondence between such party and/or its representatives, on the one hand, and the SEC or the members of its staff or any other appropriate government official, on the other hand, with respect to the Proxy Statement/Prospectus. Each party shall use its best efforts to obtain and furnish the information required to be included in the Proxy Statement/Prospectus; shall use commercially reasonable efforts to respond promptly to any comments made by the SEC with respect to the Proxy Statement/Prospectus, form of proxy, and any preliminary version thereof, and Scott Mills shall cause the Proxy Statement/Prospectus and related form of proxy to be mailed to its shareholders at the earliest practicable time. The parties agree to correct, as promptly as practicable and, in any event, prior to the date of the meeting of Scott Mills' shareholders referred to in Section 9.2 hereof, any such information provided by them for use in the Proxy Statement/Prospectus which shall have become false or misleading. Kleinert's covenants and agrees that on the Effective Time the Kleinert's Shares to be issued in the Merger shall be subject to an effective registration statement under the Securities Act and applicable Blue Sky laws and shall be listed on the Nasdaq National Market or on such other exchange as the Kleinert's Shares shall generally be listed at the Effective Time.

            9.2 Meeting of Shareholders of Scott Mills. Scott Mills shall take all action necessary, in accordance with the Pennsylvania Law and its Articles of Incorporation and By-Laws, to duly call, give notice of, convene and hold a meeting of its shareholders, as promptly as practicable to consider and vote upon the adoption of this Agreement and the Merger. The Proxy Statement shall contain the determinations and recommendation of the Board of Directors as to the Merger set forth in Section 3.20 hereof.




                                     -A-29-

            9.3 Fees and Expenses.

                (a) Whether or not the Merger is consummated, and except as provided in Section 11.2, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

                (b) Each of Kleinert's and Scott Mills represents, as to itself, its Subsidiaries, affiliates and assigns, that no agent, broker, investment banker, management consultant or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with the transactions contemplated by this Agreement.

            9.4 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including (a) using reasonable efforts to obtain all necessary or advisable waivers, consents and approvals from other parties to loan agreements, leases and other contracts and instruments, (b) using reasonable efforts to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal or state law or regulations, to defend all lawsuits or other legal proceedings challenging this Agreement, the Merger or the consummation of the transactions contemplated hereby or thereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings, if any, and submissions of information requested by governmental authorities, and (c) refraining from taking any action which reasonably could be expected to have a material adverse affect on its business, financial condition, results of operations, prospects, properties or assets.

            9.5 Notification of Certain Matters. Scott Mills shall give prompt written notice to Kleinert's, and Kleinert's shall give prompt written notice to Scott Mills of: (a) the obtaining by it of actual knowledge of any fact; or (b) the occurrence, or failure to occur, of any event (of which such party has actual knowledge) which fact would cause, or which occurrence or failure to occur would be likely to cause, (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (ii) any material failure of Scott Mills or Kleinert's, as the case may be, or



                                     -A-30-
officer, director, employer or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

        10. Conditions of Merger

            10.1 Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the following conditions:

                 (a) This Agreement and the Merger shall have been approved and adopted by the shareholders of Scott Mills as required by the Pennsylvania Law.

                 (b) No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, shall be in effect which would prevent the consummation of the Merger.

             10.2 Additional Conditions to the Obligations of Scott Mills. The obligation of Scott Mills to effect the Merger is also subject to each of the following conditions, any of which may be waived by Scott Mills in its sole discretion:

                 (a) Kleinert's and Kleinert's Alabama shall have performed each covenant, agreement, obligation and condition to be performed by them hereunder on or prior to the Effective Time.

                 (b) The representations and warranties of Kleinert's and Kleinert's Alabama set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case if such representation or warranty shall have been true and correct as of such date.

                 (c) The Registration Statement referred to in Section 9.1 shall have been declared effective by the SEC and shall remain effective at the Effective Time.

                 (d) Scott Mills shall have received evidence, in form and substance reasonably satisfactory to its counsel, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to contracts and leases



                                     -A-31-
associated with Kleinert's business, including, but not limited to the Corporation Agreements, as are necessary in connection with the consummation of the transactions contemplated hereby have been obtained.

                (e) No order of any court or any governmental, regulatory or administrative agency or commission shall be in effect which restrains, prohibits or adversely affects the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding (i) by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interested in Kleinert's (whether through a derivative action or otherwise) against Scott Mills, Kleinert's, Kleinert's Alabama, any of their respective subsidiaries or any of their respective officers, directors or stockholders.

                 The foregoing conditions are for the sole benefit of Scott Mills and may be asserted by Scott Mills in its sole discretion regardless of the circumstances giving rise to any such conditions or may be waived by Scott Mills in whole or in part.

            10.3 Additional Conditions to the Obligations of Kleinert's and Kleinert's Alabama. The obligations of Kleinert's and Kleinert's Alabama to effect the Merger also are subject to each of the following conditions, any of which may be waived by Kleinert's and Kleinert's Alabama in their sole discretion:

                 (a) Scott Mills shall have performed each covenant, agreement, obligation and condition to be performed by it hereunder on or prior to the Effective Time.

                 (b) The representations and warranties of Scott Mills set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representations or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

                 (c) Kleinert's shall have received evidence, in form and substance reasonably satisfactory to its counsel, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to contracts and leases



                                     -A-32-
associated with Scott Mills' business, including, but not limited to the Corporation Agreements, as are necessary in connection with the consummation of the transactions contemplated hereby have been obtained.

                 (d) No order of any court or any governmental, regulatory or administrative agency or commission shall be in effect which restrains, prohibits or adversely affects the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding (i) by or before any court or governmental agency or other regulatory or administrative agency or commission challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions or (ii) by any present or former owner of any capital stock or equity interested in Scott Mills (whether through a derivative action or otherwise) against Scott Mills, Kleinert's, Kleinert's Alabama, any of their respective subsidiaries or any of their respective officers, directors or stockholders.

                 (e) All of the directors of Scott Mills other than Wesley Edwards shall vote the Scott Mills Shares owned by them in favor of the Merger at the meeting of shareholders of Scott Mills.

            The foregoing conditions are for the sole benefit of Kleinert's and may be asserted by Kleinert's in its sole discretion regardless of the circumstances giving rise to any such conditions or may be waived by Kleinert's in whole or in part.

        11. Termination, Amendment and Waiver.

            11.1 Termination. This Agreement may be terminated, and the Merger contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after approval by the shareholders of Scott Mills:

                 (a) By mutual written consent of the Boards of Directors of Kleinert's and Scott Mills; or

                 (b) By either Kleinert's or Scott Mills, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or shall have taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or



                                     -A-33-

                (c) By either Kleinert's or Scott Mills, if the Effective Time shall not have occurred on or before December 10, 1996, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it prior to the Effective Time; or

                (d) By either Scott Mills or Kleinert's, if at the shareholders' meeting referred to in Section 9.2 hereof (including any adjournment thereof), this Agreement and the Merger shall fail to be approved and adopted by the requisite vote of shareholders of Scott Mills; or

                (e) By Kleinert's, if Scott Mills fails to perform in all material respects its obligations under this Agreement or if there has been a material breach of a warranty or a material misrepresentation of Scott Mills given hereunder; or

                (f) By Scott Mills, if Kleinert's or Kleinert's Alabama fails to perform in all material respects their respective obligations under this Agreement or if there has been a material breach of a warranty or a material misrepresentation of Kleinert's or Kleinert's Alabama given hereunder.

                (g) By Kleinert's, if there shall have occurred a material adverse change in the business, assets, properties, results of operations, financial condition or prospects of Scott Mills and its Subsidiary taken as a whole between March 2, 1996 and the date of termination of this Agreement.

                (h) By Scott Mills, if there shall have occurred a material adverse change in the business, assets, properties, results of operations, financial condition or prospects of Kleinert's and its Subsidiaries taken as a whole between March 2, 1996 and the date of termination of this Agreement.

            The aforementioned terminations may occur notwithstanding approval of this Agreement and the Merger by the shareholders of all or any parties hereto.

            11.2 Effect of Termination. In the event of a termination of this Agreement and abandonment of the Merger as provided in Section 11.1, this Agreement shall forthwith become void and there shall be no liability on the part of Kleinert's, Kleinert's Alabama or Scott Mills, or any of their respective officers, directors, employees, agents or shareholders, regardless of whether such termination and abandonment arose out



                                     -A-34-
of a breach of this Agreement by any party or for any other reason.

            12. Indemnification of Directors and Officers.

                (a) The Articles of Incorporation and By-Laws of Kleinert's Alabama shall contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-Laws of Scott Mills on the date of this Agreement (to the extent not inconsistent with the requirements and limitations imposed by the Alabama Law), which provisions shall not be amended, repealed, or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors or officers of Scott Mills in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law.

                (b) From and after the Effective Time, Kleinert's and Kleinert's Alabama (together, the "Indemnitors") shall jointly and severally indemnify, defend and hold harmless the present and former officers and directors of Scott Mills (collectively, the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities or amounts that are paid in settlement or` with the approval of Kleinert's (which approval shall not unreasonably be withheld), or otherwise in connection with any claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on the fact that such person is or was a director, officer, employee or agent of Scott Mills and arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), in each case to the full extent permitted under the Alabama Law (and shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the fullest extent permitted under the Alabama Law, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances in the event that it shall be finally judicially determined that indemnification and the payment of such advances is not permissible under applicable law.

                (c) Without limiting the foregoing, in the event any Claim is brought against any Indemnified Party (whether arising before or after the Effective Time) after the Effective Time: (i) the Indemnified Parties may retain Scott Mills' regularly engaged independent legal counsel, or other independent legal counsel satisfactory to them provided that such other counsel shall be reasonably acceptable to the Indemnitors; (ii) the Indemnitors shall pay all reasonable fees and expenses



                                     -A-35-
of such counsel for the Indemnified Parties promptly as statements therefor are received; and (iii) the Indemnitors will use their reasonable best efforts to assist in the vigorous defense of any such matter, provided that neither Indemnitor shall be liable for any settlement of any Claim effected without its written consent, which consent shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 12, upon learning of any such Claim, shall notify the Kleinert's (although the failure so to notify Kleinert's shall not relieve the Indemnitors from any liability which they may have under this Section 12 except to the extent such failure prejudices an Indemnitor), and shall deliver to each Indemnitor the undertaking contemplated by the Alabama Law. The Indemnified Parties as a group may retain one law firm (in addition to local counsel) to represent them with respect to each such matter unless there is, under applicable standards of professional conduct (as determined by counsel to the Indemnified Parties), a conflict on any significant issue between the positions of any two or more Indemnified Parties in which event, such additional counsel as may be required may be retained by the Indemnified Parties.

                (d) Kleinert's shall use its reasonable best efforts to cause to be maintained in effect for not less than two (2) years after the Effective Time the current policies of directors' and officers' liability insurance maintained by Scott Mills with respect to matters occurring prior to the Effective Time; provided, however, that Kleinert's may substitute therefor policies of substantially similar coverage containing substantially similar terms and conditions to the extent reasonably available and Kleinert's shall not be required to pay an annual premium for such insurance in excess of 200% of the last annual premium paid prior to the date of this Agreement, but in such case shall purchase as much coverage as possible for such amount.

                (e) This Section 12 is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties, their heirs and personal representatives and shall be binding on Kleinert's and the Surviving Corporation and their respective successors and assigns.

            13. Miscellaneous.

                13.1 Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or



                                     -A-36-
privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

                13.2 Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania notwithstanding choice-of-laws provisions to the contrary and without the aid of any canon, custom or rule of law requiring construction against the drafting party.

                13.3 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received only when delivered (personally, by courier service such as Federal Express, or by other messenger) or when deposited in the United States mails, registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below:

                         (i) If to Kleinert's:

                                    120 West Germantown Pike
                                    Suite 100
                                    Plymouth Meeting, PA  19462
                                    Attention:  Chairman

                           with a copy, given in the manner
                           prescribed above, to:

                                    Steven N. Haas, Esquire
                                    Cozen and O'Connor
                                    1900 Market Street
                                    Philadelphia,  PA  19103

                        (ii) If to Scott Mills, Inc.:

                                    120 West Germantown Pike
                                    Suite 100
                                    Plymouth Meeting, PA  19462
                                    Attention:  Chairman




                                     -A-37-
                       with a copy, given in the manner
                       prescribed above, to:

                                Michael M. Sherman, Esquire
                                Wolf, Block Schorr and Solis-Cohen
                                Packard Building
                                SE Corner 15th & Chestnut Sts.
                                Philadelphia,  PA  19102

                  In addition, notice by mail shall be by air mail if posted outside of the continental United States.

                  Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this paragraph for the giving of notice.

                    13.4 Exhibits and Schedules. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

                    13.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any right or remedies of any nature whatsoever under or by reason of this Agreement.

                    13.6 Assignment. This Agreement (including the other documents and instruments referred to herein) may not be assigned, except that Kleinert's Alabama may assign its rights hereunder in whole or in part to Kleinert's or merge with and into Kleinert's, Kleinert's may assign its rights hereunder in whole or in part to Kleinert's Alabama or merge with or into Kleinert's Alabama, Kleinert's Alabama may assign its rights hereunder in whole or in part to a wholly-owned subsidiary of Kleinert's, or Kleinert's may assign its rights hereunder in whole or in part to one or more direct or indirect subsidiaries or affiliates of Kleinert's which, in written instruments reasonably satisfactory to Scott Mills, shall agree to collectively assume all of such party's obligations hereunder and be bound by all of the terms and conditions of this Agreement.

                    13.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.



                                     -A-38-

                    13.8 Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

                    13.9 Entire Agreement; Amendment. This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties named on the first page of this Agreement.

                    13.10 Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

                    13.11 Gender, Etc. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                    13.12 Number of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday on which federal banks are or may elect to be closed, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or such holiday.




                                     -A-39-

                  IN WITNESS WHEREOF, the parties have caused this duly authorized Agreement to be executed and delivered as of the date first above written.

Attest:                                          SCOTT MILLS, INC.


By: /s/ E. Gerald Riesenbach                     By: /s/ Jack Brier
   ---------------------------                       ----------------------
           Secretary                                     Chairman

           (Corporate Seal)


Attest:                                          KLEINERT'S, INC.


By: /s/ E. Gerald Riesenbach                     By: /s/ Joseph J. Connors
    --------------------------                       ------------------------
           Secretary                                 Executive Vice President

           (Corporate Seal)

Attest:                                          KLEINERT'S, INC. OF ALABAMA


By: /s/ E. Gerald Riesenbach                     By: /s/ Jay B. Andrews
    ---------------------------                      -------------------------
           Secretary                                     President

           (Corporate Seal)



                                     -A-40-

                                     ANNEX B

                   STATUTORY PROVISIONS CONCERNING DISSENTERS
                       RIGHTS OF SCOTT MILLS SHAREHOLDERS

                  PENNSYLVANIA BUSINESS CORPORATION LAW OF 1988

                         SUBCHAPTER D. DISSENTERS RIGHTS


(S) 1571. APPLICATION AND EFFECT OF SUBCHAPTER

         A. GENERAL RULE -- Except as otherwise provided in subsection (b), any shareholder of a business corporation shall have the right to dissent from, and to obtain payment of the fair value of his shares in the event of, any corporation action, or to otherwise obtain fair value for his shares, where this part expressly provides that a shareholder shall have the rights and remedies provided in this subchapter. See:

         Section 1906(c) (relating to dissenters rights upon special treatment).

         Section 1930 (relating to dissenters rights).

         Section 1931(d) (relating to dissenters rights in share exchanges).

         Section 1932(c) (relating to dissenters rights in asset transfers).

         Section 1952(d) (relating to dissenters rights in division).

         Section 1962(c) (relating to dissenters rights in conversion).

         Section 2104(b) (relating to procedure).

         Section 2324 (relating to corporation option where a restriction on transfer of a security is held invalid).

         Section 2325(b) (relating to minimum vote requirement).

         Section 2704(c) (relating to dissenters rights upon election).

         Section 2705(d) (relating to dissenters rights upon renewal of election).

         Section 2506(a) (relating to proceedings to terminate breach of qualifying conditions).

        Section 7104(b)(3) (relating to procedure).


         B. EXCEPTIONS --

                  (1) Except as otherwise provided in paragraph (2), the holders of the shares of any class or series of shares that, at the record date fixed to determine the shareholders entitled to notice of and to vote at the meeting at which a plan specified in any section 1930, 1931(d), 1932(c) or 1952(d) is to be voted on, are either:

                           (i) listed on a national securities exchange; or

                           (ii) held of record by more than 2,000 shareholders;
shall not have the right to obtain payment of the fair value of any such shares under these subchapters.

                  (2) Paragraph (1) shall not apply to and dissenters rights shall be available without regard to the exception provided in that paragraph in the case of:

                           (i) Shares converted by a plan if the shares are not
converted solely into shares of the acquiring, surviving, new or other corporation or solely into such shares and money in lieu of fractional shares.

                           (ii) Shares of any preferred or special class unless
the articles, the plan or the terms of the transaction entitle all shareholders of the class to vote thereon and require for the adoption of the plan or the effectuation of the transaction the affirmative vote of a majority of the votes cast by all shareholders of the class.

                           (iii) Shares entitled to dissenters rights under
section 1906(c) (relating to dissenters rights upon special treatment).

                  (3) The shareholders of a corporation that acquires by purchase, lease, exchange or other disposition all or substantially all of the shares, property or assets of another corporation by the issuance of shares, obligations or otherwise, with or without assuming the liabilities of the other corporation and with or without the intervention of another corporation or other person, shall not be entitled to the rights and remedies of dissenting shareholders provided in this subchapter regardless of the fact, if it be the case, that the acquisition was accomplished by the issuance of voting shares of the corporation to be outstanding immediately after the acquisition sufficient to elect a majority or more of the directors of the corporation.


                                     - B-2 -

         C. GRANT OF OPTIONAL DISSENTERS RIGHTS. -- The bylaws or a resolution of the board of directors may direct that all or a part of the shareholders shall have dissenters rights in connection with any corporation action or other transaction that would otherwise not entitle such shareholders to dissenters rights.

         D. NOTICE OF DISSENTERS RIGHTS. -- Unless otherwise provided by statute, if a proposed corporate action that would give rise to dissenters rights under this subpart is submitted to a vote at a meeting of shareholders, there shall be included in or enclosed with the notice of meeting:

                  (1) a statement of the proposed action and a statement that the shareholders have a right to dissent and obtain payment of the fair value of their shares by complying with the terms of this subchapters; and

                  (2) a copy of this subchapter.

         E. OTHER STATUTES. -- The procedures of this subchapter shall also be applicable to any transaction described in any statute other than this part that makes reference to this subchapter for the purpose of granting dissenters rights.

         F. CERTAIN PROVISIONS OF ARTICLES INEFFECTIVE. -- This subchapter may not be relaxed by any provision of the articles.

         G. CROSS REFERENCES. -- See sections 1105 (relating to restriction on equitable relief), 1904 (relating to de facto transaction doctrine abolished) and 2512 (relating to dissenters rights procedure).

(S) 1572. DEFINITIONS

         The following words and phrases when used in this subchapter shall have the meaning given to them in this section unless the context clearly indicates otherwise:

         "CORPORATION." The issuer of the shares held or owned by the dissenter before the corporate action or the successor by merger, consolidation, division, conversion or otherwise of that issuer. A plan of division may designate which of the resulting corporations is the successor corporation for the purpose of this subchapter. The successor corporation in a division shall have sole responsibility for payments to dissenters and other liabilities under this subchapter except as otherwise provided in the plan of division.

         "DISSENTER." A shareholder or beneficial owner who is entitled to and does assert dissenters rights under this


                                     - B-3 -
subchapter and who has performed every act required up to the time involved for the assertion of those rights.

         "FAIR VALUE." The fair value of shares immediately before the effectuation of the corporate action to which the dissenter objects, taking into account all relevant factors, but excluding any appreciation or depreciation in anticipation of the corporation action.

         "INTEREST." Interest from the effective date of the corporation action until the date of payment at such rate as is fair and equitable under all the circumstances, taking into account all relevant factors, including the average rate currently paid by the corporation on its principal bank loans.

(S) 1573.  RECORD AND BENEFICIAL HOLDERS AND OWNERS

         A. RECORD HOLDER OF SHARES. -- A record holder of shares of a business corporation may assert dissenters rights as to fewer than all of the shares registered in his name only if he dissents with respect to all the shares of the same class or series beneficially owned by any one person and discloses the name and address of the person or persons on whose behalf he dissents. In that event, his rights shall be determined as if the shares as to which he has dissented and his other shares were registered in the names of different shareholders.

         B. BENEFICIAL OWNERS OF SHARES. -- A beneficial owner of shares of a business corporation who is not the record holder may assert dissenters rights with respect to shares held on his behalf and shall be treated as a dissenting shareholder under the terms of this subchapter if he submits to the corporation not later than the time of the assertion of dissenters rights a written consent of the record holder. A beneficial owner may not dissent with respect to some but less than all shares of the same class or series owned by the owner, whether or not the shares so owned by him are registered in his name.

(S) 1574.  NOTICE OF INTENTION TO DISSENT

         If the proposed corporation action is submitted to a vote at a meeting of shareholders of a business corporation, any person who wishes to dissent and obtain payment of the fair value of his shares must file with the corporation, prior to the vote, a written notice of intention to demand that he be paid the fair value for his shares if the proposed action is effectuated, must effect no change in the beneficial ownership of his shares from the date of such filing continuously through the effective date of the proposed action and must refrain from voting his shares in approval of such action. A dissenter who fails in any respect shall not acquire any right to payment of the fair value of his


                                    - B-4 -
shares under this subchapter. Neither a proxy nor a vote against the proposed corporation action shall constitute the written notice required by this section.

(S) 1575.  NOTICE TO DEMAND PAYMENT

         A. GENERAL RULE. -- If the proposed corporate action is approved by the required vote at a meeting of shareholders of a business corporation, the corporation shall mail a further notice to all dissenters who gave due notice of intention to demand payment of the fair value of their shares and who refrained from voting in favor of the proposed action. If the proposed corporation action is to be taken without a vote of shareholders, the corporation shall send to all shareholders who are entitled to dissent and demand payment of the fair value of these shares a notice of the adoption of the plan or other corporate action. In either case, the notice shall:

                  (1) State where and when a demand for payment must be sent and certificates for certificated shares must be deposited in order to obtain payment.

                  (2) Inform holders of uncertificated shares to what extent transfer of shares will be restricted from the time that demand for payment is received.

                  (3) Supply a form for demanding payment that includes a request for certification of the date on which the shareholder, or the person on whose behalf the shareholder dissents, acquired beneficial ownership of the shares.

                  (4) Be accompanied by a copy of this subchapter.

         B. TIME FOR RECEIPT OF DEMAND FOR PAYMENT. -- The time set for receipt of the demand and deposit of certified shares shall be not less than 20 days from the mailing of the notice.

(s) 1576.  FAILURE TO COMPLY WITH NOTICE TO DEMAND PAYMENT, ETC.

         A. EFFECT OF FAILURE OF SHAREHOLDER TO ACT. -- A shareholder who fails to timely demand payment, or fails (in the case of certificated shares) to timely deposit certificates, as required by a notice pursuant to section 1575 (relating to notice to demand payment) shall not have any right under this subchapter to receive payment of the fair value of his shares.

         B. RESTRICTION ON UNCERTAIN SHARES. -- If the shares are not represented by certificates, the business corporation may restrict their transfer from the time of receipt of demand for payment until effectuation of the proposed corporate action or

                                     - B-5 -
the release of restrictions under the terms of section 1577(a) (relating to failure to effectuate corporate action).

         C. RIGHTS RETAINED BY SHAREHOLDER. -- The dissenter shall retain all other rights of a shareholder until those rights are modified by effectuation of the proposed corporate action.

(S) 1577.  RELEASE OF RESTRICTIONS OR PAYMENT FOR SHARES.

         A. FAILURE TO EFFECTUATE CORPORATE ACTION. -- Within 60 days after the date set for demanding payment and depositing certificates, if the business corporation has not effectuated the proposed corporate action, it shall return any certificates that have been deposited and release uncertificated shares from any transfer restrictions imposed by reason of the demand for payment.

         B. RENEWAL OF NOTICE TO DEMAND PAYMENT. -- When uncertificated shares have been released from transfer restrictions and deposited certificates have been returned, the corporation may at any later time send a new notice conforming to the requirements of section 1575 (relating to notice to demand payment), with like effect.

         C. PAYMENT OF FAIR VALUE OF SHARES. -- Promptly after effectuation of the proposed corporate action, or upon timely receipt of demand for payment if the corporate action has already been effectuated, the corporation shall either remit to dissenters who have made demand and (if their shares are certificated) have deposited their certificates the amount that the corporation estimates to be the fair value of the shares, or give written notice that no remittance under this section will be made. The remittance or notice shall be accompanied by:

                  (1) The closing balance sheet and statement of income of the issuer of the shares held or owned by the dissenter for a fiscal year ending not more than 16 months before the date of remittance or notice together with the latest available interim financial statements.

                  (2) A statement of the corporation's estimate of the fair value of the shares.

                  (3) A notice of the right of the dissenter to demand payment or supplemental payment, as the case may be, accompanied by a copy of this subchapter.

         D. FAILURE TO MAKE PAYMENT. -- If the corporation does not remit the amount of its estimate of the fair value of the shares as provided in subsection
(c), it shall return any certificates that have been deposited and release uncertificated shares from


                                     - B-6 -
any transfer restrictions imposed by reason of the demand for payment. The corporation may make a notation on any such certificate or on the records of the corporation relating to any such uncertificated shares that such demand has been made. If shares with respect to which notation has been so made shall be transferred, each new certificate issued therefor or the records relating to any transferred uncertificated shares shall bear a similar notation, together with the name of the original dissenting holder or owner of such shares. A transferee of such shares shall not acquire by such transfer any rights in the corporation other than those that the original dissenter had after making demand for payment of their fair value.

(S) 1578.  ESTIMATE BY DISSENTER OF FAIR VALUE OF SHARES

         A. GENERAL RULE. -- If the business corporation gives notice of its estimate of the fair value of the shares, without remitting such amount, or remits payment of its estimate of the fair value of a dissenter's shares as permitted by section 1577(c) (relating to payment of fair value of shares) and the dissenter believes that the amount stated or remitted is less than the fair value of his shares, he may send to the corporation his own estimate of the fair value of the shares, which shall be deemed a demand for payment of the amount or the deficiency.

         B. EFFECT OF FAILURE TO FILE ESTIMATE. -- Where the dissenter does not file his own estimate under subsection (a) within 30 days after the mailing by the corporation of its remittance or notice, the dissenter shall be entitled to no more than the amount stated in the notice or remitted to him by the corporation.

(S) 1579.  VALUATION PROCEEDINGS GENERALLY

         A. GENERAL RULE. -- Within 60 days after the latest of:

                  (1) effectuation of the proposed corporate action;

                  (2) timely receipt of any demands for payment under section 1575 (relating to notice to demand payment); or

                  (3) timely receipt of any estimates pursuant to section 1578 (relating to estimate by dissenter of fair value of shares);

if any demands for payment remain unsettled, the business corporation may file in court an application for relief requesting that the fair value of the shares be determined by the court.

                                    - B-7 -

         B. MANDATORY JOINDER OF DISSENTERS.--All dissenters, wherever residing, whose demands have not been settled shall be made parties to the proceeding as in an action against their shares. A copy of the application shall be served on each such dissenter. If a dissenter is a nonresident, the copy may be served on him in the manner provided or prescribed by or pursuant to 42 Pa. C.S. Ch. 53 (relating to bases of jurisdiction and interstate and international procedure)./1/

         C. JURISDICTION OF THE COURT.--The jurisdiction of the court shall be plenary and exclusive. The court may appoint an appraiser to receive evidence and recommend a decision on the issue of fair value. The appraiser shall have such power and authority as may be specified in the order of appointment or in any amendment thereof.

         D. MEASURE OF RECOVERY.--Each dissenter who is made a party shall be entitled to recover the amount by which the fair value of his shares is found to exceed the amount, if any, previously remitted, plus interest.

         E. EFFECT OF CORPORATION'S FAILURE TO FILE APPLICATION.-- If the corporation fails to file an application as provided in subsection (a), any dissenter who made a demand and who has not already settled his claim against the corporation may do so in the name of the corporation at any time within 30 days after the expiration of the 60-day period. If a dissenter does not file an application within the 30-day period, each dissenter entitled to file an application shall be paid the corporation's estimate of the fair value of the shares and no more, and may bring an action to recover any amount not previously remitted.

(S) 1580.  COSTS AND EXPENSES OF VALUATION PROCEEDINGS

         A. GENERAL RULE.--The costs and expenses of any proceeding under section 1579 (relating to valuation proceedings generally), including the reasonable compensation and expenses of the appraiser appointed by the court, shall be determined by the court and assessed against the business corporation except that any part of the costs and expenses may be apportioned and assessed as the court deems appropriate against all or some of the dissenters who are parties and whose action in demanding supplemental payment under section 1578 (relating to estimate by dissenter of fair value of shares) the court finds to be dilatory, obdurate, arbitrary, vexatious or in bad faith.

         B. ASSESSMENT OF COUNSEL FEES AND EXPERT FEES WHERE LACK OF GOOD FAITH APPEARS.--Fees and expenses of counsel and of experts for the respective parties may be assessed as the court deems appropriate against the corporation and in favor of any or all dissenters if the corporation failed to comply substantially


                                     - B-8 -
with the requirements of this subchapter and may be assessed against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted in bad faith or in a dilatory, obdurate, arbitrary or vexatious manner in respect to the rights provided by this subchapter.

         C. AWARD OF FEES FOR BENEFITS TO OTHER DISSENTERS.--If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and should not be assessed against the corporation, it may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

                                     - B-9 -

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


Item 20. Indemnification of Officers and Directors

     Sections 1741 through 1750 of Subchapter C, Chapter 17, of the Pennsylvania Business Corporation Law of 1988, as amended (the "BCL"), contain provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel, and related matters.

     Under Section 1741, subject to certain limitations, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with an action or proceeding, whether civil, criminal, administrative or investigative (other than derivative actions), to which any of them is a party or is threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 1742 permits indemnification in derivative actions if the appropriate standard of conduct is met, except in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

     Under Section 1743, indemnification is mandatory to the extent that the officer or director has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 1741 or 1742.

     Section 1744 provides that, unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation only as authorized in the specific case upon a determination that the representative met the applicable standard of conduct, and such determination will be made by (i) the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; (ii) if a quorum is not obtainable, or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or (iii) by the shareholders.

     Section 1745 provides that expenses incurred by an officer, director, employee or agent in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that, except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by Subchapter 17C of the BCL shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under Subchapter 17C of the BCL.

         Sections 1748 and 1749 extend the indemnification and advancement of expenses provisions contained in Subchapter 17C of the BCL to successor corporations in fundamental changes and to representatives serving as fiduciaries of employee benefit plans.

         Section 1750 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Subchapter 17C of the BCL shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs and personal representative of such person.

         For information regarding provisions under which a director or officer of the Company may be insured or indemnified in any manner against any liability which he may incur in his capacity as such, reference is made to Article VII of the Company's Bylaws (included as Exhibit 3(b) to this Registration Statement and incorporated by reference herein).

Item 21. Exhibits and Financial Statement Schedules

     (a) Exhibits

 Exhibit
   No.                            Description of Document
   ---                            -----------------------

  2         -- Agreement and Plan of Merger, dated as of June 10, 1996, among
               Kleinert's Inc., Kleinert's, Inc. of Alabama and Scott Mills, Inc. (Filed as Annex A to the Proxy Statement-Prospectus forming a part of this Registration Statement.)

  3(a)      -- Restated Certificate of Incorporation of the Registrant, as
               amended. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995).

  3(b)      -- Bylaws of the Registrant. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995).

  4         -- Specimen certificate representing the Common Stock. (Filed as
               Exhibit 4.4 to the Registration Statement on Form S-1, Registration No. 33-39134, and incorporated herein by this reference.)


  5         -- Opinion of Cozen and O'Connor as to the validity of the securities (previously filed).


  8         -- Opinion of Cozen and O'Connor as to tax matters.

 10(a)      -- Property Lease Agreement dated January 24, 1986 between C/N
               Leedon Limited Partnership II and the Registrant, and as amended. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1988.)

 10(b)      -- License Agreement dated May 12, 1989 between Hygienics,
               Industries, Inc. and Kleinert's Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 3, 1989.)

 10(c)      -- Agreement dated as of September 1, 1990 between the Industrial
               Development Board of the City of Elba, Alabama and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 1990.)

 10(d)      -- Guaranty Agreement dated September 26, 1990 between Brown
               Brothers Harriman and Co. and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 1990.)

 10(e)      -- Guaranty Agreement dated September 26, 1990 between Brown
               Brothers Harriman and Co. and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 1990.)

 10(f)      -- Letter Agreement dated September 26, 1990 between Philadelphia
               National Bank and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 1990.)

 10(g)      -- Agreement dated as of November 9, 1989 between Precision
               Textiles, Inc. and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 1, 1990.)

 10(h)      -- Line of Credit Agreement dated October 18, 1990 between Republic
               National Bank and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an

               Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 1, 1990.)

 10(i)      -- Lease Agreement dated December 31, 1990 between General Electric
               Capital Corporation and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 1, 1990.)

 10(j)      -- Sublease Agreement between Harco Drug, Inc. and Kleinert's, Inc.
               of Alabama dated February 14, 1991. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 1, 1990.)

 10(k)      -- Non-Qualified Stock Option Agreement dated May 7, 1991 between
               Jack Brier and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended August 31, 1991.)*

 10(l)      -- Addendums to Lease Agreement dated December 31, 1990 between
               General Electric Capital Corporation and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1991.)

 10(m)      -- Property Lease Agreement dated February 15, 1992 between Fortex and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1991.)

 10(n)      -- Demand Grid Note dated October 22, 1990 between Republic National
               Bank of New York and Kleinert's, Inc. of Alabama and Guaranty of Kleinert's, Inc. dated October 23, 1990. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1992.)

 10(o)      -- Consent letter dated October 30, 1990 between Philadelphia
               National Bank, incorporated as CoreStates Bank, N.A., Kleinert's, Inc. of Alabama and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1992.)

 10(p)      -- Kleinert's Inc. 1991 Stock Option Plan. (Incorporated by
               reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1992.)*

 10(q)      -- Unsecured Promissory Note dated February 19, 1992 to Brown
               Brothers, Harriman & Co. from Kleinert's, Inc. of Alabama and Surety Agreement dated February 19, 1992 between Brown Brothers, Harriman and Co. and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 1992.)

 10(r)      -- Non-Qualified Stock Option Agreement with Kenneth Brier, a
               Director of the Registrant, dated June 23, 1992. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 28, 1992.)*

 10(s)      -- Intentionally omitted.

 10(t)      -- Line of Credit and Term Loan Agreement dated April 8, 1993 between CoreStates Bank, N.A., Philadelphia National Bank, and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 29, 1993.)

 10(u)      -- Lease Agreement dated May 27, 1993 between Deutsche Credit
               Corporation and Kleinert's, Inc. of Alabama-Scott Mills Division. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 29, 1993.)

 10(v)      -- Lease Agreement dated June 6, 1993 between Meridian Leasing, Inc.
               and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 29, 1993.)

 10(w)      -- Amended and Restated Term Loan Note dated December 10, 1993 between CoreStates Bank, N.A., Philadelphia National Bank and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1993.)

 10(x)      -- Letter Amendment dated February 8, 1994 to the Loan Agreement dated April 8, 1993. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 27, 1993.)

 10(y)      -- Line of credit agreement dated May 16, 1994 between PNC Bank and
               Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended May 28, 1994.)

 10(aa)     -- Operating lease agreement dated May 26, 1994 between Meridian
               Leasing Inc. and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995).

 10(ab)     -- Property Lease Agreement dated November 8, 1994 between Robert
               Clayton Hickman and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)

 10(ac)     -- Second amended and restated term loan note dated November 10,
               1994 between CoreStates Bank, N.A. and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)

 10(ad)     -- Employment agreement dated November 21, 1994 between Jack Brier and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)*

 10(ae)     -- Promissory note agreement dated December 5, 1994 between Scott
               Mills, Inc. and Kleinert's, Inc. of Delaware. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)

 10(af)     -- License agreement extension dated December 22, 1994 between
               Hygienics Industries, Inc. and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)

 10(ag)     -- Letter amendment dated January 7, 1995 to property lease agreement dated February 15, 1992 between Fortex and Kleinert's Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)

 10(ah)     -- Operating lease agreement dated December 30, 1994 between
               Meridian Leasing, Inc. and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)

 10(ai)     -- Sublease agreement dated January 23, 1995 between Scott Mills,
               Inc. of North Carolina and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 3, 1994.)

 10(aj)     -- Lease agreement dated December 5, 1994 between Meridian Leasing
               Inc. and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(ak)     -- Line of Credit Demand Note dated March 1, 1995 between
               Kleinert's, Inc. of Alabama and PNC Bank. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(al)     -- Demand Grid Note dated April 20, 1995 between Republic National
               Bank of New York and Kleinert's, Inc. of Alabama and Guaranty of the Registrant dated April 20, 1995. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(am)     -- License agreement dated June 21, 1995 between Cadtex Corporation and Kleinert's Inc. of New York. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(an)     -- Deferred compensation agreement dated August 15, 1995 between
               Jack Brier and the Registrant (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)*


 10(ao)     -- Rent agreement dated August 22, 1995 between 112 West 34th Street
               Company and Kleinert's, Inc. of New York. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(ap)     -- Guaranty agreement dated November 29, 1995 between Meridian
               Leasing Inc. and Kleinert's, Inc. of New York. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(aq)     -- Lease agreement dated November 29, 1995 between Meridian Leasing
               Inc. and Kleinert's, Inc. of New York. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(ar)     -- Supply agreement dated December 4, 1995 between Dyersburg Fabrics
               Inc. and Kleinert's, Inc. of Alabama. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(as)     -- Lease agreement dated December 15, 1995 between Jeffrey A.
               Lopatin and Kleinert's, Inc. of Florida. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 10(at)     -- Purchase agreement dated December 15, 1996 between Pixie
               Playmates, Inc., Certified Sewing Services, Inc., Certified Apparel Services of Honduras, Inc. C.A. and Kleinert's, Inc. of Florida. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)


 11         -- Statement regarding Computation of Per Share Earnings.
               (Previously filed).

 13         -- Kleinert's Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended March 2, 1996. (Previously filed).



 13(a)      -- Kleinert's, Inc. Quarterly Report on Form 10-Q for the fiscal quarter ended June 1, 1996. (Previously filed)


 21         -- Subsidiaries of the Registrant. (Incorporated by reference to the copy thereof filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 2, 1995.)

 23(a)     -- Consent of Cozen and O'Connor (included in Exhibit 5).


 23(b)      -- Consents of Ernst & Young LLP.


 23(c)      -- Consent of Price Waterhouse LLP.


               (b)      Schedules

                      None.

- ------------------
* Constitutes a compensatory plan or arrangement required to be filed as an exhibit to this Registration Statement.


Item 22. Undertakings

     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES




     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, Commonwealth of Pennsylvania, on August 26, 1996.




                                        KLEINERT'S, INC.


                                        By:  /s/ Jack Brier
                                             ----------------------------------
                                             Jack Brier, Chairman of the Board;
                                             Chief Executive Officer


                                POWER OF ATTORNEY




     Pursuant to the requirements of the Securities Act of 1933, this Amendment No.2 to the Registration Statement has been signed by the following persons in the capacities indicated on August 26, 1996.



           Signature                                   Title
           ---------                                   -----



   /s/     Jack Brier                      Chairman of the Board, Chief
- -----------------------------------        Executive Officer and Director
           Jack Brier                      (Principal Executive Officer)


   /s/     Gerald E. Monigle               Vice President--Finance and Chief
- -----------------------------------        Financial Officer
           Gerald E. Monigle               (Principal Financial and Accounting
                                           Officer)



                 *                         Director
- -----------------------------------
           Jay B. Andrews

                 *                         Director
- -----------------------------------
           Marvin Grossman



                 *                         Director
- -----------------------------------
           Kenneth Brier



                 *                         Director
- -----------------------------------
           William Forman



                 *                         Director
- -----------------------------------
           Nathan Greenberg



                 *                         Director
- -----------------------------------
           E. Gerald Riesenbach

- ------------------------------------
*By Joseph J. Connors, Attorney-in-Fact pursuant to a power of attorney filed as part of the registration statement

/s/ Joseph J. Connors
- ---------------------
Joseph J. Connors, Attorney-in-Fact

                                 EXHIBIT INDEX

         The following is an index to the exhibits filed as part of this Registration Statement which are not incorporated by reference.



Exhibit                                                                   Page
Number                  Exhibit Caption                                  Number
- -------                 ---------------                                  ------

  2                     Agreement and Plan of Merger, dated as
                        of June 10, 1996, among Kleinert's, Inc.,
                        Kleinert's, Inc. of Alabama and Scott
                        Mills, Inc.


  8                     Opinion of Cozen and O'Connor as to tax
                        matters



 23(b)                  Consents of Ernst & Young LLP


 23(c)                  Consent of Price Waterhouse LLP